Exhibit 4.9

No securities regulatory authority has in any way passed upon the merits of the transactions described in this management information circular.

AYR STRATEGIES INC.

NOTICE OF ANNUAL GENERAL and SPECIAL MEETING OF SHAREHOLDERS
scheduled to be held on November 4, 2020

and

MANAGEMENT INFORMATION CIRCULAR

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual general and special meeting of shareholders (the “Meeting”) of Ayr Strategies Inc. (“Ayr”, the “Corporation” or “we”) will be held via live audio webcast on Wednesday, November 4, 2020 at 11:00 a.m. (Eastern time), for the purposes of:

1.	receiving the consolidated financial statements of the Corporation for the fiscal year ended December 31, 2019, together with the auditors’ report thereon;

2.	electing directors for the ensuing year;

3.	appointing auditors for the ensuing year;

4.	considering, and if thought advisable, adopting a special resolution (the full text of which is reproduced as Appendix “A” to the accompanying management information circular dated September 30, 2020 (the “Circular”)) to approve the proposed amendment of the articles of Ayr (the “Amendment Resolution”), the whole as described in the Circular, to, among other things:

•	create and set the terms of two new share classes of Ayr, being the restricted voting shares of Ayr (the “Restricted Voting Shares”) and the limited voting shares of Ayr (the “Limited Voting Shares”), including applying coattail terms to such shares similar to those applicable to the existing Subordinate Voting Shares; and

•	amend the terms of the existing multiple voting shares of Ayr (the “Multiple Voting Shares”) and the existing subordinate voting shares of Ayr (the “Subordinate Voting Shares”, and together with the Multiple Voting Shares, the “Ayr Shares”), including without limitation, by amending the requirements on who may hold Subordinate Voting Shares; and

5.	transacting such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

The Amendment Resolution will be required to be approved by: (i) an ordinary resolution of all holders of the Multiple Voting Shares and the Subordinate Voting Shares (collectively, the “Ayr Shareholders”), voting together as if they were a single class of shares; (ii) a special resolution of all Ayr Shareholders, voting together as if they were a single class; (iii) an ordinary and special resolution of the holders of Subordinate Voting Shares (voting as a separate class); (iv) a special resolution of the holders of Multiple Voting Shares (voting as a separate class), which may be obtained in writing; and (v) an ordinary resolution of the minority holders of Subordinate Voting Shares (i.e., other than those held by holders of Multiple Voting Shares and other persons not permitted to vote thereon under Ontario Securities Commission Rule 56-501 – Restricted Shares).

The Amendment Resolution will, upon adoption (and at anytime thereafter), result in (i) the holders of all Multiple Voting Shares continuing to hold Multiple Voting Shares (subject to their existing conversion rights), (ii) subject to certain exceptions, the holders of all Subordinate Voting Shares held by “Non-U.S. Persons” (as defined in the Circular) continuing to hold Subordinate Voting Shares, (iii) subject to certain exceptions, the holders of all Subordinate Voting Shares if and when held by “U.S. Persons” (as defined in the Circular) being automatically converted on a one-for-one basis into Restricted Voting Shares, and (iv) the holders of Restricted Voting Shares being converted on a one-for-one basis into Limited Voting Shares, as applicable, in order to seek to maintain the Corporation’s “foreign private issuer” status under U.S. securities laws and thereby reduce compliance costs.

This year, out of an abundance of caution, to proactively deal with the unprecedented public health impact of the novel coronavirus disease, also known as COVID-19, and to mitigate risks to the health and safety of our communities, shareholders, employees and other stakeholders, we will hold the Meeting in a virtual only format, which will be conducted via live audio webcast. All shareholders, regardless of their geographic location, will have an equal opportunity to participate in the Meeting and engage with directors and management of Ayr as well as with other shareholders. Shareholders will not be able to virtually attend the Meeting in person. At the Meeting, if you virtually attend, you will have the opportunity to ask questions and vote on a number of important matters. Alternatively, you may vote by proxy (if you are a registered shareholder) or by following the instructions on the voting information form (if you are a beneficial shareholder), in each case, by following the applicable directions.

(ii)

The record date for the determination of registered shareholders of Ayr entitled to receive notice of, and to vote at, the Meeting is the close of business on September 28, 2020 (the “Record Date”). Only shareholders whose names are entered in the Corporation’s register of shareholders as of the close of business on the Record Date will be entitled to receive notice of, and to vote their shares at, the Meeting. Registered shareholders of Ayr and duly appointed proxyholders will be able to virtually attend, participate, vote and ask questions at the Meeting online at web.lumiagm.com/223355962. Beneficial shareholders of Ayr (being shareholders who hold their shares through a securities dealer or broker, bank, trust company or trustee, custodian, nominee or other intermediary), who have not duly appointed themselves as their proxy will be able to virtually attend the Meeting only as guests and to listen to the webcast but not be able to participate, ask questions or vote at the Meeting.

This notice of annual general and special meeting of shareholders is accompanied by the Circular and a form of proxy (for registered shareholders) or a voting instruction form (for beneficial shareholders). As a shareholder of the Corporation, it is very important that you read these documents carefully, as they contain important information and detailed instructions about how to vote your shares and participate in the Meeting.

Dated at New York, New York on September 30, 2020.

By order of the Board of Directors,

Jonathan Sandelman

Chairman, Chief Executive Officer and Corporate Secretary

(iii)

Shareholders may exercise their rights by virtually attending the Meeting online or by completing a form of proxy or voting instruction form. If you are unable to virtually attend the Meeting, please complete, date and sign the enclosed form of proxy or voting instruction form and deal with it as directed. A shareholder who wishes to appoint a person other than the management nominees identified in the form of proxy or voting instruction form (the “Ayr proxyholders”) to represent such shareholder at the Meeting may do so by inserting such person’s name in the blank space provided in the form of proxy or voting instruction form and following the instructions for submitting such form of proxy or voting instruction form. This must be completed prior to registering such proxyholder, which is an additional step to be completed once you have submitted your form of proxy or voting instruction form. If you wish that a person other than the Ayr proxyholders virtually attend and participate in the Meeting as your proxy and vote your shares, including if you are a non-registered shareholder and wish to appoint yourself as your proxy to virtually attend, participate and vote at the Meeting, you MUST register such proxyholder after having submitted your form of proxy or voting instruction form identifying such proxyholder. Failure to register the proxyholder will result in the proxyholder not receiving a Username to participate in the Meeting. Without a Username, proxyholders will not be able to virtually attend, participate or vote at the Meeting. To register a proxyholder, shareholders MUST send an email to ayr@odysseytrust.com and provide Odyssey Trust Company (“Odyssey”), the transfer agent and registrar of the Corporation, with their proxyholder’s contact information, amount of shares appointed, name in which the shares are registered if they are a registered shareholder, or name of broker where the shares are held if a beneficial shareholder, so that Odyssey may provide the proxyholder with a Username via email.

Proxies must be received by Odyssey (Odyssey Trust Company, Attn: Proxy Department, 67 Yonge St, Suite 702, Toronto, Ontario M5E 1J8) no later than 11:00 a.m. (Eastern time) on the second business day preceding the day of the Meeting (being Monday, November 2, 2020) or any adjournment(s) or postponement(s) thereof. Your shares will be voted in accordance with your instructions as indicated on the proxy.

If you are a registered shareholder, contact Odyssey at www.odysseycontact.com for any voting questions you may have.

(iv)

INVITATION TO SHAREHOLDERS

Dear Shareholders:

On behalf of the board of directors and management of the Corporation, we are pleased to invite you to virtually attend the annual general and special meeting of shareholders that will be held this year on Wednesday, November 4, 2020 at 11:00 a.m. (Eastern time), which will be conducted in a virtual only format via live audio webcast at web.lumiagm.com/223355962. Shareholders will not be able to attend the meeting in person. A summary of the information shareholders will need to virtually attend the meeting online is provided below in the section entitled “General Proxy Information”.

This year, out of an abundance of caution, to proactively deal with the unprecedented public health impact of the novel coronavirus disease, also known as COVID-19, and to mitigate risks to the health and safety of our communities, shareholders, employees and other stakeholders, we will hold the annual general and special meeting in a virtual only format, which will be conducted via live audio webcast. All shareholders, regardless of their geographic location, will have an equal opportunity to participate in the meeting and engage with directors and management of the Corporation as well as other shareholders.

The annual general and special meeting is your opportunity to vote on a number of important matters as well as hear first-hand about our performance and strategic plans for the future. The enclosed management information circular describes the business to be conducted at the meeting and should be read in conjunction with the Corporation’s Form 51-102F6V – Statement of Executive Compensation for the financial year ended December 31, 2019, which can be found on SEDAR at www.sedar.com under the Corporation’s profile and which provides information on the Corporation’s executive compensation. Registered shareholders and duly appointed proxyholders will be able to virtually attend, participate, vote and ask questions at the meeting online at web.lumiagm.com/223355962. Non-registered shareholders who have not duly appointed themselves as their proxy will be able to virtually attend the Meeting only as guests and to listen to the webcast but not be able to participate, ask questions or vote at the Meeting.

Your participation in the meeting is important to us and we value your input as shareholders. You can vote by virtually attending the meeting online and voting, or alternatively via the Internet or by completing and returning the enclosed form of proxy or voting instruction form.

We look forward to welcoming you at the meeting and thank you for your continued support.

Sincerely,

Jonathan Sandelman
President, Chief Executive Officer and Chairman of the Board of Directors

(v)

FREQUENTLY ASKED QUESTIONS

The following questions and answers about the Meeting, including voting thereat and participating therein, as applicable, are designed to help you understand such matters in more detail. All capitalized terms not otherwise defined have the meanings ascribed to them in the Circular.

About the Meeting

Why did I receive this package of information?

The matters described in the Circular are subject to, among other things, obtaining Ayr Shareholder approval, as further described below. As an Ayr Shareholder as of the close of business on September 28, 2020, you are entitled to receive notice of and vote at the Meeting.

What is this document?

This document is a management information circular (the “Circular”) furnished to Ayr Shareholders in connection with the solicitation of proxies by and on behalf of the management of Ayr for use at the Meeting or at any adjournment(s) or postponement(s) thereof. References in this Circular to the Meeting include any adjournment(s) or postponement(s) thereof that may occur.

Who is soliciting my proxy?

Your proxy is being solicited by and on behalf of Ayr’s management for use at the Meeting or any adjournment(s) or postponement(s) thereof. While it is expected that the solicitation will be primarily by mail, proxies may be solicited personally or by telephone by the regular employees of Ayr at nominal cost. All costs of solicitation by management will be borne by Ayr, other than the cost of solicitation of the Objecting Beneficial Holders. See the sections entitled “Solicitation of Proxies” and “Advice to Beneficial Shareholders”.

See “How do I appoint a third party as proxy?” for instructions on how to appoint a proxy.

When and where is the Meeting?

The Meeting is scheduled to be held virtually will be held via live audio webcast on Wednesday, November 4, 2020 at 11:00 a.m. (Eastern time).

Who is entitled to vote at the Meeting and how will votes be counted?

All Ayr Shareholders as of the close of business on September 28, 2020 (the “Record Date”) are entitled to vote on the items of business for the Meeting, including the Amendment Resolution.

Odyssey, the Corporation’s transfer agent and registrar, will count the votes.

What if I acquired ownership of Ayr Shares after September 28, 2020, 2020?

Only registered Ayr Shareholders as of the close of business on the Record Date are entitled to receive notice of, virtually attend, participate and vote at the Meeting online at web.lumiagm.com/223355962. Beneficial shareholders of Ayr (meaning that your Ayr Shares are held beneficially on your behalf, or for your account, by a broker, investment dealer, bank, trust company or other intermediary), who have not duly appointed themselves as their proxy will be able to virtually attend the Meeting only as guests and to listen to the webcast but not be able to participate, ask questions or vote at the Meeting.

(vi)

When is voting recommended?

In order to ensure that your proxy is received in time for the Meeting, to be held on Wednesday, November 4, 2020, we recommend that you vote as soon as possible.

What am I being asked to vote on?

You are being asked to vote on the election of directors, the appointment of auditors and the Amendment Resolution to approve the proposed amendments to the Corporation’s articles, to, among other things, (i) create and set the terms of two new share classes of Ayr, being the Restricted Voting Shares and the Limited Voting Shares, including applying coattail terms to such shares similar to those applicable to the existing Subordinate Voting Shares; and (ii) amend the terms of the existing Multiple Voting Shares and the existing Subordinate Voting Shares, including by amending the requirements on who may hold Subordinate Voting Shares (collectively, the “Amendment”). See the section entitled “Description of Share Capital” for more information.

Does the board of directors of Ayr (the “Board”) support the Amendment Resolution?

Yes. After careful consideration and in order to seek to maintain Ayr’s foreign private issuer (FPI) status and reduce compliance costs, the Board has unanimously concluded that the Amendment Resolution is in the best interests of the Corporation. Accordingly, the Board has unanimously approved the Amendment and unanimously recommends that Ayr Shareholders vote FOR the Amendment Resolution.

What is the quorum for the Meeting?

For all purposes contemplated by this Circular, the quorum for the transaction of business at the Meeting shall be at least two registered or beneficial Ayr Shareholders holding or representing by proxy at least 25% of the issued and outstanding AYR Shares entitled to be voted at the Meeting.

How many Ayr Shares are entitled to vote?

The authorized capital of the Corporation consists of an unlimited number of Multiple Voting Shares and Subordinate Voting Shares. Each holder of Multiple Voting Shares is entitled to 25 votes per share, and each holder of Subordinate Voting Shares is entitled to one vote per share, in each case registered in his, her or its name at the close of business on the Record Date. At the close of business on the Record Date, there were 3,696,486 Multiple Voting Shares outstanding and 17,324,089 Subordinate Voting Shares outstanding.

What if amendments are made to these matters or other business is brought before the Meeting?

The accompanying form of proxy or voting instruction form confers discretionary authority on the persons named therein as proxies with respect to any amendments or variations to the matters identified in each of the Notice of Meeting contained in this Circular, or other matters that may properly come before the Meeting, and the named proxies in your properly executed proxy or voting instruction form will vote on such matters in accordance with their judgment. At the date of this Circular, management of Ayr is not aware of any such amendments, variations or other matters which are to be presented for action at the Meeting.

How do I vote at the Meeting?

Registered shareholders may vote at the Meeting by completing a ballot online during the Meeting, as further described below. See “How do I virtually attend and participate at the Meeting?”.

Beneficial shareholders who have not duly appointed themselves as proxyholder will be able to virtually attend the Meeting only as guests and to listen to the webcast but not be able to participate, ask questions or vote at the Meeting. This is because the Corporation and its transfer agent do not have a record of the beneficial shareholders of the Corporation, and, as a result, will have no knowledge of your shareholdings or entitlement to vote, unless you appoint yourself as proxyholder. If you are a beneficial shareholder and wish to vote at the Meeting, you have to appoint yourself as proxyholder, by inserting your own name in the space provided on the voting instruction form sent to you and must follow all of the applicable instructions provided by your intermediary. See “How do I appoint a third party as proxy” and “How do I virtually attend and participate at the Meeting?”.

(vii)

How do I appoint a third party as proxy?

The following applies to Ayr Shareholders who wish to appoint a person (a “third party proxyholder”) other than the management nominees set forth in the form of proxy or voting instruction form as proxyholder, including beneficial shareholders who wish to appoint themselves as proxyholder to participate or vote at the Meeting.

Ayr Shareholders who wish to appoint a third party proxyholder to vote at the Meeting as their proxy and vote their Ayr Shares MUST submit their proxy or voting instruction form (as applicable) appointing such third party proxyholder AND register the third party proxyholder, as described below. Registering your proxyholder is an additional step to be completed AFTER you have submitted your proxy or voting instruction form. Failure to register the proxyholder will result in the proxyholder not receiving a Username to virtually attend, participate or vote at the Meeting.

•	Step 1: Submit your proxy or voting instruction form: To appoint a third party proxyholder, insert such person’s name in the blank space provided in the form of proxy or voting instruction form and follow the instructions for submitting such form of proxy or voting instruction form. This must be completed prior to registering such proxyholder, which is an additional step to be completed once you have submitted your form of proxy or voting instruction form.

•	Step 2: Register your proxyholder: To register a proxyholder, shareholders MUST send an email to ayr@odysseytrust.com by 11:00 a.m. (Eastern time) on Monday, November 2, 2020, and provide Odyssey with the required proxyholder contact information, amount of shares appointed, name in which the shares are registered if they are a registered shareholder, or name of broker where the shares are held if a beneficial shareholder, so that Odyssey may provide the proxyholder with a Username via email. Without a Username, proxyholders will not be able to virtually attend, participate or vote at the Meeting.

If you are a beneficial shareholder and wish to virtually participate or vote at the Meeting, you have to insert your own name in the space provided on the voting instruction form sent to you by your intermediary, follow all of the applicable instructions provided by your intermediary AND register yourself as your proxyholder, as described above. By doing so, you are instructing your intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your intermediary. Please also see further instructions below under the heading “How do I virtually attend and participate at the Meeting?”.

Am I entitled to dissent rights?

No, Ayr Shareholders are not entitled to exercise dissent rights in respect of any of the items of business at the Meeting, including the Amendment Resolution. See the heading entitled “Dissent Rights”.

How do I virtually attend and participate at the Meeting?

The Corporation is holding the Meeting in a virtual only format, which will be conducted via live audio webcast. Ayr Shareholders will not be able to attend the Meeting in person. In order to participate or vote at the Meeting (including for voting and asking questions at the Meeting), shareholders must have a valid Username. Registered shareholders and duly appointed proxyholders will be able to virtually attend, participate and vote at the Meeting online at web.lumiagm.com/223355962. Such persons may then enter the Meeting by clicking “I have a login” and entering a Username and Password before the start of the Meeting.

•	Registered shareholders: The 12-digit control number located on the form of proxy is the Username. The Password to the Meeting is “ayr2020” (case sensitive). If, as a registered shareholder, you are using your control number to login to the Meeting and have previously voted, you do not need to vote again when the polls are opened. Should you choose to vote at the meeting, you will be revoking any and all previously submitted votes.

(viii)

•	Duly appointed proxyholders: Odyssey will provide the proxyholder with a Username by e-mail after the voting deadline has passed. The Password to the Meeting is “ayr2020” (case sensitive). Only registered shareholders and duly appointed proxyholders will be entitled to participate and vote at the Meeting. Beneficial shareholders who have not duly appointed themselves as proxyholder will be able to virtually attend the Meeting only as guests and to listen to the webcast but not be able to participate, ask questions or vote at the Meeting. Ayr Shareholders who wish to appoint a third party proxyholder to represent them at the Meeting (including beneficial shareholders who wish to appoint themselves as proxyholder to participate or vote at the Meeting) MUST submit their duly completed proxy or voting instruction form AND register the proxyholder. See “How do I appoint a third party as proxy?”.

Shareholders will be allowed to log in as early as 30 minutes before the start time on November 4, 2020. The virtual Meeting platform is supported across internet browsers (e.g Edge, Firefox, Chrome, and Safari) and devices (e.g., desktops, laptops, tablets, and cell phones). If you intend to join the live audio webcast, you should ensure that you have a strong WiFi or Internet connection from wherever you intend to join and participate in the virtual Meeting. We encourage you to access the virtual Meeting before it begins, and you should give yourself plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Meeting.

How do I ask questions prior to or at the Meeting?

If you want to ask questions during the Meeting, log into the virtual meeting platform at web.lumiagm.com/223355962, click on the double chat bubble icon, type your question into the chat field, and click the send arrow button.

Questions pertinent to Meeting matters will be answered during the Meeting, subject to time constraints of two-minute limits per question and two questions per shareholder. Questions that are unrelated to the proposals under discussion, use blatantly offensive language or are regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, will not be answered by the Chair or management.

What do I do as a U.S. Beneficial Shareholder?

If you are a beneficial shareholder located in the United States and wish to participate or vote at the Meeting or, if permitted, appoint a third party as your proxyholder, in addition to the steps described above under “How do I virtually attend and participate at the Meeting?”, you must obtain a valid legal proxy from your intermediary. Follow the instructions from your intermediary included with the legal proxy form and the voting information form sent to you or contact your intermediary to request a legal proxy form or a legal proxy if you have not received one. After obtaining a valid legal proxy from your intermediary, you must then submit such legal proxy to Odyssey. Requests for registration from beneficial shareholders located in the United States that wish to participate or vote at the Meeting or, if permitted, appoint a third party as their proxyholder must be sent by e-mail to ayr@odysseytrust.com and received by no later than 11:00 a.m. (Eastern time) on the second business day preceding the day of the Meeting (being Monday, November 2, 2020) or any adjournment(s) or postponement(s) thereof.

About the Amendment

Why is the Corporation proposing the Amendment?

The Corporation is proposing this expanded share structure and the introduction of Restricted Voting Shares and Limited Voting Shares in order to seek to maintain its foreign private issuer (FPI) status and reduce compliance costs. This is somewhat similar to other Canadian-listed issuers which have adopted variable voting share structures for airline and telecommunications regulatory purposes.

(ix)

I am a holder of Subordinate Voting Shares. What will happen to my shares?

The Amendment Resolution will, upon adoption (and at anytime thereafter), result in (i) the holders of all Multiple Voting Shares continuing to hold Multiple Voting Shares (subject to their existing conversion rights), (ii) subject to certain exceptions, the holders of all Subordinate Voting Shares held by “Non-U.S. Persons” (as defined in the Circular) continuing to hold Subordinate Voting Shares, (iii) subject to certain exceptions, the holders of all Subordinate Voting Shares if and when held by “U.S. Persons” (as defined in the Circular) being automatically converted on a one-for-one basis into Restricted Voting Shares, and (iv) the holders of Restricted Voting Shares being converted on a one-for-one basis into Limited Voting Shares, as applicable, in order to seek to maintain the Corporation’s foreign private issuer status under U.S. securities laws and thereby reduce compliance costs.

About Approval of the Amendment

What approvals are required for the Amendment to become effective?

Adoption of the Amendment will be subject to, among other things, the receipt of (A) the requisite shareholder vote, as herein described, (B) the approval of the Canadian Securities Exchange, and (C) the approval of the Ontario Securities Commission (failing which, the Restricted Voting Shares will be known as “Class A Restricted Voting Shares” and the Limited Voting Shares will be known as “Class B Restricted Voting Shares”). In particular, the Amendment Resolution will be required to be approved by: (i) an ordinary resolution of all Ayr Shareholders, voting together as if they were a single class of shares; (ii) a special resolution of all Ayr Shareholders, voting together as if they were a single class; (iii) an ordinary and special resolution of the holders of Subordinate Voting Shares (voting as a separate class); (iv) a special resolution of the holders of Multiple Voting Shares (voting as a separate class), which may be obtained in writing; and (v) an ordinary resolution of the minority holders of Subordinate Voting Shares (i.e., other than those held by holders of Multiple Voting Shares and other persons not permitted to vote thereon under Ontario Securities Commission Rule 56-501 – Restricted Shares).

Tax Consequences to Ayr Shareholders

What are the tax consequences of the Amendment to Ayr Shareholders?

This Circular contains a summary of the principal Canadian federal income tax considerations relevant to Ayr Shareholders. Please see the discussions under the heading “Certain Federal Income Tax Considerations - Certain Canadian Federal Income Tax Considerations”. This summary is of a general nature only and is not, and is not intended to be, nor should it be construed to be, legal or tax advice or representations to any particular Ayr Shareholder. This summary is not exhaustive of all income tax considerations. Accordingly, Ayr Shareholders are urged to consult their own legal and tax advisors with respect to the tax consequences to them having regard to their particular circumstances, including the application and effect of the income and other tax laws of any country, state, province or other jurisdiction that may be applicable to the Ayr Shareholder, including those in the United States.

Who to Call with Questions

Who can I contact if I have questions?

If you have any questions or require any assistance in executing your proxy or voting instruction form, please call Odyssey, Ayr’s transfer agent, at 1-587-885-0960, or your tax, financial, legal or other professional advisors.

(x)

TABLE OF CONTENTS

About the Meeting	vi

FORWARD-LOOKING STATEMENTS	1

SUMMARY	4

GENERAL PROXY INFORMATION	6

Solicitation of Proxies	6
Appointment of Proxies	7
Voting of Proxies	9
Virtual Attendance and Participation in the Meeting	10

BUSINESS OF THE MEETING	12
1. PRESENTATION OF FINANCIAL STATEMENTS	12
2. ELECTION OF DIRECTORS	12
3. APPOINTMENT OF AUDITORS	20
4. AMENDMENT TO ARTICLES	21

DISSENT RIGHTS	31

OTHER BUSINESS	31

COMPENSATION DISCUSSION AND ANALYSIS	31

STATEMENT OF CORPORATE GOVERNANCE PRACTICES	31

Board	32
Directorships	32
Orientation and Continuing Education	32
Ethical Business Conduct	32
Assessments	35

NORMAL COURSE ISSUER BID	35

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS	35

OTHER INFORMATION	40

ADDENDA

APPENDIX “A”	AMENDMENT RESOLUTION
APPENDIX “B”	PROPOSED AMENDED ARTICLES
APPENDIX “C”	AUDIT COMMITTEE CHARTER

(xi)

MANAGEMENT INFORMATION CIRCULAR

(All dollar amounts herein are in United States dollars, unless indicated otherwise)

INTRODUCTION

This management information circular (the “Circular”) is furnished in connection with the solicitation by management of Ayr Strategies Inc. (“Ayr”, the “Corporation” or “we”) of proxies for use at the annual general and special meeting of shareholders of the Corporation to be held on November 4, 2020 at 11:00 a.m. (Eastern time), or any postponement(s) or adjournment(s) thereof (the “Meeting”), for the purposes set forth in the accompanying notice of the annual general and special meeting of shareholders (the “Notice of Meeting”).

Unless otherwise noted, references to “Ayr” and the “Corporation” refer to Ayr Strategies Inc. and its direct and indirect subsidiaries, predecessors and other entities controlled by them. Unless otherwise indicated, all references to “$” or “dollars” in this Circular refer to U.S. dollars. Certain totals, subtotals and percentages throughout this Circular may not reconcile due to rounding. Where applicable, references herein to the “Board” may also refer to the executive committee of the Corporation (the “Executive Committee”), as several of the Board’s functions are delegated to the Executive Committee. This Circular is dated September 30, 2020, and all information, unless indicated otherwise, is as at that date.

Due to the COVID-19 pandemic, the Meeting will be held as a completely virtual meeting conducted via live audio webcast. Shareholders will not be able to attend the Meeting in person. A summary of the information shareholders will need to virtually attend the Meeting online is provided below.

Ayr derives a substantial portion of its revenues from the cannabis industry in certain states of the United States, which industry is illegal under United States federal law. Ayr is directly involved (through its licensed subsidiaries) in the cannabis industry in the United States where local state laws permit such activities. Currently, its subsidiaries and managed entities are directly engaged in the manufacture, possession, use, sale or distribution of cannabis and/or holds licenses in the adult-use and/or medicinal cannabis marketplace in the States of Nevada and Massachusetts.

FORWARD-LOOKING STATEMENTS

This Circular and the documents incorporated by reference herein contain certain “forward-looking statements” and “forward-looking information” within the meaning of applicable securities laws, including Canadian securities laws and United States securities laws (collectively, “forward-looking statements”). All information, other than statements of historical facts, included in this Circular and the documents incorporated by reference herein, including estimates, plans, expectations, opinions, forecasts, projections, targets and guidance, constitutes forward-looking information. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, or include words such as “pro forma”, “expects”, “anticipates”, “plans”, “believes”, “estimates”, “intends”, “targets”, “projects”, “forecasts”, “seeks”, “likely” or negative versions thereof and other similar expressions, or future or conditional verbs such as “may”, “will”, “should”, “would” and “could”.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of material factors, many of which are beyond the parties’ control, could affect operations, business, financial condition, performance and results of the parties that may be expressed or implied by such forward-looking statements and could cause actual results to differ materially from current expectations of estimated or anticipated events or results. These factors include, but are not limited to, the following:

•	the extent of the impact of COVID-19, including government and/or regulatory responses to the outbreak;

•	the business and future activities of, and developments related to, the Corporation after the date hereof, including such things as future business strategy, financial and operating performance, results and terms of strategic initiatives, strategic agreements and supply agreements, competitive strengths, goals, expansion and growth of the Corporation’s business, and anticipated profitability including new revenue streams;

•	the completion and integration of contemplated acquisitions by the Corporation or other possible acquisitions or dispositions (directly or indirectly) of businesses or assets which may or may not be material and/or investment opportunities;

•	the application for additional licenses and the grant of licenses and other regulatory approvals that have been applied for;

•	the renewal of licenses held by the Corporation;

•	the potential time frame for the implementation of legislation to legalize and regulate medical or recreational cannabis (and the consumer products derived from each of the foregoing) in the United States, if any, and the potential form any such legislation and regulations may take;

•	the number of users of cannabis or the size of the regulated cannabis market in the United States;

•	the market for the Corporation’s current and proposed products and services, as well as the Corporation’s ability to capture market share;

•	the benefits and applications of the Corporation’s products and services and expected sales thereof;

•	development of affiliated brands, product diversification and future corporate development;

•	anticipated investment in and results of research and development;

•	inventory and production capacity, including discussions of plans or potential for expansion of capacity at existing or new facilities;

•	future expenditures, strategic investments and capital activities;

•	the competitive landscape in which the Corporation operates and the Corporation’s market expertise;

•	the Corporation’s ability to secure further equity or debt financing;

•	consistent or increasing pricing of various cannabis products;

•	the level of demand for cannabis products, including the Corporation’s products and third-party products sold by the Corporation;

•	the Corporation’s ability to mitigate risks relating to the cannabis industry, the larger economy, breaches of and unauthorized access to the Corporation’s systems and related cybersecurity risks, money laundering, costly litigation, and health pandemics;

•	the rollout of new dispensaries, including as to the number of planned dispensaries to be opened in the future and the timing and location in respect of the same, and related forecasts;

•	other events or conditions that may occur in the future; and

•	management’s success in anticipating and managing the foregoing factors, as well as the risks described in the Corporation’s annual information form for the financial year ended December 31, 2019 and dated as at June 30, 2020.

No assurance can be given that these expectations will prove to be correct and such forward-looking information included in this Circular should not be unduly relied upon, and the Corporation does not undertake any obligation to revise or update any forward-looking information or statements other than as required by applicable law. In making these statements, in addition to those described above and elsewhere herein, the parties have made assumptions with respect to, without limitation, receipt of requisite regulatory approvals on a timely basis, receipt and/or maintenance of required licenses and third-party consents in a timely manner, successful integration of the Corporation’s and its subsidiaries’ operations, and no unplanned materially adverse changes to its facilities, assets, customer base and the economic conditions affecting the Corporation’s current and proposed operations. These assumptions, although considered reasonable by the Corporation at the time of preparation, may prove to be incorrect. In addition, the Corporation has assumed that there will be no material adverse change to the current regulatory landscape affecting the cannabis industry and has also assumed that the Corporation will remain compliant in the future with all state and local laws, regulations and rules imposed upon it by law. The Corporation’s forward-looking information is expressly qualified in its entirety by this cautionary statement.

Definition and Reconciliation of Non-IFRS Measures

The Corporation reports certain non-IFRS measures that are used to evaluate the performance of its businesses and the performance of their respective segments, as well as to manage their capital structures. As non-IFRS measures generally do not have a standardized meaning, they may not be comparable to similar measures presented by other issuers. Securities regulations require such measures to be clearly defined and reconciled with their most directly comparable International Financial Reporting Standards (“IFRS”) measure.

The Corporation references non-IFRS measures including cannabis industry metrics in certain of its publicly filed documents, including the 2019 Financial Statements (as defined in this Circular). Non-IFRS measures are not recognized measures under IFRS and do not have a standardized meaning prescribed by IFRS and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, these are provided as additional information to complement those IFRS measures by providing further understanding of the results of the operations of the Corporation from management’s perspective. Accordingly, these measures should not be considered in isolation, nor as a substitute for analysis of the Corporation’s financial information reported under IFRS. Non-IFRS measures used to analyze the performance of the Corporation’s businesses include “Adjusted EBITDA”.

The Corporation believes that these non-IFRS financial measures provide meaningful supplemental information regarding the Corporation’s performances and may be useful to investors because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. These financial measures are intended to provide investors with supplemental measures of the Corporation’s operating performances and thus highlight trends in the Corporation’s core businesses that may not otherwise be apparent when solely relying on the IFRS measures.

SUMMARY

The following is a summary of certain information contained in this Circular. This summary is not intended to be complete and is qualified in its entirety by the more detailed information and financial statements, including the notes thereto contained elsewhere in this Circular and the attached Appendices all of which are important and should be reviewed carefully. All dollar amounts refer to U.S. dollars unless indicated otherwise.

Date, Time and Place of the Meeting

The Meeting is scheduled to be held virtually via live audio webcast on Wednesday, November 4, 2020 at 11:00 a.m. (Eastern time). Only Ayr Shareholders of record at 5:00 pm (Eastern time) on September 28, 2020 will be entitled to receive notice of and vote at the Meeting, or any adjournment(s) or postponement(s) thereof.

Business of the Meeting

The Meeting will be held for the purposes of:

1.	receiving the consolidated financial statements of the Corporation for the fiscal year ended December 31, 2019, together with the auditors’ report thereon;

2.	electing directors for the ensuing year;

3.	appointing auditors for the ensuing year;

4.	considering, and if thought advisable, adopting a special resolution (the full text of which is reproduced as Appendix “A” to the accompanying management information circular dated September 30, 2020 (the “Circular”)) to approve the proposed amendment of the articles of Ayr (the “Amendment Resolution”), the whole as described in the Circular, to, among other things:

•	create and set the terms of two new share classes of Ayr, being the restricted voting shares of Ayr (the “Restricted Voting Shares”) and the limited voting shares of Ayr (the “Limited Voting Shares”); and

•	amend the terms of the existing multiple voting shares of Ayr (the “Multiple Voting Shares”) and the existing subordinate voting shares of Ayr (the “Subordinate Voting Shares”, and together with the Multiple Voting Shares, the “Ayr Shares”), including without limitation, by amending the requirements on who may hold Subordinate Voting Shares; and

5.	transacting such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

The Amendment Resolution will be required to be approved by: (i) an ordinary resolution of all holders of the Multiple Voting Shares and the Subordinate Voting Shares (collectively, the “Ayr Shareholders”), voting together as if they were a single class of shares; (ii) a special resolution of all Ayr Shareholders, voting together as if they were a single class; (iii) an ordinary and special resolution of the holders of Subordinate Voting Shares (voting as a separate class); (iv) a special resolution of the holders of Multiple Voting Shares (voting as a separate class), which may be obtained in writing; and (v) an ordinary resolution of the minority holders of Subordinate Voting Shares (i.e., other than those held by holders of Multiple Voting Shares and other persons not permitted to vote thereon under Ontario Securities Commission Rule 56-501 – Restricted Shares).

See “Business of the Meeting – Amendment to Articles”.

Recommendation of the Board

The Board has unanimously determined that the Amendment is in the best interests of the Corporation. Accordingly, the Board has unanimously approved the Amendment and unanimously recommends that the Ayr Shareholders vote FOR the Amendment Resolution.

Dissent Rights

Ayr Shareholders do not have dissent rights under the Corporations Act (British Columbia) (“BCBCA”) in respect of the Amendment Resolution. See “Dissent Rights”.

Certain Canadian Federal Income Tax Considerations

The amendments to the terms of the Multiple Voting Shares and Subordinate Voting Shares will not, in and of themselves, result in a Holder (as defined in the Circular) realizing a capital gain or loss. Upon the adoption of the Amendment Resolution (the “Adoption”), all of the Subordinate Voting Shares held by U.S. Persons (subject to certain exceptions) will be automatically converted to Restricted Voting Shares. Upon such conversion, a Holder of such Subordinate Voting Shares will be deemed under the Income Tax Act (Canada) (the “Tax Act”) to have (i) disposed of its Subordinate Voting Shares for proceeds of disposition equal to the adjusted cost base of such shares immediately before the Adoption and (ii) acquired the Restricted Voting Shares at a cost equal to the adjusted cost base to such Holder of its Subordinate Voting Shares immediately before the Adoption. Accordingly, Holders will not realize a gain or loss on the conversion under the Tax Act. The conversion of shares of a class of Equity Shares into shares of a different class of Equity Shares (other than the conversion of Subordinate Voting Shares to Restricted Voting Shares upon the Adoption, as discussed above) will be deemed not to constitute a disposition of property for purposes of the Tax Act and, accordingly, will not give rise to a capital gain or capital loss. For more information, see “Certain Canadian Federal Income Tax Considerations”.

Other Tax Considerations

This Circular does not address any tax considerations of the Amendment other than Canadian federal income tax considerations, nor does it address the particular circumstances of any shareholder. Ayr Shareholders who are resident in jurisdictions other than Canada, including those in the United States, should consult their tax advisors with respect to the tax implications of the Amendment, including any associated filing requirements, in such jurisdictions and with respect to the tax implications in such jurisdictions of owning Ayr Shares after the Amendment. Ayr Shareholders should also consult their own tax advisors regarding Canadian federal, provincial or territorial, and United States federal, state and local tax considerations of the Amendment or of holding Ayr Shares.

GENERAL PROXY INFORMATION

Virtual Only Meeting

This year, out of an abundance of caution, to proactively deal with the unprecedented public health impact of the novel coronavirus disease, also known as COVID-19, and to mitigate risks to the health and safety of our communities, shareholders, employees and other stakeholders, we will hold our Meeting in a virtual only format, which will be conducted via live audio webcast. All shareholders, regardless of their geographic location, will have an equal opportunity to participate in the Meeting and engage with directors and management of the Corporation as well as with other shareholders.

Solicitation of Proxies

This Circular is sent in connection with the solicitation by the management of the Corporation of proxies to be used at the annual general and special meeting of shareholders of the Corporation to be held on Wednesday, November 4, 2020 (the “Meeting”), from 11:00 a.m. (Eastern time), in a virtual only format which will be conducted via live audio webcast at web.lumiagm.com/223355962, and for the purposes set forth in the Notice of Annual Meeting of Shareholders (the “Notice of Meeting”), and at any adjournment(s) or postponement(s) thereof. The solicitation is being made primarily by mail, but proxies may also be solicited by telephone, facsimile or other personal contact by officers or other employees of the Corporation. The cost of the solicitation will be borne by the Corporation other than the cost of solicitation of the Objecting Beneficial Shareholders (as defined herein). See the section entitled “Advice to Beneficial Shareholders” below.

A form of proxy is a document that authorizes someone to virtually attend the Meeting and cast your vote(s) for you. If you are a registered Ayr Shareholder, the Corporation has included a form of proxy with this Circular. It should be used to appoint a proxyholder. The contents and the sending of this Circular have been approved by the Board.

The Corporation does not intend to pay for intermediaries to forward to Objecting Beneficial Shareholders under National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”) the proxy-related materials and Form 54-101F7 - Request for Voting Instructions Made by Intermediary, so in the case of an Objecting Beneficial Shareholder, the Objecting Beneficial Shareholder will not receive the materials unless the Objecting Beneficial Shareholder’s intermediary assumes the cost of delivery.

Voting Shares and Principal Ayr Shareholders

The authorized capital of the Corporation consists of an unlimited number of Subordinate Voting Shares and Multiple Voting Shares, all without par or nominal value. As of September 30, 2020, there were 3,696,486 Multiple Voting Shares and 17,366,629 Subordinate Voting Shares issued and outstanding. Each Multiple Voting Share entitles its holder to 25 votes (subject in the case of Mercer, to the terms of the Voting Agreement (as defined herein)) and each Subordinate Voting Share entitles its holder to one vote with respect to the matters voted at the Meeting. As of September 30, 2020, there were 16,018,858 Warrants (each exercisable on a one-for-one basis into Subordinate Voting Shares) and 151,655 Rights (each convertible on a one-for-one-tenth basis into Subordinate Voting Shares) issued and outstanding.

Holders of Multiple Voting Shares and Subordinate Voting Shares whose names are registered on the respective lists of shareholders of the Corporation as at the close of business (Toronto time) on the Record Date will be entitled to exercise the voting rights attached to the Multiple Voting Shares and Subordinate Voting Shares, respectively, in respect of which they are so registered at the Meeting, or any adjournment(s) or postponement(s) thereof, if virtually present or represented by proxy thereat. As of September 28, 2020, there were an aggregate of 17,324,089 votes attached to the Subordinate Voting Shares and 92,412,150 votes attached to the Multiple Voting Shares entitled to be voted at the Meeting or any adjournment(s) or postponement(s) thereof.

At the Meeting, Ayr Shareholders will be asked to consider, and if deemed advisable, approve the Amendment Resolution and the other matters of business outlined in the Notice of Meeting. The Amendment Resolution will be required to be approved by: (i) an ordinary resolution of all Ayr Shareholders, voting together as if they were a single class of shares; (ii) a special resolution of all Ayr Shareholders, voting together as if they were a single class; (iii) an ordinary and special resolution of the holders of Subordinate Voting Shares (voting as a separate class); (iv) a special resolution of the holders of Multiple Voting Shares (voting as a separate class), which may be obtained in writing; and (v) an ordinary resolution of the minority holders of Subordinate Voting Shares (i.e., other than those held by holders of Multiple Voting Shares and other persons not permitted to vote thereon under Ontario Securities Commission Rule 56-501 – Restricted Shares, to the best knowledge of the Corporation, being an aggregate of 208,631 Subordinate Voting Shares).

To the knowledge of the directors and officers of the Corporation, other than as set forth below, no person owns beneficially, directly or indirectly, or exercises control or direction over, voting securities carrying 10% or more of the voting rights attached to any class of voting securities of the Corporation, as at September 30, 2020 (unless otherwise as of a date specified below).

Name of Shareholder	Number and Type of Shares	Percentage of Class of Outstanding Shares	Percentage of All Outstanding Shares
Mercer Park CB, L.P.(1)	3,677,626 Multiple Voting Shares	Approximately 99.49% of all issued and outstanding Multiple Voting Shares	Approximately 17.46% of all issued and outstanding Ayr Shares
Scoggin Management LP, Scoggin International Fund Ltd., CJS Partners LP, Carolyn Partners LP, Craig Effron, Curtis Schenker and Dev Chodry, acting jointly and in concert	2,318,440 Subordinate Voting Shares(2)	Approximately 13.35% of all issued and outstanding Subordinate Voting Shares	Approximately 11.01% of all issued and outstanding Ayr Shares

(1)	Mercer Park CB, L.P. (“Mercer”), Ayr’s former sponsor, is an affiliate of the Corporation. Jonathan Sandelman beneficially owns such securities of Ayr, as Mercer is a limited partnership of which Mercer Park CB GP, LLC is the general partner, and which is indirectly controlled by Mr. Sandelman. Mercer may be considered a control person pursuant to applicable Canadian securities laws.

(2)	Also own 1,428,800 Warrants of Ayr.

Participation in the Meeting

Registered shareholders and duly appointed proxyholders who participate in the Meeting online will be able to listen to the Meeting, ask questions and vote, all in real time, provided they are connected to the Internet and comply with all of the requirements set out in the sections below entitled “Voting of Proxies”, “Virtual attendance and Participation in the Meeting” and “Asking Questions”. Beneficial shareholders who have not duly appointed themselves as their proxy will be able to virtually attend the Meeting only as guests and to listen to the webcast but not be able to participate, ask questions or vote at the Meeting.

Appointment of Proxies

The persons named as proxyholders in the enclosed form of proxy are directors and officers of the Corporation (the “Ayr proxyholders”). Each shareholder has the right to appoint a person other than the Ayr proxyholders to represent such shareholder at the Meeting (including beneficial shareholders who wish to appoint themselves as proxyholder to participate or vote at the Meeting). In order to appoint such other person (a “third party proxyholder”), the Ayr Shareholder must submit his, her or its proxy or voting instruction form (as applicable) appointing such third party proxyholder and register the third party proxyholder, as described below. Registering your proxyholder is an additional step to be completed after you have submitted your proxy or voting instruction form.

Failure to register the proxyholder will result in the proxyholder not receiving a Username to virtually attend, participate or vote at the Meeting.

•	Step 1: Submit your proxy or voting instruction form:

To appoint a third party proxyholder, insert such person’s name in the blank space provided in the form of proxy or voting instruction form and follow the instructions for submitting such form of proxy or voting instruction form. This must be completed prior to registering such proxyholder, which is an additional step to be completed once you have submitted your form of proxy or voting instruction form.

If you are a beneficial shareholder and wish to virtually participate or vote at the Meeting, you have to insert your own name in the space provided on the voting instruction form sent to you by your intermediary, follow all of the applicable instructions provided by your intermediary and register yourself as your proxyholder, as described below. By doing so, you are instructing your intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your intermediary.

If you are a beneficial shareholder located in the United States and wish to participate or vote at the Meeting or, if permitted, appoint a third party as your proxyholder, in addition to the steps described below under the section entitled “Virtual Attendance and Participation in the Meeting”, you must obtain a valid legal proxy from your intermediary. Follow the instructions from your intermediary included with the legal proxy form and the voting information form sent to you or contact your intermediary to request a legal proxy form or a legal proxy if you have not received one. After obtaining a valid legal proxy from your intermediary, you must then submit such legal proxy to Odyssey Trust Company (“Odyssey”), Ayr’s transfer agent and registrar. Requests for registration from beneficial shareholders located in the United States that wish to participate or vote at the Meeting or, if permitted, appoint a third party as their proxyholder must be sent by e-mail to ayr@odysseytrust.com and received by no later than 11:00 a.m. (Eastern time) on the second business day preceding the day of the Meeting (being Monday, November 2, 2020) or any adjournment(s) or postponement(s) thereof.

A proxy will not be valid unless the completed form of proxy is received by Odyssey (Odyssey Trust Company, Attn: Proxy Department, 67 Yonge St, Suite 702, Toronto, Ontario M5E 1J8) not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting or any adjournment(s) or postponement(s) thereof. Proxies delivered after that time will not be accepted. The deadline for deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion, without notice.

•	Step 2: Register your proxyholder:

To register a proxyholder, shareholders must send an email to ayr@odysseytrust.com by 11:00 a.m. (Eastern time) on Monday, November 2, 2020, and provide Odyssey with the required proxyholder contact information, amount of shares appointed, name in which the shares are registered if they are a registered shareholder, or name of broker where the shares are held if a beneficial shareholder, so that Odyssey may provide the proxyholder with a Username via email. Without a Username, proxyholders will not be able to virtually attend, participate or vote at the Meeting.

Exercise of Discretion by Proxies

The persons named in the enclosed form of proxy will, on any ballot that may be called for, vote (or withhold from voting) the Ayr Shares in respect of which they are appointed as proxies in accordance with the instructions of the Ayr Shareholders appointing them. If an Ayr Shareholder specifies a choice with respect to any matter to be acted upon, the Ayr Shares will be voted accordingly. If no instructions are given as to how to vote on a particular issue to be decided at the Meeting, or if both choices have been specified by the Ayr Shareholder, the Ayr Shares will be voted FOR the election of the nominees of the Board as directors, FOR the appointment of MNP LLP as auditors and FOR the Amendment Resolution (as set out in Appendix “A”).

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting, and with respect to other business which may properly come before the Meeting or any adjournment(s) or postponement(s) thereof. If any such amendment or other business properly comes before the Meeting, or any postponement(s) or adjournment(s) thereof, the persons named in the enclosed form of proxy will vote in accordance with their best judgment on such matters or business. As of the date hereof, management of the Corporation knows of no such amendment, variation or other business to come before the Meeting.

Voting of Proxies

Ayr Shareholders may vote by proxy before the Meeting or vote at the Meeting, as described below:

1.	Voting by proxy before the Meeting

You may vote before the Meeting by completing your form of proxy or voting instruction form in accordance with the instructions provided therein. Beneficial shareholders should also carefully follow all instructions provided by their intermediaries to ensure that their Ayr Shares are voted at the Meeting. Voting by proxy is the easiest way to vote. It means you are giving someone else the authority to virtually attend the Meeting and vote on your behalf.

The Ayr proxyholders named in the enclosed form of proxy will vote (or withhold from voting) the Ayr Shares in respect of which they are appointed as proxies in accordance with your instructions, including on any ballot that may be called. If there are changes to the items of business or new items properly come before the Meeting, or any adjournment(s) or postponement(s) thereof, a proxyholder can vote as he or she sees fit.

You can appoint someone else to be your proxy. This person does not need to be an Ayr Shareholder. See the section above entitled “Appointment of Proxies”.

There are two ways for registered shareholders to vote by proxy before the Meeting:

(a)	Internet voting - You may vote by logging on to the website indicated on the form of proxy (https://odysseytrust.com/login/ and clicking VOTE). Please follow the website prompts that allow you to vote your Multiple Voting Shares and Subordinate Voting Shares, as applicable, and confirm that your instructions have been properly recorded.

(b)	Return your form of proxy by mail - You may vote by completing, signing and returning the form of proxy in the postage-paid envelope provided.

Proxies, whether submitted through the Internet or by mail as described above, must be received by Odyssey (Odyssey Trust Company, Attn: Proxy Department, 67 Yonge St, Suite 702, Toronto, Ontario M5E 1J8) no later than 11:00 a.m. (Eastern time) on the second business day preceding the day of the Meeting (being Monday, November 2, 2020) or any adjournment(s) thereof or postponement(s). Your Ayr Shares will be voted in accordance with your instructions as indicated on the proxy. The deadline for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion, without notice.

2.	Voting at the Meeting

Registered Ay Shareholders may vote at the Meeting by completing a ballot online during the Meeting, as further described below. See the section entitled “Virtual Attendance and Participation in the Meeting”.

Beneficial shareholders who have not duly appointed themselves as their proxy will be able to virtually attend the Meeting only as guests and to listen to the webcast but not be able to participate, ask questions or vote at the Meeting. This is because the Corporation and Odyssey, our transfer agent, do not have a record of the beneficial shareholders of the Corporation, and, as a result, will have no knowledge of your shareholdings or entitlement to vote unless you appoint yourself as your proxy. If you are a beneficial shareholder and wish to vote at the Meeting, you have to appoint yourself as your proxy, by inserting your own name in the space provided on the voting instruction form sent to you and you must follow all of the applicable instructions, including the deadline, provided by your intermediary. See the sections entitled “Appointment of Proxies” and “Virtual Attendance and Participation in the Meeting”.

Virtual Attendance and Participation in the Meeting

The Corporation is holding the Meeting in a virtual only format, which will be conducted via live audio webcast. Ayr Shareholders will not be able to virtually attend the Meeting in person. Virtually attending the Meeting online enables registered Ayr Shareholders and duly appointed proxyholders, including beneficial shareholders who have duly appointed themselves as their proxy, to participate in the Meeting and ask questions, all in real time. Registered Ayr Shareholders and duly appointed proxyholders can vote at the appropriate times during the Meeting.

In order to participate or vote at the Meeting (including for voting and asking questions at the Meeting), Ayr Shareholders must have a valid Username. Registered Ayr Shareholders and duly appointed proxyholders will be able to virtually attend, participate and vote at the Meeting online at web.lumiagm.com/223355962. Such persons may then enter the Meeting by clicking “I have a login” and entering a Username and Password before the start of the Meeting.

•	Registered shareholders: The 12-digit control number located on the form of proxy is the Username. The Password to the Meeting is “ayr2020” (case sensitive). If, as a registered shareholder, you are using your control number to login to the Meeting and you have previously voted prior to voting cutoff, you do not need to vote again at the meeting. Should you wish to vote at the meeting, you will be revoking any and all previously submitted proxies for the Meeting.

•	Duly appointed proxyholders: Odyssey will provide the proxyholder with a Username by e-mail after the voting deadline has passed. The Password to the Meeting is “ayr2020” (case sensitive). Only registered shareholders and duly appointed proxyholders will be entitled to participate and vote at the Meeting. Beneficial shareholders who have not duly appointed themselves as proxyholder will be able to virtually attend the Meeting only as guests and to listen to the webcast but not be able to participate, ask questions or vote at the Meeting. Ayr Shareholders who wish to appoint a third party proxyholder to represent them at the Meeting (including beneficial shareholders who wish to appoint themselves as proxyholder to participate or vote at the Meeting) MUST submit their duly completed proxy or voting instruction form AND register the proxyholder. See “How do I appoint a third party as proxy?”.

Shareholders will be allowed to log in as early as 30 minutes before the start time on November 4, 2020. The virtual Meeting platform is supported across internet browsers (e.g Edge, Firefox, Chrome, and Safari) and devices (e.g., desktops, laptops, tablets, and cell phones). If you intend to join the live audio webcast, you should ensure that you have a strong WiFi or Internet connection from wherever you intend to join and participate in the virtual Meeting. We encourage you to access the virtual Meeting before it begins, and you should give yourself plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Meeting.

Asking Questions

If you want to ask questions during the Meeting, log into the virtual meeting platform at web.lumiagm.com/223355962, click on the double chat bubble icon, type your question into the chat field, and click the send arrow button.

Questions pertinent to Meeting matters will be answered during the Meeting, subject to time constraints of two-minute limits per question and two questions per shareholder. Questions that are unrelated to the proposals under discussion, use blatantly offensive language or are regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, will not be answered by the Chair or management.

Advice to Beneficial Shareholders

You are a registered shareholder if your Subordinate Voting Shares are registered directly in your name with the Corporation’s transfer agent. You may hold your Subordinate Voting Shares in the form of a physical share certificate or through the direct registration system (DRS) on the records of the Corporation’s transfer agent in electronic form. You are a beneficial shareholder if the Subordinate Voting Shares you beneficially own are registered either: (i) in the name of an intermediary that you deal with in respect of your Subordinate Voting Shares, such as securities dealers or brokers, banks, trust companies and trustees or administrators of self-administered RRSPs, TFSAs, RRIFs, RESPs and similar plans, or (ii) in the name of a clearing agency of which the intermediary is a participant. In accordance with NI 54-101, the Corporation has distributed copies of the Notice of Meeting, this Circular and the form of proxy to the clearing agencies and intermediaries for onward distribution to beneficial shareholders. Intermediaries are required to forward such notices to beneficial shareholders, and often use a service company (such as Broadridge in Canada) for this purpose.

Only registered shareholders or the persons they appoint as their proxies are permitted to vote at the Meeting. If you receive more than one Notice of Meeting, form of proxy or voting instruction form, it means that you have multiple accounts with brokers or other nominees or with the Corporation’s transfer agent, as applicable, through which you hold Subordinate Voting Shares. The voting process is different for registered shareholders and beneficial shareholders. Every intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by beneficial shareholders in order to ensure that their Subordinate Voting Shares are voted at the Meeting. Please follow the instructions carefully and vote or provide voting instructions for all of the Subordinate Voting Shares you own. In all cases, beneficial shareholders should carefully follow the instructions of their intermediary, including those regarding when, where and by what means the voting instruction form or proxy form must be delivered.

Applicable regulatory policy requires intermediaries to seek voting instructions from beneficial shareholders in advance of meetings unless the beneficial shareholders have waived the right to receive Meeting materials. Management of the Corporation does not intend to pay for an Intermediary to deliver the Meeting Materials to beneficial shareholders who have objected to their Intermediary disclosing ownership information about them to the Corporation (“Objecting Beneficial Shareholders”). Objecting Beneficial Shareholders will not receive the Meeting Materials unless the Objecting Beneficial Shareholder’s intermediary assumes the costs of delivery.

Revocation of Proxies

If you are a registered shareholder, you may revoke your proxy by delivering an instrument in writing executed by the shareholder (or by his or her attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation) to the offices of Odyssey at (Odyssey Trust Company, Attn: Proxy Department, 67 Yonge St, Suite 702, Toronto, Ontario M5E 1J8) at any time up to and including the last business day preceding the day of the Meeting (or, if adjourned or postponed, any reconvening thereof), or in any other manner provided by law. Your new instructions will revoke your earlier instructions.

If, as a registered shareholder, you are using your Username to log in to the Meeting, you will be provided the opportunity to vote by online ballot at the appropriate time on the matters put forth at the Meeting. If you have already voted by proxy and you vote again during the online ballot during the Meeting, your online vote during the Meeting will revoke your previously submitted proxy.  If you have already voted by proxy and do not wish to revoke your previously submitted proxy, do not vote again during the online ballot.

If you are a beneficial shareholder and wish to revoke previously provided voting instructions, you should carefully follow the instructions provided by your intermediary. Intermediaries may set deadlines for the receipt of revocation notices that are farther in advance of the Meeting than those set out above and, accordingly, any such revocation should be completed well in advance of the deadline prescribed in the proxy card or voting instruction form to ensure it is given effect at the Meeting.

Voting Deadline

If voting by proxy, your proxy must be received by the transfer agent (Odyssey Trust Company, Attn: Proxy Department, 67 Yonge St, Suite 702, Toronto, Ontario M5E 1J8) no later than 11:00 a.m. (Eastern time) on the second business day preceding the day of the Meeting (being Monday, November 2, 2020) or any adjournment(s) or postponement(s) thereof. The deadline for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion, without notice.

The Corporation reminds Ayr Shareholders that only the most recently dated voting instructions will be counted and any prior dated instructions will be disregarded.

Voting Questions

Registered shareholders may contact Odyssey, the transfer agent, at www.odysseycontact.com or 1-587-885-0960, for any voting questions.

BUSINESS OF THE MEETING

The Meeting will cover the following items of business:

1.	PRESENTATION OF FINANCIAL STATEMENTS

The Corporation’s audited consolidated financial statements for the years ended December 31, 2019 and 2018, together with the notes thereto and the independent auditor’s report thereon (collectively, the “2019 Financial Statements”) can be found on SEDAR at www.sedar.com under the Corporation’s profile.

2.	ELECTION OF DIRECTORS

The articles of the Corporation provide that the Board shall consist of a minimum of three and a maximum of fifteen directors, with the number between such limits to be determined by the Board from time to time. All of the nominees are currently members of the Board and have been members since the dates indicated below. If prior to the Meeting, any of the nominees shall be unable or, for any reason, become unwilling to serve as a director, it is intended that the discretionary power granted by the form of proxy or voting instruction form shall be used to vote for any other person or persons as directors. Each director is elected for a one-year term ending at the next annual meeting of shareholders or when his successor is elected, unless he resigns or his office otherwise becomes vacant. The Board and management of the Corporation have no reason to believe that any of the said nominees will be unable or will refuse to serve, for any reason, if elected to office.

The tables found in the section entitled “Nominees for Election” provide the profile of the nominees proposed for election to the Board. Included in these tables is information relating to each nominee’s experience, qualifications, areas of expertise, attendance at Board and committee meetings, ownership of Ayr securities, as well as other public company board memberships. As you will note from the enclosed form of proxy or voting instruction form, shareholders may vote for each director individually.

The Board recommends that you vote FOR the election as director of each nominee whose name is set out below.

Unless a proxy specifies that the Ayr Shares it represents should be withheld from voting for the election of a particular nominee as director, the management appointees named in the accompanying form of proxy and voting instruction form intend to vote FOR such election.

Nominees for Election

Jonathan Sandelman	Chairman, Chief Executive Officer, Director and Corporate Secretary
	Jonathan (Jon) Sandelman is the Chief Executive Officer of Mercer Park, L.P., the parent of Mercer, Ayr’s former sponsor. Prior to this role, he was Chief Executive Officer and Chief Investment Officer of Sandelman Partners, LP. Previously, he was the President of Bank of America Securities and former Head of Debt and Equities at Banc of America Securities. While at Banc of America Securities, he served as a member of the company’s Operating Committee, Banc of America Securities Leadership Committee and The Global Corporate and Investment Banking Compensation Committee. As Head of Debt and Equities, Mr. Sandelman was responsible for all of market risk and the strategic direction of the firm’s trading, distribution and new products development efforts. He oversaw the firm’s capital markets function in coordination with the head of banking. Mr. Sandelman began his career with Banc of America Securities in 1998 as head of the Equity Financial Products business, and he became head of Equities in 2002. He was appointed President of Banc of America Securities in early 2004. Prior to joining Banc of America, he was deputy head of Global Equities and Managing Director of equity derivatives and proprietary trading at Salomon Brothers and a member of the firm’s Risk Management Committee and Compensation Committee. Mr. Sandelman has been honored with Risk Magazine’s prestigious “Derivative Superstar” award and Derivative Magazine’s “Derivative Person of the Year.” Mr. Sandelman earned a Bachelor of Science (BS) from Adelphi University and earned a law degree (Juris Doctor) from Cardozo School of Law.

Age: 62	Board/Committee	Attendance[1]		Other Public Board
	Membership			Memberships

	Executive Committee	10/10	100%	Entity	Since
Residence: New York, USA
	Audit Committee	4/4	100%	Mercer Park Brand Acquisition Corp.	May 2019

Not Independent	Compensation, Nominating and Corporation Governance Committee	1/1	100%
Director since: September 25, 2017
	Acquisition Committee	N/A	N/A

	Disclosure Policy Committee	N/A	N/A

	Value of Total Compensation Received as Director[2]

	Year ended December 31, 2019	$257,328

1 Reflects Board committee meeting attendance in respect of the previous 12-month period from the date hereof.

2 Excluding equity-based incentive awards.

Securities Held as of September 30, 20203 4

Subordinate Voting Shares / Multiple Voting Shares (#)	Market Value of Subordinate Voting Shares / Multiple Voting Shares ($)	Awards (#)	Value of Vested In-the-Money Awards ($)	Warrants (#)	Market Value of Warrants ($)	Rights (#)	Market Value of Rights ($)
3,677,626 Multiple Voting Shares	C$61,416,354	850,250 Restricted Exchangeable Shares	C$11,899,443	2,894,058	C$15,689,276	262,188	C$437,854

Charles Miles	Director
	Charles (Charlie) Miles is a Managing Director at Recapture Partners, which is a venture capital company that advises, invests and raises money in early stage Fintech companies. Prior to this role, he worked at Bloomberg LLP as an equity option trader. Prior to his tenure at Bloomberg, he was a volatility arbitrage hedge fund portfolio manager and Managing Director at Deutsche Bank. He also was a portfolio manager at Del Mar Asset Management, and started his own hedge fund, Claris Capital Management. He began his career at Salomon Brothers, where he was involved in equity research, quantitative portfolio management and equity derivatives sales and management. As a Managing Director at Salomon Brothers and Citibank, he ran one of the most successful equity derivatives sales teams on Wall Street during a time of unprecedented growth in the product. Mr. Miles received his Bachelor of Arts in Economics and Political Science from Middlebury College.

Age: 59	Board/Committee	Attendance[5]		Other Public Board
	Membership			Memberships

	Executive Committee	10/10	100%	Entity	Since
Residence: New York, USA
	Audit Committee	4/4	100%	Mercer Park Brand Acquisition Corp.	May 2019

Independent	Compensation, Nominating and Corporation Governance Committee	1/1	100%
Director since: September 25, 2017
	Acquisition Committee	N/A	N/A

	Value of Total Compensation Received as Director[6]

	Year ended December 31, 2019	$35,118

3 The securities attributed to Mr. Sandelman in the following table include securities held by Mercer, over which Mr. Sandelman exercises direction or control.

4 Market values of securities held calculated as at September 30, 2020.

5 Reflects Board committee meeting attendance in respect of the previous 12-month period from the date hereof.

6 Excluding equity-based incentive awards.

Securities Held as of September 30, 2020[7]

Subordinate Voting Shares / Multiple Voting Shares (#)	Market Value of Subordinate Voting Shares / Multiple Voting Shares ($)	Awards (#)	Value of Vested In-the-Money Awards ($)	Warrants (#)	Market Value of Warrants ($)	Rights (#)	Market Value of Rights ($)
9,430 Multiple Voting Shares	C$908,981	2,750 Restricted Exchangeable Shares	C$38,487	Nil	N/A	Nil	N/A
45,000 Subordinate Voting Shares

Chris R. Burggraeve	Director

Chris R. Burggraeve is the founder and chief executive officer of Vicomte LLC, which is a brand management company that advises corporations, start-ups, private equity firms and family offices. Prior to founding Vicomte, Mr. Burggraeve spent five years as the Global Chief Marketing Office of Anheuser-Busch InBev SA/NV. He has also served in a number of senior marketing and general management roles with The Coca-Cola Company throughout Europe and Eurasia, and as a brand manager at Procter and Gamble Company. Mr. Burggraeve is a global business marketer turned investor, entrepreneur, advisor, board member and adjunct faculty member of the NYU School of Business, and has nearly 30 years of expertise merging brand management, societal context, and profit and loss statements. As one of the early consumer packaged goods industry leaders to have actively recognized the importance and potential of the cannabis industry, he co-founded Toast Holdings in 2016, the parent company of Aspen-born cannabis pre-roll brand ToastTM. Mr. Burggraeve is also the Chairman of greenRush, an online marketplace for legally purchasing cannabis in the United States. He holds a Master’s degree in Economics and Business from KU Leaven, a Master’s degree in European Economics from the Centre Européen Universitaire de Nancy and a TRIUM Global Executive Master’s degree in Business Administration from (collectively) New York University – Stern School of Business, the London School of Economics and HEC Paris.

Age: 55	Board/Committee	Attendance[8]		Other Public Board
	Membership			Memberships

	Executive Committee	10/10	100%	Entity	Since
Residence: New York, NY
	Audit Committee	4/4	100%	None.
Independent
Director since: December 17, 2018	Compensation, Nominating and Corporation Governance Committee	1/1	100%

	Value of Total Compensation Received as Director[9]

	Year ended December 31, 2019	$30,274

7 Market values of securities held calculated as at September 30, 2020.

8 Reflects Board committee meeting attendance in respect of the previous 12-month period from the date hereof.

9 Excluding equity-based incentive awards.

Securities Held as of September 30, 2020[10]

Subordinate Voting Shares / Multiple Voting Shares (#)	Market Value of Subordinate Voting Shares / Multiple Voting Shares ($)	Awards (#)	Value of Vested In-the-Money Awards ($)	Warrants (#)	Market Value of Warrants ($)	Rights (#)	Market Value of Rights ($)
6,000 Subordinate Voting Shares	C$100,200	2,750 Restricted Exchangeable Shares	C$38,487	Nil	N/A	Nil	N/A

Louis F. Karger	Director
Louis F. Karger is the sole Manager and founder of Panther Residential Investments LLC and Panther Residential Management LLC. Both companies focus on the acquisition, development, management and sale of multi-family apartment properties in the Southeast United States. Panther Residential Investments LLC also serves as the Manager of many affiliated real estate entities (collectively with Panther Residential Investments LLC and Panther Residential Management LLC, the “PRM Group Companies”). Mr. Karger is responsible for the overall direction, vision and leadership of the PRM Group Companies with a focus on investment strategies, capital and debt financings, and determining new development objectives. In addition, he oversees the PRM Group Companies’ day-to-day operations and the execution of its overall business, management and development strategy. To date, the PRM Group Companies has acquired over 9,000 residential apartment units with a total transaction value of over $2 billion. Mr. Karger is also a Director and the Treasurer of Sira Naturals, Inc. (“Sira”) and is a co-founder of (i) Compass Realty Associates, LLC, a private equity real estate firm that owns and manages approximately one million square feet of property throughout the New England region, and (ii) Compass Realty Partners, LLC, a $72 million real estate investment fund. Mr. Karger holds a Bachelor of Science degree from the Boston University School of Hospitality Administration.

Age: 48	Board/Committee	Attendance[11]		Other Public Board
	Membership			Memberships

	Executive Committee	10/10	100%	Entity	Since
Residence: Needham, MA
None.
Not Independent

Director since May 24, 2019

Value of Total Compensation Received as Director[12]

	Year ended December 31, 2019	$Nil

10 Market values of securities held calculated as at September 30, 2020.

11 Reflects Board committee meeting attendance in respect of the previous 12-month period from the date hereof.

12 Excluding equity-based incentive awards.

Securities Held as of September 30, 2020[13]

Subordinate Voting Shares / Multiple Voting Shares (#)	Market Value of Subordinate Voting Shares / Multiple Voting Shares ($)	Awards (#)	Value of Vested In-the-Money Awards ($)	Warrants (#)	Market Value of Warrants ($)	Rights (#)	Market Value of Rights ($)
16,742 Subordinate Voting Shares[14]	C$279,591	Nil	N/A	Nil	N/A	Nil	N/A

Steve Menzies	Director

Steve Menzies is the founder of LivFree Wellness, LLC (“LivFree”). Mr. Menzies has over 40 years of experience in construction, home building and land development. He is a master electrician and a master plumber, and is certified by the National Association of Home Builders. As an entrepreneur, Mr. Menzies started and acquired several subcontractor companies in order to offer a “one stop shop” for Las Vegas homebuilders with highly efficient and streamlined administrative and accounting management. In 2006, he sold two of these companies, Efficient Electric and United Plumbing, along with McGwire Supply, an electrical distributor, to Stock Building Supply (“SBS”) where he continued to work as West Coast Manager, supporting SBS’ role as a major supplier of subcontracting services for homebuilders in the Las Vegas valley until SBS was wound up in 2009. Mr. Menzies is currently a majority owner of Focus Plumbing, Focus Electric, Focus Framing Door & Trim, Green Image LLC dba GTI, Focus Concrete and Focus Fire Protection.

Age: 58	Board/Committee	Attendance[15]		Other Public Board
	Membership			Memberships

	Executive Committee	10/10	100%	Entity	Since
Residence: Las Vegas, Nevada, USA
None.
Not Independent

Director since: May 24, 2019

Value of Total Compensation Received as Director[16]

	Year ended December 31, 2019	$Nil

13 Market values of securities held calculated as at September 30, 2020.

14 Mr. Karger also indirectly owns 332,809 Exchangeable Shares held through Green Partners Investor LLC and Green Partners Sponsor I, LLC.

15 Reflects Board committee meeting attendance in respect of the previous 12-month period from the date hereof.

16 Excluding equity-based incentive awards.

Securities Held as of September 30, 2020[17]

Subordinate Voting Shares / Multiple Voting Shares (#)	Market Value of Subordinate Voting Shares / Multiple Voting Shares ($)	Awards (#)	Value of Vested In-the-Money Awards ($)	Warrants (#)	Market Value of Warrants ($)	Rights (#)	Market Value of Rights ($)
500 Subordinate Voting Shares[18]	C$8,350	Nil	N/A	Nil	N/A	Nil	N/A

Glenn Isaacson	Director

Glenn is currently a Vice Chairman in the mid-town offices of Cushman & Wakefield. He was an executive Vice President at CBRE, Inc. from 1992-2016 and prior to that he spent 11 years at Newmark and Company. He has worked in commercial real estate for over 37 years and divides his time equally with non-profit and for-profit companies. Glenn joined the board of amfAR, the American Foundation for Aids Research, in October 2019. He graduated from Florida Southern College with a B.S. in Finance and a minor in economics.

Age: 62	Board/Committee	Attendance		Other Public Board
	Membership			Memberships

	Executive Committee	1/1	100%	Entity	Since
Residence: New York, NY
None.
Independent

Director since: August 25, 2020

Value of Total Compensation Received as Director[19]

	Year ended December 31, 2019	$Nil

17 Market values of securities held calculated as at September 30, 2020.

18 Mr. Menzies also holds 2,238,807 Exchangeable Shares.

19 Excluding equity-based incentive awards.

Securities Held as of September 30, 2020[20]

Subordinate Voting Shares / Multiple Voting Shares (#)	Market Value of Subordinate Voting Shares / Multiple Voting Shares ($)	Awards (#)	Value of Vested In-the-Money Awards ($)	Warrants (#)	Market Value of Warrants ($)	Rights (#)	Market Value of Rights ($)
101,539 Subordinate Voting Shares	C$1,695,701	Nil	N/A	Nil	N/A	Nil	N/A

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

To the knowledge of the Corporation and based upon information provided by the proposed director nominees, none of the Corporation’s proposed director nominees is, as at the date of this Circular, or has been, within the 10 years prior to the date of this Circular: (a) a director, chief executive officer or chief financial officer of any company (including the Corporation) that, while such person was acting in that capacity (or within a year of that person ceasing to act in that capacity but resulting from an event that occurred while that person was acting in such capacity), (i) was subject of a cease trade order, an order similar to a cease trade order, or an order that denied the company access to any exemption under securities legislation, in each case, for a period of more than 30 consecutive days, or (ii) became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (b) a director or executive of a company that, while that person was acting in that capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, transaction or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

To the knowledge of the Corporation and based upon information provided by the proposed director nominees, except for the following, none of the Corporation’s proposed director nominees has (a) been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or (b) been subject to any penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director nominee.

On February 17, 2017, a purported shareholder of SITO Mobile Ltd. (“SITO”) commenced a class action against SITO and certain former officers and directors, in the United States District Court for the District of New Jersey, alleging violations of the Securities Exchange Act of 1934 and SEC regulations promulgated thereunder. On June 22, 2017, after being appointed lead plaintiffs, Red Oak Fund, L.P. and certain affiliated funds filed an amended complaint adding defendant Jonathan Sandelman, along with the other directors and officers who signed the registration statement and supplement for the September 16, 2016 offering of SITO stock, alleging violations of the Securities Exchange Act of 1934 and SEC regulations promulgated thereunder, and the U.S. Securities Act, claiming that the registration statement and prospectus failed to contain certain material facts about SITO’s business, and that other statements made between August 15, 2016 and January 2, 2017, were materially false or misleading. On September 1, 2017, defendants moved to dismiss the amended complaint. That motion is pending. Discovery has not commenced and no trial date is set in this action.

20 Market values of securities held calculated as at September 30, 2020.

Conflicts of Interest

To the best of the Corporation’s knowledge, other than as disclosed below and elsewhere in this Circular, there are no known existing or potential material conflicts of interest among the Corporation or a subsidiary of the Corporation and a director or officer of the Corporation or a subsidiary of the Corporation as a result of their outside business interests except that: (i) certain of the Corporation’s or its subsidiaries’ directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to the Corporation and their duties as a director or officer of such other companies, and (ii) certain of the Corporation’s or its subsidiaries’ directors and officers have portfolio investments consisting of minority stakes in businesses that may compete directly or indirectly with the Corporation or act as a customer of, or supplier to, the Corporation. The BCBCA requires, among other things, that the directors and executive officers of the Corporation act honestly and in good faith with a view to the best interest of the Corporation, to disclose any personal interest which they may have in any material contract or transaction which is proposed to be entered into with the Corporation and, in the case of directors, to abstain from voting as a director for the approval of any such contract or transaction. To the extent that conflicts of interest arise, such conflicts are required to be resolved in accordance with the provisions of the BCBCA.

Certain of the directors of the Corporation are formerly vendors of certain of the Corporation’s businesses, namely Louis Karger for Sira and Steve Menzies for LivFree, and so while it is possible that a dispute may arise pursuant to the respective definitive agreement in connection with such acquisition, there are no current material disputes or claims.

Pursuant to the strategic opportunities agreement entered into among Ayr, Mercer Park Brand Acquisition Corp. (a special purpose acquisition corporation with a sponsor that is an affiliate of Mercer, for which Jonathan Sandelman is an officer and director, Charles Miles is a director and Louis Karger is an officer) and Mercer Park, L.P. (the parent of Mercer), regarding the allocation of corporate opportunities, the parties thereto granted rights of first refusal in an established order to the parties thereto for certain corporate opportunities involving businesses with a value, in the opinion of Mercer, of more than $20 million, that are in alignment with either Mercer Park Brand Acquisition Corp.’s priority business focus (being cannabis-related brands, trade marks and/or service marks and ancillary businesses) or Ayr’s priority business focus (being cultivation, manufacturing, wholesale, retail operations and/or licenses in respect of cannabis, not mainly attributable to brand value). For greater certainty, the rights of first refusal are not intended to apply to: (i) acquisition opportunities with respect to businesses with a value, in the opinion of Mercer, of less than $20 million; or (ii) acquisition opportunities in respect of non-controlling interests.

Directors’ and Officers’ Liability Insurance

The Corporation maintains directors’ and officers’ liability insurance for its directors, officers and the Corporation. The current policies have an aggregate limit of $5,000,000 for the term May 24, 2020 to May 24, 2021. Protection is provided to directors and officers with no deductible for any actual or alleged neglect, misstatement, errors, omissions, or other wrongful acts during the course of their duties or capacity as such. Under the insurance coverage, the Corporation is reimbursed for payments which it is required or permitted to make to its directors and officers for indemnification, subject to a $2,500,000 deductible for securities and non-securities related claims.

3.	APPOINTMENT OF AUDITORS

At the Meeting, Ayr Shareholders will be asked to appoint MNP LLP (“MNP”) to hold office as the Corporation’s auditor until the close of the next annual meeting of shareholders and to authorize the Board to fix the auditor’s remuneration. MNP has served as the auditor of the Corporation (including its predecessor) since 2017. The Board adopted an updated Audit Committee charter attached as Appendix “C” to this Circular.

The Board recommends that you vote FOR the appointment of MNP as auditor and the authorization of the Board to fix the auditor’s remuneration.

Unless a proxy specifies that the Ayr Shares it represents should be withheld from voting for the appointment of the auditor, the management appointees named in the accompanying form of proxy and voting instruction form intend to vote FOR the appointment of MNP as auditor of the Corporation and authorizing the Board to fix the auditor’s remuneration.

Auditors’ Fees

The aggregate fees billed for professional services by MNP for each of the last two fiscal periods were as follows:

Audit Fees - The aggregate audit fees billed by MNP were approximately $530,000 for fiscal 2019 and $32,750 for fiscal 2018. These services consisted of professional services rendered for the annual audit of the Corporation’s consolidated financial statements (including for the Corporation’s final prospectus dated February 15, 2019 in connection with the Corporation’s qualifying transaction) and the quarterly reviews of the Corporation’s interim financial statements, consultation concerning financial reporting and accounting standards, and services provided in connection with statutory and regulatory filings or engagements.

4.	AMENDMENT TO ARTICLES

Pursuant to the Amendment Resolution, Ayr proposes to approve the Amendment, which amends and restates its articles (the “Amended Articles”), as further described in this Circular, in order to, among other things:

•	create and set the terms of two new share classes of Ayr, being the Restricted Voting Shares and the Limited Voting Shares, including applying coattail terms to such shares similar to those applicable to the existing Subordinate Voting Shares;

•	amend the terms of the existing Multiple Voting Shares and the existing Subordinate Voting Shares, including without limitation, by amending the requirements on who may hold Subordinate Voting Shares (collectively, the “Amendment”).

The Corporation is proposing this expanded share structure and the introduction of Restricted Voting Shares and Limited Voting Shares in order to seek to maintain its foreign private issuer (FPI) status and reduce compliance costs. This is somewhat similar to other Canadian-listed issuers which have adopted variable voting share structures for airline and telecommunications regulatory purposes.

The Board has unanimously determined that the Amendment is in the best interests of the Corporation and has unanimously approved the Amendment. The Board recommends that you vote FOR the Amendment Resolution.

Unless a proxy specifies that the Ayr Shares it represents should be voted against the Amendment Resolution, the management appointees named in the accompanying form of proxy and voting instruction form intend to vote FOR the Amendment Resolution.

Description of Share Capital

Summary of the Rights, Privileges, Restrictions and Conditions of the Restricted Voting Shares and Limited Voting Shares

Following the Amendment, the share capital of the Corporation will consist of Multiple Voting Shares, Subordinate Voting Shares, Restricted Voting Shares and Limited Voting Shares (collectively, the “Equity Shares”). To seek to maintain Ayr’s foreign private issuer (FPI) status and reduce compliance costs, it is desirable to implement a conversion mechanism in the share capital to decrease the number of shares eligible to be voted for directors held, beneficially owned or controlled by U.S. Persons in respect of the election of directors of the Board if the FPI threshold is exceeded, as further described below.

A “U.S. Person” has the meaning ascribed thereto in Rule 903(k) of Regulation S under the United States Securities Act of 1933, as amended, and a “Non-U.S. Person” is any person who is not a U.S. Person. Where Equity Shares are held, beneficially owned or controlled, directly or indirectly, or jointly by (i) one or more U.S. Persons and (ii) one or more Non-U.S. Persons, such Equity Shares shall be deemed to be held, beneficially owned or controlled by a U.S. Person. The Compliance Provisions that are currently contained in the Corporation’s Articles would continue to apply, but to all Equity Shares. See “Compliance Provisions” below. At the request of Ayr, beneficial shareholders and actual or proposed transferees will be required to respond to enquiries regarding their statuses as U.S. Persons or Non-U.S. Persons, and shall be required to provide declarations or other documents with respect thereto, as may be necessary or desirable, in the discretion of Ayr, failing which they would, in Ayr’s discretion, be deemed to be U.S. Persons.

Subject to the Specified Exceptions (as defined below), the Subordinate Voting Shares will only be held, beneficially owned or controlled by Non-U.S. Persons and carry one vote per share. The Subordinate Voting Shares would be automatically converted, without further act or formality, on a one-for one basis into Restricted Voting Shares if they become held, beneficially owned or controlled by a U.S. Person.

Subject to the Specified Exceptions, (i) the Restricted Voting Shares will be held, beneficially owned or controlled by U.S. Persons and will carry one vote per share, and (ii) the Limited Voting Shares will be held, beneficially owned or controlled by U.S. Persons and will carry one vote per share, except that the holders of Limited Voting Shares shall not have any entitlement to vote in respect of the election for directors of the Board. Notwithstanding the foregoing, if, at any given time, the total number of Equity Shares represents a number equal to or in excess of the formulaic threshold set forth below, then the minimum number of Restricted Voting Shares required to stay within the threshold will be automatically converted, without further act or formality, on a pro-rata basis across all registered holders of Restricted Voting Shares (rounded up to the next nearest whole number of shares), on a one-for-one basis, into Limited Voting Shares.

(0.50 x Aggregate Number of Multiple Voting Shares, Subordinate Voting Shares and Restricted Voting Shares) – (Aggregate Number of Multiple Voting Shares held, beneficially owned or controlled by U.S. Persons) (the “FPI Threshold”)

If, at any given time, the total number of Limited Voting Shares represents a number below the FPI Threshold, then the number of Limited Voting Shares will be automatically converted, without further act or formality, on a pro-rata basis across all registered holders of Limited Voting Shares (rounded down to the next nearest whole number of shares), on a one-for-one basis, into Restricted Voting Shares, to the maximum extent possible such that the Limited Voting Shares then represent a number of Equity Shares that is one share less than the FPI Threshold.

If, at any given time, the Restricted Voting Shares or the Limited Voting Shares are held, beneficially owned or controlled by Non-U.S. Persons, they will be automatically converted, without further act or formality, on a one-for-one basis into Subordinate Voting Shares.

The “Specified Exceptions” are (i) Equity Shares held, beneficially owned or controlled by one or more underwriters for the purposes of a distribution to the public or (ii) Equity Shares held, beneficially owned or controlled by a person acting solely in the capacity of an intermediary in connection with either the payment of funds and/or the delivery of securities and that provides centralized facilities for the deposit, clearing or settlement of trades in securities (including CDS Clearing and Depositary Services Inc., or any successor or assign) without general discretionary authority over the voting or disposition of such Equity Shares.

The Multiple Voting Shares may be held, beneficially owned or controlled, directly or indirectly, by U.S. Persons and/or Non-U.S. Persons, and each Multiple Voting Share carries 25 votes per share (subject in the case of Mercer, to the terms the Voting Agreement). Each Multiple Voting Share will be convertible at the holder’s option, on a one-for-one basis, into (i) a Subordinate Voting Share, if such Multiple Voting Share is held, beneficially owned or controlled by a Non-U.S. Person, and (ii) a Restricted Voting Share, if such Multiple Voting Share is held, beneficially owned or controlled by a U.S. Person.

All Equity Shares shall rank equally with the other Equity Shares as to dividends on a share-for-share basis, without preference or distinction, except that stock dividends or distributions may be declared by the Board that are payable in Multiple Voting Shares on the Multiple Voting Shares, in Subordinate Voting Shares on the Subordinate Voting Shares, in Restricted Voting Shares on the Restricted Voting Shares, and in Limited Voting Shares on the Limited Voting Shares, provided an equal number of shares is declared as a dividend or distribution on a per-share basis in each case. All Equity Shares will rank pari passu on a per-share basis in the event of the Corporation’s liquidation, dissolution or winding-up, or a distribution of assets of the Corporation for the purposes of a dissolution or winding-up of the Corporation. All holders of Equity Shares will be entitled to receive notice of, to attend (if applicable, virtually) and vote at all meetings of Ayr Shareholders, except that they will not be able to vote (but will be entitled to receive notice of, to attend (if applicable, virtually) and to speak) at those meetings at which the holders of a specific class are entitled to vote separately as a class under the BCBCA and holders of the Limited Voting Shares will not be entitled to vote on the election of directors.

The Corporation has applied to the CSE to have the Subordinate Voting Shares, Restricted Voting Shares and Limited Voting Shares listed under a single symbol on the CSE, if applicable, whereas the Multiple Voting Shares would remain unlisted.

The summary below describes the rights, privileges, restrictions and conditions attached to the Restricted Voting Shares, the Limited Voting Shares, the Multiple Voting Shares and the Subordinate Voting Shares, which is qualified in its entirety by the proposed Amended Articles, a copy of which is attached hereto as Appendix “B”. In the event that the Ontario Securities Commission and/or CSE request amendments to the Amended Articles prior to completion of the Amendment, the Amended Articles will be amended as necessary in order to satisfy such request. For the purposes of the descriptions below, “Ayr Shareholders” shall mean the holders of the Multiple Voting Shares, Subordinate Voting Shares, Restricted Voting Shares and Limited Voting Shares, collectively.

Restricted Voting Shares

Exercise of Voting Rights

The holders of Restricted Voting Shares will be entitled to receive notice of, to attend (if applicable, virtually) and to vote at all meetings of Ayr Shareholders, except that they will not be able to vote (but will be entitled to receive notice of, to attend (if applicable, virtually) and to speak) at those meetings at which the holders of a specific class are entitled to vote separately as a class under the BCBCA. The Restricted Voting Shares will carry one vote per share.

In connection with any Change of Control Transaction (as defined below) requiring approval of the holders of all Equity Shares under the BCBCA, holders of the Equity Shares shall be treated equally and identically, on a per share basis, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of outstanding Restricted Voting Shares or their proxyholders in respect of a resolution approving such Change of Control Transaction, voting separately as a class at a meeting of the holders of that class called and held for such purpose.

Notwithstanding the foregoing, in connection with a formal bid for all Equity Shares on identical terms made in compliance with Canadian securities laws that results in the bidder owning or controlling more than fifty percent (50%) of the total voting power of the voting securities of the Corporation for the election of directors (assuming the Limited Voting Shares each have one vote per share for the election of directors), the bidder may elect, by way of written notice to the Corporation, that the Restricted Voting Shares it so acquires not be automatically converted into Limited Voting Shares, in accordance with their terms.

For the purpose of the Corporation’s Articles, a “Change of Control Transaction” means an amalgamation, arrangement, recapitalization, business combination or similar transaction of the Corporation, other than an amalgamation, arrangement, recapitalization, business combination or similar transaction that would result in (i) the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the continuing entity or its direct or indirect parent) more than fifty percent (50%) of the total voting power of the voting securities of the Corporation, the continuing entity or its direct or indirect parent, and more than fifty percent (50%) of the total number of outstanding shares of the Corporation, the continuing entity or its direct or indirect parent, in each case as outstanding immediately after such transaction, and (ii) the shareholders of the Corporation immediately prior to the transaction owning voting securities of the Corporation, the continuing entity or its direct or indirect parent immediately following the transaction in substantially the same proportions (vis-a-vis each other) as such shareholders owned the voting securities of the Corporation immediately prior to the transaction (provided that in neither event shall the exercise of any exchangeable shares of a subsidiary of the Corporation that are exchangeable into shares of the Corporation be taken into account in such determination).

Notwithstanding the foregoing, the holders of Restricted Voting Shares shall be entitled to vote as a separate class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of the Corporation’s Articles which would: (i) adversely affect the rights or special rights of the holders of Restricted Voting Shares (including an amendment to the terms of the Corporation’s Articles which provide that any Multiple Voting Shares sold or transferred to a person that is not a Permitted Holder (as defined in the Corporation’s Articles) shall be automatically converted into Subordinate Voting Shares and/or Restricted Voting Shares, as applicable); (ii) affect the holders of the Equity Shares differently, on a per share basis; or (iii) except as otherwise set forth in the Corporation’s Articles, create any class or series of shares ranking equal to or senior to the Restricted Voting Shares; and in each case such alteration, repeal or amendment shall not be effective unless a resolution in respect thereof is approved by a majority of the votes cast by holders of outstanding Restricted Voting Shares.

Dividends

Holders of Restricted Voting Shares shall be entitled to receive, as and when declared by the Board, dividends in cash or property of the Corporation. No dividend will be declared or paid on any other class of Equity Shares unless the Corporation simultaneously declares or pays, as applicable, equivalent dividends (on a per share basis) on the Restricted Voting Shares. The Restricted Voting Shares shall rank equally with the other Equity Shares as to dividends on a share-for-share basis, without preference or distinction. In the event of the payment of a dividend in the form of shares, holders of Restricted Voting Shares shall receive Restricted Voting Shares, unless otherwise determined by the Board, provided an equal number of shares is declared as a dividend or distribution on a per-Equity Share basis, without preference or distinction, in each case.

Subdivision or Consolidation

No subdivision or consolidation of the Restricted Voting Shares shall occur unless simultaneously, the other Equity Shares are subdivided or consolidated or otherwise adjusted in the same manner so as to maintain and preserve the relative rights of the holders of each of the classes of Equity Shares.

Liquidation, Dissolution or Winding-Up

In the case of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation for the purposes of a dissolution or winding-up of the Corporation, the holders of Restricted Voting Shares are entitled, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Restricted Voting Shares, to receive the Corporation’s remaining property and are entitled to share equally, on a share for share basis, with the other Equity Shares in all distributions of such assets.

Rights to Subscribe; Pre-Emptive Rights

The holders of Restricted Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or other securities of the Corporation now or in the future.

Conversion

If the issued and outstanding Restricted Voting Shares are or become owned or controlled by a Non-U.S. Person, subject to the Specified Exceptions, such Restricted Voting Shares shall be automatically converted, without further act or formality, on a one-for-one basis, into Subordinate Voting Shares. Subject to the Specified Exceptions, if the total number of Equity Shares is equal to or exceeds the FPI Threshold, the minimum number of Restricted Voting Shares required to stay within the FPI Threshold shall be automatically converted, without further act or formality, on a pro-rata basis across all registered holders of Restricted Voting Shares (rounded up to the next nearest whole number of shares), on a one-for-one basis, into Limited Voting Shares.

If an offer is made to purchase a certain class of Equity Shares (other than Restricted Voting Shares) and such offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which such Equity Shares that are subject to the offer are then listed, to be made to all or substantially all the holders of such Equity Shares in a given province of Canada to which these requirements apply (assuming that the offeree was a resident in Ontario), each Restricted Voting Share shall become convertible, at the option of the holder, on a one-for-one basis, into such class of Equity Shares that are subject to the offer, at any time while such offer is in effect until the date prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to such offer. The conversion right may only be exercised in respect of Restricted Voting Shares for the purpose of depositing the resulting Equity Shares pursuant to the offer, and for no other reason, including with respect to voting rights attached thereto, which are deemed to remain subject to the provisions concerning voting rights for Restricted Voting Shares, notwithstanding their conversion. The transfer agent is required to deposit the resulting Equity Shares pursuant to such offer on behalf of such holder.

Should the applicable Equity Shares issued upon such conversion and tendered in response to such offer be withdrawn by Ayr Shareholders or not taken up by the offeror, or should the offer be abandoned or withdrawn, then each Equity Share resulting from such conversion shall be automatically reconverted, without any further act on the part of the Corporation or on the part of the holder, into one Restricted Voting Share.

Constraints on Share Ownership

Subject to the Specified Exceptions, the Restricted Voting Shares may only be held, beneficially owned or controlled by U.S. Persons.

Limited Voting Shares

Exercise of Voting Rights

The holders of Limited Voting Shares will be entitled to receive notice of, to attend (if applicable, virtually) and to vote at all meetings of Ayr Shareholders, except that they will not be entitled to vote (but will be entitled to receive notice of, to attend (if applicable, virtually) and to speak) (i) at any time in respect of the election for directors of the Board, or (ii) at those meetings at which the holders of a specific class are entitled to vote separately as a class under the BCBCA. The Limited Voting Shares will carry one vote per share.

In connection with any Change of Control Transaction requiring approval of the holders of all Equity Shares under the BCBCA, holders of the Equity Shares shall be treated equally and identically, on a per share basis, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of outstanding Limited Voting Shares or their proxyholders in respect of a resolution approving such Change of Control Transaction, voting separately as a class at a meeting of the holders of that class called and held for such purpose.

Notwithstanding the foregoing, in connection with a formal bid for all Equity Shares on identical terms made in compliance with Canadian securities laws that results in the bidder owning or controlling more than fifty percent (50%) of the total voting power of the voting securities of the Corporation for the election of directors (assuming the Limited Voting Shares each have one vote per share for the election of directors), the bidder may elect, by way of written notice to the Corporation, that the Limited Voting Shares it so acquires not be automatically converted into Restricted Voting Shares, in accordance with their terms.

Notwithstanding the foregoing, the holders of Limited Voting Shares shall be entitled to vote as a separate class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of the Corporation’s Articles which would: (i) adversely affect the rights or special rights of the holders of Limited Voting Shares; (ii) affect the holders of the Equity Shares differently, on a per share basis (including an amendment to the terms of the Corporation’s Articles which provide that any Multiple Voting Shares sold or transferred to a person that is not a Permitted Holder (as defined in the Articles) shall be automatically converted into Subordinate Voting Shares and/or Restricted Voting Shares, as applicable); or (iii) except as otherwise set forth in the Corporation’s Articles, create any class or series of shares ranking equal to or senior to the Limited Voting Shares; and in each case such alteration, repeal or amendment shall not be effective unless a resolution in respect thereof is approved by a majority of the votes cast by holders of outstanding Limited Voting Shares.

Dividends

Holders of Limited Voting Shares shall be entitled to receive, as and when declared by the Board, dividends in cash or property of the Corporation. No dividend will be declared or paid on the other Equity Shares unless the Corporation simultaneously declares or pays, as applicable, equivalent dividends (on a per share basis) on the Limited Voting Shares. The Limited Voting Shares shall rank equally with the other Equity Shares as to dividends on a share-for-share basis, without preference or distinction. In the event of the payment of a dividend in the form of shares, holders of Limited Voting Shares shall receive Limited Voting Shares, unless otherwise determined by the Board, provided an equal number of shares is declared as a dividend or distribution on a per-Equity Share basis, without preference or distinction, in each case.

Subdivision or Consolidation

No subdivision or consolidation of the Limited Voting Shares shall occur unless simultaneously, the other Equity Shares are subdivided or consolidated or otherwise adjusted in the same manner so as to maintain and preserve the relative rights of the holders of each of the classes of Equity Shares.

Liquidation, Dissolution or Winding-Up

In the case of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation for the purposes of a dissolution or winding-up of the Corporation, the holders of Limited Voting Shares are entitled, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Limited Voting Shares, to receive the Corporation’s remaining property and are entitled to share equally, on a share for share basis, with the other Equity Shares in all distributions of such assets.

Rights to Subscribe; Pre-Emptive Rights

The holders of Limited Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or other securities of the Corporation now or in the future.

Conversion

Subject to the Specified Exceptions, if, at any given time, the total number of Restricted Voting Shares represents a number below the FPI Threshold, then the number of Limited Voting Shares will be automatically converted, without further act or formality, on a pro-rata basis across all registered holders of Limited Voting Shares (rounded down to the next nearest whole number of shares), on a one-for-one basis, into Restricted Voting Shares, to the maximum extent possible such that the Limited Voting Shares then represent a number of Equity Shares that is one share less than the FPI Threshold.

If, at any given time, the Limited Voting Shares or the Restricted Voting Shares are held, beneficially owned or controlled by Non-U.S. Persons, they will be automatically converted, without further act or formality, on a one-for-one basis into Subordinate Voting Shares.

If an offer is made to purchase a certain class of Equity Shares (other than Limited Voting Shares) and such offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which such Equity Shares that are subject to the offer are then listed, to be made to all or substantially all the holders of such Equity Shares in a given province of Canada to which these requirements apply (assuming that the offeree was a resident in Ontario), each Limited Voting Share shall become convertible, at the option of the holder, on a one-for-one basis, into such class of Equity Shares that are subject to the offer, at any time while such offer is in effect until the date prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to such offer. The conversion right may only be exercised in respect of Limited Voting Shares for the purpose of depositing the resulting Equity Shares pursuant to the offer, and for no other reason, including with respect to voting rights attached thereto, which are deemed to remain subject to the provisions concerning voting rights for Limited Voting Shares, notwithstanding their conversion. The transfer agent is required to deposit the resulting Equity Shares pursuant to such offer on behalf of such holder.

Should the applicable Equity Shares issued upon such conversion and tendered in response to such offer be withdrawn by Ayr Shareholders or not taken up by the offeror, or should the offer be abandoned or withdrawn, then each Equity Share resulting from such conversion shall be automatically reconverted, without any further act on the part of the Corporation or on the part of the holder, into one Limited Voting Share.

Constraints on Share Ownership

Subject to the Specified Exceptions, the Limited Voting Shares may only be held, beneficially owned or controlled by U.S. Persons.

Renamed as Non-Voting Shares

The Limited Voting Shares shall be named “Limited Voting Shares” subject to regulatory approval, failing which they shall be named and referred to as “Non-Voting Shares”.

Summary of the Rights, Privileges, Restrictions and Conditions of the Multiple Voting Shares and Subordinate Voting Shares

Multiple Voting Shares

Exercise of Voting Rights

The holders of Multiple Voting Shares will be entitled to receive notice of, to attend (if applicable, virtually) and to vote at all meetings of Ayr Shareholders, except that they will not be able to vote (but will be entitled to receive notice of, to attend (if applicable, virtually) and to speak) at those meetings at which the holders of a specific class are entitled to vote separately as a class under the BCBCA. The Multiple Voting Shares carry 25 votes per share (subject in the case of Mercer, to the terms of a voting agreement with the Corporation dated as of June 26, 2019 (the “Voting Agreement”), which may be found on Ayr’s profile on SEDAR at www.sedar.com).

In connection with any Change of Control Transaction requiring approval of the holders of all Equity Shares under the BCBCA, holders of the Equity Shares shall be treated equally and identically, on a per share basis, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of outstanding Multiple Voting Shares or their proxyholders in respect of a resolution approving such Change of Control Transaction, voting separately as a class at a meeting of the holders of that class called and held for such purpose.

Notwithstanding the foregoing, the holders of Multiple Voting Shares shall be entitled to vote as a separate class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of the Corporation’s Articles which would: (i) adversely affect the rights or special rights of the holders of Multiple Voting Shares (including an amendment to the terms of the Corporation’s Articles which provide that any Multiple Voting Shares sold or transferred to a person that is not a Permitted Holder (as defined in the Corporation’s Articles) shall be automatically converted into Restricted Voting Shares and/or Subordinate Voting Shares, as applicable) ; or (ii) affect the holders of the Equity Shares differently, on a per share basis; or (iii) except as otherwise set forth in the Corporation’s Articles, create any class or series of shares ranking equal to or senior to the Multiple Voting Shares; and in each case such alteration, repeal or amendment shall not be effective unless a resolution in respect thereof is approved by a majority of the votes cast by holders of outstanding Multiple Voting Shares.

Dividends

Holders of Multiple Voting Shares shall be entitled to receive, as and when declared by the Board, dividends in cash or property of the Corporation. No dividend will be declared or paid on the other Equity Shares unless the Corporation simultaneously declares or pays, as applicable, equivalent dividends (on a per share basis) on the Multiple Voting Shares. The Multiple Voting Shares shall rank equally with the other Equity Shares as to dividends on a share-for-share basis, without preference or distinction. In the event of the payment of a dividend in the form of shares, holders of Multiple Voting Shares shall receive Multiple Voting Shares, unless otherwise determined by the Board, provided an equal number of shares is declared as a dividend or distribution on a per-Equity Share basis, without preference or distinction, in each case.

Subdivision or Consolidation

No subdivision or consolidation of the Multiple Voting Shares shall occur unless simultaneously, the other Equity Shares are subdivided or consolidated or otherwise adjusted in the same manner so as to maintain and preserve the relative rights of the holders of each of the classes of Equity Shares.

Liquidation, Dissolution or Winding-Up

In the case of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation for the purposes of a dissolution or winding-up of the Corporation, the holders of Multiple Voting Shares are entitled, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Multiple Voting Shares, to receive the Corporation’s remaining property and are entitled to share equally, on a share for share basis, with the other Equity Shares in all distributions of such assets.

Rights to Subscribe; Pre-Emptive Rights

The holders of Multiple Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or other securities of the Corporation now or in the future.

Conversion

At the holder’s option, the Multiple Voting Shares will be convertible, on a one-for-one basis, into (i) Subordinate Voting Shares in the event the Multiple Voting Shares are held, beneficially owned or controlled by a Non-U.S. Person, and (ii) Restricted Voting Shares in the event the Multiple Voting Shares are held, beneficially owned or controlled by a U.S. Person. In addition, the Multiple Voting Shares will be automatically converted, without further act or formality, into Subordinate Voting Shares or Restricted Voting Shares, as applicable, on the earliest of (i) the fifth anniversary of May 24, 2019, (ii) the date on which such Multiple Voting Shares are held or controlled by a person who is not a Permitted Holder (as defined in the Corporation’s Articles) under the Corporation’s Articles, and (iii) the date on which the aggregate number of Multiple Voting Shares issued and outstanding represents less than one-third of the number of Multiple Voting Shares issued and outstanding at the close of business on the first date of issuance, being May 24, 2019.

Constraints on Share Ownership

The Multiple Voting Shares may be held, beneficially owned or controlled by U.S. Persons and Non-U.S. Persons.

Subordinate Voting Shares

Exercise of Voting Rights

The holders of Subordinate Voting Shares will be entitled to receive notice of, to attend (if applicable, virtually) and to vote at all meetings of Ayr Shareholders, except that they will not be able to vote (but will be entitled to receive notice of, to attend (if applicable, virtually) and to speak) at those meetings at which the holders of a specific class are entitled to vote separately as a class under the BCBCA. The Subordinate Voting Shares carry one vote per share.

In connection with any Change of Control Transaction requiring approval of the holders of all Equity Shares under the BCBCA, holders of the Equity Shares shall be treated equally and identically, on a per share basis, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of outstanding Subordinate Voting Shares or their proxyholders in respect of a resolution approving such Change of Control Transaction, voting separately as a class at a meeting of the holders of that class called and held for such purpose.

Notwithstanding the foregoing, the holders of Subordinate Voting Shares shall be entitled to vote as a separate class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of the Corporation’s Articles which would: (i) adversely affect the rights or special rights of the holders of Subordinate Voting Shares (including an amendment to the terms of the Corporation’s Articles which provide that any Multiple Voting Shares sold or transferred to a person that is not a Permitted Holder (as defined in the Corporation’s Articles) shall be automatically converted into Restricted Voting Shares and/or Subordinate Voting Shares, as applicable); or (ii) affect the holders of the Equity Shares differently, on a per share basis; or (iii) except as otherwise set forth in the Corporation’s Articles, create any class or series of shares ranking equal to or senior to the Subordinate Voting Shares; and in each case such alteration, repeal or amendment shall not be effective unless a resolution in respect thereof is approved by a majority of the votes cast by holders of outstanding Subordinate Voting Shares.

Dividends

Holders of Subordinate Voting Shares shall be entitled to receive, as and when declared by the Board, dividends in cash or property of the Corporation. No dividend will be declared or paid on the other Equity Shares unless the Corporation simultaneously declares or pays, as applicable, equivalent dividends (on a per share basis) on the Subordinate Voting Shares. The Subordinate Voting Shares shall rank equally with the other Equity Shares as to dividends on a share-for-share basis, without preference or distinction. In the event of the payment of a dividend in the form of shares, holders of Subordinate Voting Shares shall receive Subordinate Voting Shares, unless otherwise determined by the Board, provided an equal number of shares is declared as a dividend or distribution on a per-Equity Share basis, without preference or distinction, in each case.

Subdivision or Consolidation

No subdivision or consolidation of the Subordinate Voting Shares shall occur unless simultaneously, the other Equity Shares are subdivided or consolidated or otherwise adjusted in the same manner so as to maintain and preserve the relative rights of the holders of each of the classes of Equity Shares.

Liquidation, Dissolution or Winding-Up

In the case of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation for the purposes of a dissolution or winding-up of the Corporation, the holders of Subordinate Voting Shares are entitled, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Subordinate Voting Shares, to receive the Corporation’s remaining property and are entitled to share equally, on a share for share basis, with the other Equity Shares in all distributions of such assets.

Rights to Subscribe; Pre-Emptive Rights

The holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or other securities of the Corporation now or in the future.

Conversion

If the issued and outstanding Subordinate Voting Shares are or become owned and controlled by a U.S. Person, such Subordinate Voting Shares shall be automatically converted, without further act or formality, on a one-for-one basis, into Restricted Voting Shares.

If an offer is made to purchase a certain class of Equity Shares (other than Subordinate Voting Shares) and such offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which such Equity Shares that are subject to the offer are then listed, to be made to all or substantially all the holders of such Equity Shares in a given province of Canada to which these requirements apply (assuming that the offeree was a resident in Ontario), each Subordinate Voting Share shall become convertible, at the option of the holder, on a one-for-one basis, into such class of Equity Shares that are subject to the offer, at any time while such offer is in effect until the date prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to such offer. The conversion right may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Equity Shares pursuant to the offer, and for no other reason, including with respect to voting rights attached thereto, which are deemed to remain subject to the provisions concerning voting rights for Subordinate Voting Shares, notwithstanding their conversion. The transfer agent is required to deposit the resulting Equity Shares pursuant to such offer on behalf of such holder.

Should the applicable Equity Shares issued upon such conversion and tendered in response to such offer be withdrawn by Ayr Shareholders or not taken up by the offeror, or should the offer be abandoned or withdrawn, then each Equity Share resulting from such conversion shall be automatically reconverted, without any further act on the part of the Corporation or on the part of the holder, into one Subordinate Voting Share.

Constraints on Share Ownership

Subject to the Specified Exceptions, the Subordinate Voting Shares may only be owned or controlled by Non-U.S. Persons.

Renamed as Common Shares

At the effective time that there are no Multiple Voting Shares issued and outstanding (by the conversion of all Multiple Voting Shares, in accordance with their terms, into Subordinate Voting Shares or Restricted Voting Shares, as applicable), the Subordinate Voting Shares will henceforth be named and referred to as “Common Shares”.

Exchangeable Shares

The Class B common stock (the “Exchangeable Shares”) of CSAC Acquisition Inc., a subsidiary of Ayr, will be exchangeable, at the option of the holder, in accordance with their terms and the terms specified in the applicable exchange Rights Agreement into Subordinate Voting Shares, following which the share terms set forth above would apply, and if the Subordinate Voting Shares are held, beneficially owned or controlled (or become held, beneficially owned or controlled) by a U.S. Person, such Subordinate Voting Shares would be automatically converted, without further act or formality, on a one-for one basis into Restricted Voting Shares. The Exchangeable Shares are not entitled to vote at meetings of Ayr Shareholders.

The Warrants

The Warrants are exercisable, in accordance with their terms and the terms of the warrant agency agreement dated December 21, 2017, between the Corporation and Odyssey, as the warrant agent (the “Warrant Agent”), as amended, on a one-for-one basis into Subordinate Voting Shares, following which the share terms set forth above would apply.

The Rights

The Rights are convertible, in accordance with their terms and the terms of the right agreement dated December 21, 2017 between the Corporation and Odyssey, as the rights agent (the “Rights Agent”), as amended, on a one-for-one-tenth basis into Subordinate Voting Shares, following which the share terms set forth above would apply.

Compliance Provisions

In order to seek to ensure the compliance of Ayr and its subsidiaries with applicable regulatory and/or licensing regulations, the Corporation’s Articles include certain provisions (the “Compliance Provisions”), including a combination of certain remedies such as an automatic suspension of voting and/or dividend rights, a discretionary right to force a share transfer to a third party and/or a discretionary redemption right in favour of Ayr.

The purpose of the Compliance Provisions, as they are proposed to be amended to extend to Restricted Voting Shares and Limited Voting Shares, is to provide Ayr with a means of protecting itself from having a shareholder, or as determined by the Board, a group of shareholders acting jointly or in concert, with an ownership interest of, whether of record or beneficially (or having the power to exercise control or direction over) (“Owning or Controlling”), five percent (5%) or more of the issued and outstanding shares of Ayr, or such other number as is determined by the Board from time to time, and: (i) who a governmental authority granting licenses to, or otherwise governing the operations of, Ayr or its subsidiaries has determined to be unsuitable to own any of the Equity Shares, as applicable; (ii) whose ownership of any of the Equity Shares, as applicable, may reasonably result in the loss, suspension or revocation (or similar action) with respect to any licenses or permits relating to Ayr’s or its subsidiaries’ conduct of business (being the conduct of any activities relating to the cultivation, manufacturing and dispensing of cannabis and cannabis-derived products in the United States, which include the owning and operating of cannabis licenses) or in Ayr being unable to obtain any new licenses or permits in the normal course, all as determined by the Board; or (iii) who have not been determined by the applicable regulatory authority to be an acceptable person or otherwise have not received the requisite consent of such regulatory authority to own the applicable Equity Shares, in each case within a reasonable time period acceptable to the Board or prior to acquiring any Equity Shares, as applicable.

For a full description of the Compliance Provisions, see the proposed Amended Articles, a copy of which is attached hereto as Appendix “B”.

DISSENT RIGHTS

Ayr Shareholders are not entitled to exercise dissent rights in respect of any of the items of business at the Meeting, including the Amendment Resolution.

OTHER BUSINESS

Management of the Corporation knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting accompanying this Circular. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the form of proxy accompanying this Circular to vote on the same in accordance with their best judgment of such matters.

COMPENSATION DISCUSSION AND ANALYSIS

Please see the Corporation’s Form 51-102F6V – Statement of Executive Compensation for the financial year ended December 31, 2019, which can be found on SEDAR at www.sedar.com under the Corporation’s profile, which provides information on the Corporation’s executive compensation practices.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Under the Canadian Securities Administrators’ National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”), the Corporation is required to disclose certain information relating to its corporate governance practices, as set forth below.

Board

The Corporation currently has three non-executive directors who the Corporation believes to be independent within the meaning of NI 58-101. The three independent directors of the Corporation are Charlies Miles, Chris R. Burggraeve and Glenn Isaacson. Each of Jonathan Sandelman, who serves as Chairman, Chief Executive Officer, Director and Corporate Secretary of the Corporation, Louis Karger, who was formerly a vendor of, and serves as director and the treasurer of Sira, one of the Corporation’s businesses, and Steve Menzies, who was formerly a vendor, and is a founder of LivFree, one of the Corporation’s businesses, are not considered to be independent given their current or recent status as executive officers of the Corporation or former vendors of certain of the Corporation’s businesses.

Directorships

The following directors of the Corporation currently serve on the board of directors of other issuers that are reporting issuers (or the equivalent) which are set out below:

DIRECTOR	REPORTING ISSUER (EXCHANGE)

Jonathan Sandelman	Mercer Park Brand Acquisition Corp. (NEO:BRND.U)

Charles Miles	Mercer Park Brand Acquisition Corp. (NEO:BRND.U)

Orientation and Continuing Education

Following appointment, new directors of the Corporation are provided with an initial orientation regarding the nature and orientation of the Corporation’s business and the affairs of the Corporation and as to the role of the Board and its committees. As part of such orientation, new directors are provided with historic information, current strategic plans for the Corporation and information summarizing issues relating to the Corporation. New directors are also briefed by the Chief Executive Officer, the Chief Financial Officer and/or the Chief Operating Officer of the Corporation and by the Chair of the committees of the Board to which they are appointed, if any. In addition, the Corporation will make available any documents or personnel as may be requested by a new director in order to assist with the orientation and onboarding to the Board.

Although the Corporation has not adopted formal policies respecting continuing education for Board members, new directors are encouraged to communicate with the Corporation’s management and auditors to keep themselves current with industry trends and developments with management’s assistance, and to attend related industry seminars and visit the Corporation’s operations. In addition, the Board and its committees receive periodic updates from management and external advisors, as applicable, as to new developments in regard to corporate governance, industry trends, changes in legislation and other issues affecting the Corporation.

Ethical Business Conduct

The Board has adopted an insider trading policy (the “Insider Trading Policy”) and a disclosure policy (the “Disclosure Policy”).

The Insider Trading Policy applies to all directors, managers, officers and employees of the Corporation and its subsidiaries, and other person engaged in business of professional activity with or on behalf of the Corporation and its subsidiaries (including consultants, independent contractors and advisors, and family members, spouses or dependent children of such individuals, and seeks to inform such individuals, and reinforce the Corporation’s prohibition against insider trading, tipping, speculating, short-selling, puts and calls. It also outlines restrictions on trading of the Corporation’s securities, including without limitation, during black-out periods to allow for appropriate dissemination of the Corporation’s financial statements, as well as reporting requirements for insiders.

The Disclosure Policy seeks to reinforce the Corporation’s commitment to compliance with the continuous disclosure obligations imposed by applicable Canadian securities law and regulations and the rules of the CSE, with an aim to seeking to ensure that all communications to the investing public about the business and affairs of the Corporation are informative, timely, factual and accurate, and consistent and disseminated in accordance with all applicable legal and regulatory requirements. It also seeks to promote effective communication with securityholders and encourage their participation at general meetings or during investor conference calls. The Disclosure Policy applies to all directors, managers, officers, employees, and contractors of, and consultants to, the Corporation or its subsidiaries, including of Mercer Park L.P., who have access to confidential corporate information of the Corporation, as well as those persons designated from time to time by the Chief Executive Officer to communicate on behalf of the Corporation.

The Board expects its directors, officers and employees to act ethically at all times. Each director of the Corporation must disclose all actual or potential conflicts of interest and refrain from voting on matters in which such director has a conflict of interest. In addition, the director must excuse himself or herself from any discussion or decision on any matter in which the director is precluded from voting as a result of a conflict of interest. The Corporation’s compensation, nominating and corporate governance committee (the “C&CG Committee”) is responsible for reviewing investigations and any resolutions of complaints received under any policies of the Corporation on conflicts of interest and ethics and report periodically to the Board thereon.

Further, the Corporation’s businesses are subject to a variety of laws, regulations and guidelines relating to the manufacture, management, transportation, storage and disposal of marijuana, including laws and regulations relating to health and safety, the conduct of operations and the protection of the environment. Achievement of the Corporation’s business objectives is contingent, in part, upon compliance with applicable regulatory requirements and obtaining all requisite regulatory approvals. The Corporation, through its management and with the assistance of its various advisors, seeks to remain abreast of the evolving environmental rules, regulations and protocols applicable to the Corporation’s businesses in order to ensure that its internal practices and policies are following applicable standards.

Nomination of Directors

The C&CG Committee’s role, in consultation with the Chairman of the Board and the Chief Executive Officer, is to recruit and identify individuals qualified to become new Board members and to recommend to the Board candidates for election as directors and candidates for appointment to Board committees, as set out in the C&CG Committee’s mandate. The Chairman may also consult with the C&CG Committee regarding candidates for nomination or appointment to the Board.

Diversity

Board

The Corporation recognizes the benefits that diversity brings to the Corporation. The Board aims to be comprised of directors who have a range of perspectives, insights and views in relation to the issues affecting the Corporation. This belief in diversity is reflected in the Corporation’s diversity policy (the “Diversity Policy”). The Diversity Policy states that the Board should include individuals from diverse backgrounds, having regard to, among other things, skills, regional and industry experience, professional expertise, personal skills, background, race, gender, status, age, education, nationality, culture, language and geographic background. Accordingly, consideration of whether the diverse attributes highlighted in the Diversity Policy are sufficiently represented on the Board is an important component of the selection process for new Board members.

None of the six proposed directors is female. The Corporation recognizes the value of the contribution of members with diverse attributes on the Board and is committed to ensuring that there is representation of women on the Board. However, the Corporation has not and does not intend to establish a target or adopt specific policies regarding the number of women on the Board. The Corporation believes a target would not be the most effective way of ensuring the Board is comprised of individuals with diverse attributes and backgrounds. The Corporation will, however, evaluate the appropriateness of adopting targets in the future. Selection of female candidates to join the Board will be, in part, dependent on the pool of female candidates with the necessary skills, knowledge and experience, and the ultimate decision will be based on merit and the contribution the chosen candidate(s) will bring to the Board.

Management

The Corporation believes that a diversity of backgrounds, opinions and perspectives and a culture of inclusion helps to create a healthy and dynamic workplace, which improves overall business performance. The Corporation recognizes the value of ensuring that the Corporation has leaders who are women. The Corporation has and intends to work to develop its employees internally and provide them with opportunities to advance their careers. The Corporation has developed a strategy and execution plan to work towards increasing the representation of women in leadership roles at all levels of the organization. One of the objectives of this initiative is to ensure that there are highly qualified women within the Corporation available to fill vacancies in executive officer and other leadership positions. In appointing individuals to its leadership team, both at the corporate level and business vertical level, the Corporation weighs a number of factors, including the skills and experience required for the position and the personal attributes of the candidates.

Jennifer Drake is currently the Chief Operating Officer of the Corporation. The Corporation does not intend to establish a target regarding the number of women in executive officer or senior leadership positions. The Corporation believes that the most effective way to achieve its goal of increasing the representation of women in leadership roles at all levels of the organization is to identify high-potential women within the Corporation and work with them to ensure they develop the skills, acquire the experience and have the opportunities necessary to become effective leaders. The Corporation will, however, evaluate the appropriateness of adopting targets in the future.

Compensation

See the Corporation’s Form 51-102F6V – Statement of Executive Compensation for the financial year ended December 31, 2019, which can be found on SEDAR at www.sedar.com under the Corporation’s profile, which provides information on the Corporation’s director and executive compensation practices.

Board Committees

The standing committees of Board are the audit committee (the “Audit Committee”), the C&CG Committee, the Executive Committee, the acquisition committee (the “Acquisition Committee”) and the disclosure policy committee (the “Disclosure Policy Committee”).

The Audit Committee is authorized and empowered to provide assistance to the Board in fulfilling its responsibility to the Ayr Shareholders, potential shareholders and the investment community, including without limitation, to recommend to the Board the appointment and compensation of the external auditors of the Corporation, to oversee the work and review the qualifications and independence of the external auditors of the Corporation, to review the financial statements of the Corporation and public disclosure documents containing financial information, to pre-approve all non-audit services to be provided by the external auditors of the Corporation and to establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls or auditing matters. The Audit Committee is comprised of Jonathan Sandelman, Charles Miles and Chris R. Burggraeve. The Board adopted an updated Audit Committee charter attached as Appendix “C” to this Circular.

The C&CG Committee is authorized and empowered to exercise a wide range of roles in respect of compensation, nomination and corporate governance matters, and its primary mandate includes, without limitation, assessing the effectiveness of the Board as a whole, the committees of the Board and the contribution of individual directors, determining and making recommendations with respect to all forms of compensation to be granted to the Chief Executive Officer of the Corporation, reviewing the Chief Executive Officer’s recommendations respecting compensation of the other senior executives of the Corporation, recommending to the Board candidates for election as directors and candidates for appointment to Board committees and advising the Board on enhancing the Corporation’s corporate governance through a continuing assessment of the Corporation’s approach to corporate governance. The C&CG Committee is comprised of Jonathan Sandelman, Charles Miles and Chris R. Burggraeve.

The Executive Committee is authorized and empowered to undertake, and in the interests of efficiency, has been delegated with, all of the powers of the Board, to the maximum extent permitted under the BCBCA and the Corporation’s Articles. The Executive Committee is comprised of Jonathan Sandelman, Charles Miles, Chris R. Burggraeve, Steve Menzies, Louis Karger and Glenn Isaacson.

The Acquisition Committee is authorized and empowered to manage and do all things in connection with smaller acquisitions, being acquisitions with an enterprise value less than the greater of 1% of the then market capitalization of Ayr (taking into account all exchangeable shares then issued and all in-the-money warrants then issued) and $10 million (provided that no member of the Acquisition Committee has any material conflict of interest in connection therewith), including authorizing share or debt issuances and/or payment of cash as consideration for such acquisitions and approving the terms of acquisition-related agreements. The Acquisition Committee is comprised of Jonathan Sandelman, Charles Miles and Jennifer Drake.

The Disclosure Policy Committee is authorized and empowered to assist in determining whether information is material information, to seek to ensure the timely disclosure of material information in accordance with applicable securities laws, to supervise the preparation of the disclosures contained in the Corporation’s disclosure documents, to oversee the Corporation’s disclosure practices, and to monitor and evaluate the effectiveness of, and compliance with, its corresponding policy. The Disclosure Policy Committee consists of the Chairman and Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer (COO) of the Corporation. Each member of the committee may appoint a designate.

Assessments

Based upon the Corporation’s size, its current state of development and the number of individuals on the Board, the Board considers a formal process for accessing the effectiveness and contribution of the Board as a whole, its committees or individual directors to be unnecessary at this time. Given that the Board and its committees meet on several occasions each year, each director has regular opportunity to assess the Board as a whole, its committees and other directors in relation to the Board and such director’s assessment of the competencies and skills that the Board and its committees should possess. The Board plans to continue to evaluate its own effectiveness and the effectiveness of its committees and individual directors in such manner for the foreseeable future.

NORMAL COURSE ISSUER BID

On September 24, 2019, the Corporation announced a normal course issuer bid (the “NCIB”) to purchase, through the facilities of the CSE and in accordance with the requirements of the CSE, a maximum of 5% of the Corporation’s issued and outstanding Subordinate Voting Shares during any 12-month period, which as at the announcement of the program for the 12-month period thereafter, represented 725,892 Subordinate Voting Shares. Ayr appointed Canaccord Genuity Corp. to purchase the Subordinate Voting Shares pursuant to the NCIB.

The NCIB commenced on October 1, 2019 (the “NCIB Commencement Date”) and will terminate on the earliest of: (i) the date that is 12 months following the NCIB Commencement Date; (ii) the date on which the 5% maximum is purchased pursuant to the NCIB; and (iii) the date on which Ayr provides written notice to Odyssey, its transfer agent, that the NCIB is terminated.

As at September 30, 2020, the Corporation had repurchased 71,500 of its outstanding Subordinate Voting Shares under the NCIB, of which 7,400 Subordinate Voting Shares have been cancelled, and 64,100 Subordinate Voting Shares are being held as treasury shares by Ayr, which are not entitled to dividends or voting rights.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

Certain Canadian Federal Income Tax Considerations

The following is, as of the date of this Circular, a summary of the principal Canadian federal income tax considerations in respect of the Amendment that are generally applicable under the Income Tax Act (Canada) (the “Tax Act”) to a beneficial owner of Multiple Voting Shares or Subordinate Voting Shares who, at all relevant times, for purposes of the Tax Act, deals at arm’s length with, and is not affiliated with, the Corporation and who holds such shares (or, in conjunction with and following the Amendment, any class of Equity Shares) as capital property (a “Holder”), all within the meaning of the Tax Act. An Equity Share will generally be considered to be capital property to a Holder unless the Holder holds (or will hold) such Equity Share in the course of carrying on a business of trading or dealing in securities or has acquired (or will acquire) them in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (a) that is a “financial institution” for purposes of the “mark-to-market rules” in the Tax Act; (b) an interest in which is a “tax shelter investment” as defined in the Tax Act; (c) that is a “specified financial institution” as defined in the Tax Act; (d) that has made a “functional currency” election under the Tax Act to determine its “Canadian tax results”, as defined in the Tax Act, in a currency other than the Canadian currency; or (e) who enters into, or has entered into, a “derivative forward agreement” as such term is defined in the Tax Act, with respect to an Equity Share. Any such Holder to which this summary does not apply should consult its own tax advisor.

This summary does not address the possible application of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act to a Holder that (i) is a corporation resident in Canada and (ii) is or becomes (or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes), as part of a transaction or event or series of transactions or events that includes the acquisition of an Equity Share, controlled by a non-resident corporation, non-resident individual, non-resident trust, or group of any of the foregoing who do not deal at arm’s length with each other for purposes of such rules. Such Holders should consult their own tax advisors with respect to the possible application of these rules.

This summary is of a general nature only, is based upon the current provisions of the Tax Act, all specific proposals to amend the Tax Act which have been announced by or on behalf the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency. This summary assumes that the Tax Proposals will be enacted in the form proposed and does not take into account or anticipate any other changes in law, whether by way of judicial, legislative or governmental decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Tax Proposals will be enacted as proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in Equity Shares and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular Holder. Holders are urged to consult their own income tax advisors with respect to the tax consequences of the Amendment based on their own particular circumstances.

The Amendment

Amendments to Share Terms

The amendments to the terms of the Multiple Voting Shares and Subordinate Voting Shares will not, in and of themselves, result in a Holder realizing a capital gain or loss.

Conversion of Subordinate Voting Shares to Restricted Voting Shares upon Adoption of the Amendment

Upon the adoption of the Amendment Resolution (the “Adoption”), all of the Subordinate Voting Shares held by U.S. Persons (subject to certain exceptions) will be automatically converted to Restricted Voting Shares. Upon such conversion, a Holder of such Subordinate Voting Shares will be deemed under the Tax Act to have (i) disposed of its Subordinate Voting Shares for proceeds of disposition equal to the adjusted cost base of such shares immediately before the Adoption and (ii) acquired the Restricted Voting Shares at a cost equal to the adjusted cost base to such Holder of its Subordinate Voting Shares immediately before the Adoption. Accordingly, Holders will not realize a gain or loss under the Tax Act on the conversion.

Residents of Canada

The following portion of this summary applies to a Holder who, for the purposes of the Tax Act and any applicable income tax treaty or convention, is resident in Canada (a “Resident Holder”).

Certain Resident Holders who might not otherwise be considered to hold their Equity Shares as capital property may, in certain circumstances, be entitled to have such shares, and all other “Canadian securities” owned or subsequently owned by such Resident Holder, treated as capital property by making an irrevocable election in accordance with the Tax Act. Resident Holders should consult their own tax advisors to determine whether an election is available and advisable in their particular circumstances.

Dividends on Equity Shares

Dividends received on Equity Shares by a Resident Holder who is an individual (and certain trusts) will be included in the Resident Holder’s income and be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received by an individual from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit for “eligible dividends” properly designated as such by the Corporation.

Dividends received on Equity Shares by a Resident Holder that is a corporation will be included in the Resident Holder’s income and will generally be deductible in computing such Resident Holder’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “private corporation” (as defined in the Tax Act) or any other corporation resident in Canada and controlled, whether by reason of a beneficial interest in one or more trusts or otherwise, by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts), may be liable to pay a refundable tax under Part IV of the Tax Act on dividends received on the Equity Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income. Dividends received by a Resident Holder that is an individual or a trust, other than certain specified trusts, may give rise to minimum tax under the Tax Act.

A Resident Holder may be subject to United States withholding tax on dividends received on the Equity Shares. Any United States withholding tax paid by or on behalf of a Resident Holder in respect of dividends received on the Equity Shares by a Resident Holder may be eligible for foreign tax credit or deduction treatment where applicable under the Tax Act. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the Canadian tax otherwise payable in respect of income sourced in that country. Dividends received on the Equity Shares by a Resident Holder may not be treated as income sourced in the United States for these purposes. Resident Holders should consult their own tax advisors with respect to the availability of any foreign tax credits or deductions under the Tax Act in respect of any United States withholding tax applicable to dividends on the Equity Shares.

Dispositions of Equity Shares

A Resident Holder who disposes of or is deemed to have disposed of an Equity Share (other than a disposition arising on the conversion of Subordinate Voting Shares to Restricted Voting Shares upon the Adoption) will generally realize a capital gain (or incur a capital loss) in the year of disposition equal to the amount by which the proceeds of disposition in respect of such Equity Share exceed (or are exceeded by) the aggregate of the adjusted cost base of such Equity Share and any reasonable expenses associated with the disposition. The tax treatment of capital gains and capital losses is discussed below under “Taxation of Capital Gains and Capital Losses”.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder must be included in computing the Resident Holder’s income for the taxation year in which the disposition occurs. Subject to and in accordance with the provisions of the Tax Act, one-half of any capital loss incurred by a Resident Holder (an “allowable capital loss”) may be used to offset taxable capital gains realized by the Resident Holder in the taxation year of disposition. Allowable capital losses in excess of taxable capital gains for the taxation year of disposition may be applied to reduce net taxable capital gains realized by the Resident Holder in the three preceding taxation years or in any subsequent year in the circumstances and to the extent provided in the Tax Act.

The amount of any capital loss realized on the disposition of an Equity Share by a Resident Holder that is a corporation may, in certain circumstances, be reduced by the amount of dividends which have been previously received or deemed to have been received by the Resident Holder on such share. Similar rules may apply where a corporation is, directly or through a trust or partnership, a member of a partnership or a beneficiary of a trust that owns Equity Shares.

A Resident Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” (as defined in the Tax Act) may be subject to pay a refundable tax on its “aggregate investment income”, which is defined in the Tax Act to include capital gains.

In general terms, a Holder who is an individual (other than certain trusts) that realizes a capital gain on the disposition or deemed disposition of Equity Shares may be liable for alternative minimum tax under the Tax Act.

Conversion of Equity Shares

The conversion of shares of a class of Equity Shares into shares of a different class of Equity Shares (other than the conversion of Subordinate Voting Shares to Restricted Voting Shares upon the Adoption, as discussed above) will be deemed not to constitute a disposition of property for purposes of the Tax Act and, accordingly, will not give rise to a capital gain or capital loss. The cost to a Resident Holder of the Equity Shares received on such conversion will be deemed to be equal to the Resident Holder’s adjusted cost base of the converted shares immediately before the conversion. For the purpose of computing the adjusted cost base to a Holder of each Equity Share of a particular class acquired on such conversion, the cost of such Equity Share must be averaged with the adjusted cost base to such Holder of all other shares of that class (if any) held by the Holder as capital property immediately prior to the conversion.

Non-Residents of Canada

The following portion of this summary is applicable to a Holder who, for the purposes of the Tax Act and at all relevant times, is not resident nor deemed to be resident in Canada and does not use or hold, and is not deemed to use or hold, the Equity Shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). Special rules which are not discussed in this summary may apply to a non-resident that is an insurer carrying on business in Canada and elsewhere.

Dividends on Equity Shares

Any dividends on Equity Shares paid or credited or deemed to be paid or credited to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividends, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under any applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident. For example, where a Non-Resident Holder is a resident of the United States, is fully entitled to the benefits under the Canada-United States Income Tax Convention (1980), as amended, and is the beneficial owner of the dividend, the applicable rate of Canadian withholding tax is generally reduced to 15% of the amount of such dividend.

Dispositions of Equity Shares

A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of an Equity Share, nor will capital losses arising therefrom be recognized under the Tax Act, unless the Equity Share constitutes “taxable Canadian property” to the Non-Resident Holder for purposes of the Tax Act, and the gain is not exempt from tax pursuant to the terms of an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident.

As long as the Equity Share is listed on a designated stock exchange (which currently includes the Canadian National Stock Exchange (operating as the Canadian Securities Exchange)), such share generally will not constitute taxable Canadian property of a Non-Resident Holder, unless: (a) at any time during the 60-month period immediately preceding the disposition or deemed disposition of such share: (i) 25% or more of the issued shares of any class or series of the share capital of the Corporation was owned by, or belonged to, one or any combination of (x) the Non-Resident Holder, (y) persons with whom the Non-Resident Holder did not deal at arm’s length (within the meaning of the Tax Act) and (z) partnerships in which the Non-Resident Holder or a person referred to in (y) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of the share was derived directly or indirectly from one or any combination of: (A) real or immovable property situated in Canada; (B) Canadian resource property (as defined in the Tax Act); (C) timber resource property (as defined in the Tax Act); or (D) options in respect of, or interests in, or for civil law rights in, property described in any of (A) through (C) above, whether or not such property exists; or (b) the share is otherwise deemed under the Tax Act to be taxable Canadian property.

If an Equity Share is taxable Canadian property to a Non-Resident Holder, any capital gain realized on the disposition or deemed disposition of such share may not be subject to Canadian federal income tax pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of the Non-Resident Holder. Non-Resident Holders whose Equity Shares are taxable Canadian property should consult their own tax advisors.

Conversion of Equity Shares

The tax consequences of the conversion of shares of a class of Equity Shares into shares of a different class of Equity Shares (other than the conversion of Subordinate Voting Shares to Restricted Voting Shares upon the Adoption, as discussed above) are the same as those described above under “Residents of Canada – Conversion of Equity Shares”.

Other Tax Considerations

This Circular does not address any tax considerations of the Amendment other than Canadian federal income tax considerations, nor does it address the particular circumstances of any shareholder. Ayr Shareholders who are resident in jurisdictions other than Canada, including those in the United States, should consult their tax advisors with respect to the tax implications of the Amendment, including any associated filing requirements, in such jurisdictions and with respect to the tax implications in such jurisdictions of owning Ayr Shares after the Amendment. Ayr Shareholders should also consult their own tax advisors regarding Canadian federal, provincial or territorial, and United States federal, state and local tax considerations of the Amendment or of holding Ayr Shares.

OTHER INFORMATION

Indebtedness of Directors and Executive Officers

None of the directors, executive officers, employees, former directors, former executive officers or former employees of the Corporation or any of its subsidiaries, and none of their respective associates, is or has within 30 days before the date of this Circular or at any time since the beginning of the most recently completed financial year been indebted to the Corporation or any of its subsidiaries or another entity whose indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar agreement or understanding provided by the Corporation or any of its subsidiaries.

Management Contracts

Mercer Park, L.P. entered into a management agreement with the Corporation dated May 24, 2019, governing a month-to-month arrangement. In exchange for a monthly management fee, the related entity provides the Corporation with administrative support, management services, office space, and utilities. In addition, the management fees pay other corporate or centralized expenses based on actual cost, including but not limited to legal and professional fees, software, and insurance. Jonathan Sandelman and certain of the executive officers are employed and compensated directly by Mercer Park, L.P. pursuant to the management agreement, which compensation is reimbursed by the Corporation. For the three and six months ended June 30, 2020, the Corporation incurred management fees of $1,193,206 and $2,322,258, respectively.

Interests of Certain Persons and Companies in Matters to be Acted Upon

No director, proposed director nominee or officer of the Corporation, or any person who has been a director or officer of the Corporation at any time since the beginning of the Corporation’s last fiscal year, nor any associate or affiliate of any such person, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, other as set forth herein.

Interests of Informed Persons in Material Transactions

No director, proposed director nominee or officer of the Corporation, or any person who has been a director or officer of the Corporation at any time since the beginning of the Corporation’s last fiscal year, nor any associate or affiliate of any such person, has any material interests, direct or indirect, by way of beneficial ownership of securities or otherwise, in any proposed transaction which has materially affected or would materially affect the Corporation or any of its subsidiaries other than as disclosed in this Circular or under “Related Party Transactions and Balances” in the 2019 Financial Statements.

Additional Information

The Corporation’s financial information for the year ended December 31, 2019 is contained in the 2019 Financial Statements and the management’s discussion and analysis for the three months and year ended December 31, 2019 and 2018 (the “2019 MD&A”). Additional information about the Corporation, including the 2019 Financial Statements and the 2019 MD&A are accessible on SEDAR at www.sedar.com under the Corporation’s profile or on the Corporation’s website at www.ayrstrategies.com. Shareholders may, upon request made via email at IR@ayrstrategies.com, receive a copy of the 2019 Financial Statements and the 2019 MD&A. Shareholders may also obtain a hard copy of the Circular by following the instructions on the notice of availability of proxy materials sent to their attention.

Approval of Circular

The contents and sending of this Circular have been approved by the Board.

DATED at New York, New York on this 30th day of September, 2020.

AYR STRATEGIES INC.

“Jonathan Sandelman”

Chairman, Chief Executive Officer and Corporate Secretary

APPENDIX “A”

AMENDMENT RESOLUTION

(See attached)

A - 1

AMENDMENT RESOLUTION

of

AYR STRATEGIES INC.

(the “Corporation”)

RESOLVED AS A SPECIAL RESOLUTION THAT:

Amendment of Articles

1.	The articles of the Corporation dated July 31, 2017, as amended by the articles of amendment dated December 14, 2017, and as further amended by the articles of amendment dated May 24, 2019 (the “Articles”) are authorized to be altered (collectively, the “Amendment”):

(a)	to create two new share classes of the Corporation, being the restricted voting shares of the Corporation and the limited voting shares of the Corporation (or such other name designation as determined by the Chief Executive Officer of the Corporation), each without par value and having the special rights and restrictions substantially set out in Appendix “B” attached hereto; and

(b)	to amend the terms of the existing multiple voting shares of the Corporation and the existing subordinate voting shares of the Corporation, each having the special rights and restrictions substantially set out in Appendix “B” attached hereto;

2.	The Corporation shall adopt the amended articles substantially in the form set out in Appendix “B” hereto (the “Amended Articles”), with such amendments as any one director or officer of the Corporation may approve, and all amendments to the aforesaid Amended Articles, as amended, reflected therein are approved.

3.	Amended Articles altering the Articles to reflect the effect of this resolution and the Amendment shall be filed by or on behalf of the Corporation.

4.	The directors of the Corporation are authorized, in their discretion, by resolution, to abandon the Amendment and the Amended Articles without further approval, ratification or confirmation by the shareholders of the Corporation.

General

5.	Any one or more of the directors or officers of the Corporation is hereby authorized and directed, acting for, in the name of and on behalf of the Corporation, to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or cause to be delivered, such other documents and instruments, and to do or cause to be done all such other acts and things, as may in the opinion of such director or officer of the Corporation be necessary or desirable to carry out the intent of the foregoing resolution (including, without limitation, the execution and filing of the aforementioned Amended Articles, and any applications, documents, filings or certificates in connection therewith), the execution of any such application, document, filing or certificate or the doing of any such other act or thing by any director or officer of the Corporation being conclusive evidence of such determination.

A - 2

APPENDIX “B”

PROPOSED AMENDED ARTICLES

(See attached)

Article 1
Interpretation

Section 1.1	Definitions

In these ~~Articles~~ amended and restated articles (the “Articles”), the following words and phrases have the meanings set out beside them:

“appropriate person” has the meaning assigned in the Securities Transfer Act;

“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

“Change of Control Transaction” means an amalgamation, arrangement, recapitalization, business combination or similar transaction of the Company, other than an amalgamation, arrangement, recapitalization, business combination or similar transaction that would result in (i) the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the continuing entity or its direct or indirect parent) more than fifty percent (50%) of the total voting power of the voting securities of the Company, the continuing entity or its direct or indirect parent, and more than fifty percent (50%) of the total number of outstanding shares of the Company, the continuing entity or its direct or indirect parent, in each case as outstanding immediately after such transaction, and (ii) the shareholders of the Company immediately prior to the transaction owning voting securities of the Company, the continuing entity or its direct or indirect parent immediately following the transaction in substantially the same proportions (vis-a-vis each other) as such shareholders owned the voting securities of the Company immediately prior to the transaction (provided that in neither event shall the exercise of any exchangeable shares of a subsidiary of the Company that are exchangeable into shares of the Company be taken into account in such determination);

“Coattail Agreement” has the meaning ascribed thereto in Section 25.2(1)(h);

“Company” means the company whose name is set out at the top of page 1, being the company which has adopted these Articles;

“courts” has the meaning ascribed thereto in Section 27.1(1);

“Covered Persons” has the meaning ascribed thereto in Section 28.1;

“Equity Shares” means collectively, the Multiple Voting Shares, the Subordinate Voting Shares, the Restricted Voting Shares and the Limited Voting Shares, and “Equity Share” shall mean any of them;

“enforcement action” has the meaning ascribed to such term in Section 27.1(2);

“Exchange” means the Canadian Securities Exchange (including any successor stock exchange), or any other stock exchange on which the Subordinate Voting Shares are then listed;

“Excluded Opportunity” has the meaning ascribed to such term in Section 28.1;

“Foreign Action” has the meaning ascribed to such term in Section 27.1(2);

“FPI Threshold” has the meaning ascribed to such term in Section 25.3(1)(g)(2);

“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

“legal personal representative” means the personal or other legal representative of the shareholder;

“Limited Voting Shares” means the limited voting shares of the Company, subject to regulatory approval, failing which, means the non-voting shares of the Company and all references in these Articles to “Limited Voting Share” shall thereinafter refer to “Non-Voting Share”;

“Multiple Voting Shares” means the multiple voting shares of the Company;

“Nominating Shareholder” has the meaning ascribed thereto in Section 26.1(1)(c);

“Non-U.S. Person” means any Person or entity that is not a U.S. Person;

“Notice Date” has the meaning ascribed thereto in Section 26.3(1)(a);

“Person” means any individual, partnership, corporation, company, association, trust, joint venture or limited or unlimited liability company, and for greater certainty, shall include any U.S. Person or Non-U.S. Person;

“protected purchaser” has the meaning assigned in the Securities Transfer Act;

“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

“Restricted Voting Shares” means the restricted voting shares of the Company;

“seal” means the seal of the Company, if any;

“Securities Act” means the Securities Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

“securities legislation” means statutes concerning the regulation of securities markets and trading in securities and the regulations, rules, forms and schedules under those statutes, all as amended from time to time, and the blanket rulings and orders, as amended from time to time, issued by the securities commissions or similar regulatory authorities appointed under or pursuant to those statutes; “Canadian securities legislation” means the securities legislation in any applicable province or territory of Canada and includes the Securities Act; and “U.S. securities legislation” means the securities legislation in the federal jurisdiction of the United States and in any state of the United States and includes the Securities Act of 1933 and the Securities Exchange Act of 1934;

“Securities Transfer Act” means the Securities Transfer Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act; ~~and~~

“Specified Exceptions” has the meaning ascribed thereto in Section 25.1(1)(g)(3);

“Subordinate Voting Shares” means the subordinate voting shares of the Company~~.~~;

“U.S. Person” has the meaning ascribed thereto in Rule 903(k) of Regulation S under the U.S. Securities Act (as may be amended or replaced from time to time);

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

Section 1.2	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

Section 1.3	Deeming Provision – Directly or Indirectly

For purposes of these Articles, any reference to any of the Equity Shares that is “held” or “beneficially owned or controlled” by a Person shall refer to and include such Equity Shares held, beneficially owned or controlled, directly or indirectly, by such Person.

Article 2
SHARES AND SHARE CERTIFICATES

Section 2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the kinds, classes and, if any, series described in the Notice of Articles of the Company.

Section 2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

Section 2.3	Shareholder Entitled to Certificate or Acknowledgment

Unless the shares of which the shareholder is the registered owner are uncertificated shares within the meaning of the Business Corporations Act, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several ~~persons~~Persons, the Company is not bound to issue more than one share certificate or acknowledgment and delivery of a share certificate or an acknowledgment to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.

Section 2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company (including the Company’s legal counsel or transfer agent) is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

Section 2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement

(1)	If the Company is satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, it must, on production to it of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as it thinks fit:

(a)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(b)	issue a replacement share certificate or acknowledgment, as the case may be.

Section 2.6	Replacement of Lost, Destroyed or Wrongfully Taken Certificate

(1)	If a ~~person~~ Person entitled to a share certificate claims that the share certificate has been lost, destroyed or wrongfully taken, the Company must issue a new share certificate, if that ~~person~~ Person:

(a)	so requests before the Company or its transfer agent has notice that the share certificate has been acquired by a protected purchaser;

(b)	provides the Company and its transfer agent with an indemnity bond sufficient in the Company and its transfer agent’s ~~judgement~~ judgment to protect the Company and its transfer agent from any loss that the Company or its transfer agent may suffer by issuing a new certificate; and

(c)	satisfies any other reasonable requirements imposed by the Company or its transfer agent.

A ~~person~~ Person entitled to a share certificate may not assert against the Company a claim for a new share certificate where a share certificate has been lost, apparently destroyed or wrongfully taken if that ~~person~~ Person fails to notify the Company of that fact within a reasonable time after that ~~person~~ Person has notice of it and the Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, apparent destruction or wrongful taking of the share certificate.

Section 2.7	Recovery of New Share Certificate

If, after the issue of a new share certificate, a protected purchaser of the original share certificate presents the original share certificate for the registration of transfer, then in addition to any rights under any indemnity bond, the Company may recover the new share certificate from a ~~person~~ Person to whom it was issued or any ~~person~~ Person taking under that ~~person~~ Person other than a protected purchaser.

Section 2.8	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as represented by the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

Section 2.9	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Sections 2.5, 2.6 or 2.8, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

Section 2.10	Recognition of Trusts

Except as required by law or statute or these Articles, no ~~person~~ Person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

Article 3
ISSUE OF SHARES

Section 3.1	Directors Authorized

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may allot, sell, issue and otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the ~~persons~~Persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

Section 3.2	Commissions and Discounts

The Company may pay at any time a reasonable commission or allow a reasonable discount to any ~~person~~ Person in consideration of that ~~person~~ Person purchasing or agreeing to purchase shares of the Company from the Company or any other ~~person~~ Person or procuring or agreeing to procure purchasers for shares of the Company.

Section 3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

Section 3.4	Conditions of Issue

(1)	Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(a)	consideration is provided to the Company for the issue of the share by one or more of the following:

(i)	past services performed for the Company;

(ii)	property;

(iii)	money; and

(b)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Section 3.1.

Section 3.5	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

Article 4
SHARE REGISTERS

Section 4.1	Central Securities Register

(1)	The Company must maintain in British Columbia a central securities register as required by the Business Corporations Act. The directors may appoint:

(a)	an agent to maintain the central securities register; and

(b)	one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares.

The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

(2)	So long as they are publicly listed and subject to the Business Corporations Act, the Subordinate Voting Shares, Restricted Voting Shares and Limited Voting Shares may, in the Company’s discretion, be subject to a single securities register (with appropriate notations to indicate the applicable class where applicable).

Section 4.2	Closing Register

The Company must not at any time close its central securities register.

Article 5
SHARE TRANSFERS

Section 5.1	Registering Transfers

(1)	The Company must register a transfer of a share of the Company if either:

(a)	the Company or the transfer agent or registrar for the class or series of share to be transferred has received:

(i)	in the case where the Company has issued a share certificate in respect of the share to be transferred, that share certificate and a written instrument of transfer (which may be on a separate document or endorsed on the share certificate) made by the shareholder or other appropriate ~~person~~ Person or by an agent who has actual authority to act on behalf of that ~~person~~ Person;

(ii)	in the case of a share that is not represented by a share certificate (including an uncertificated share within the meaning of the Business Corporations Act and including the case where the Company has issued a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate in respect of the share to be transferred), a written instrument of transfer, made by the shareholder or other appropriate ~~person~~ Person or by an agent who has actual authority to act on behalf of that ~~person~~ Person; and

(iii)	such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, that the written instrument of transfer is genuine and authorized and that the transfer is rightful or to a protected purchaser (which may include a medallion or similar signature guarantee); or

(b)	all the preconditions for a transfer of a share under the Securities Transfer Act have been met and the Company is required under the Securities Transfer Act to register the transfer.

Section 5.2	Waivers of Requirements for Transfer

The Company may waive any of the requirements set out in Section 5.1(1)(a) and any of the preconditions referred to in Section 5.1(1)(b).

Section 5.3	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the Company or the transfer agent for the class or series of shares to be transferred.

Section 5.4	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

Section 5.5	Signing of Instrument of Transfer

If a shareholder or other appropriate ~~person~~ Person or an agent who has actual authority to act on behalf of that ~~person~~Person, signs an instrument of transfer in respect of shares registered in the name of the shareholder, subject to the Company or its transfer agent requiring a medallion or similar signature guarantee and/or other evidence of authority, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified but share certificates are deposited with the instrument of transfer, all the shares represented by such share certificates:

(a)	in the name of the ~~person~~ Person named as transferee in that instrument of transfer; or

(b)	if no ~~person~~ Person is named as transferee in that instrument of transfer, in the name of the ~~person~~ Person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

Section 5.6	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the ~~person~~ Person named in the instrument of transfer as transferee or, if no ~~person~~ Person is named as transferee in the instrument of transfer, of the ~~person~~ Person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

Article 6
TRANSMISSION OF SHARES

Section 6.1	Legal Personal Representative Recognized on Death

In the case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder’s name and the name of another ~~person~~ Person in joint tenancy, the surviving joint holder, will be the only ~~person~~ Person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a ~~person~~ Person as a legal personal representative of a shareholder, the directors may require the original grant of probate or letters of administration or a court certified copy of them or the original or a court certified or authenticated copy of the grant of representation, will, order or other instrument or other evidence of the death under which title to the shares or securities is claimed to vest.

Section 6.2	Rights of Legal Personal Representative

The legal personal representative of a shareholder has the rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles and applicable securities legislation, if appropriate evidence of appointment or incumbency within the meaning of the Securities Transfer Act has been deposited with the Company. This Section 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder’s name and the name of another ~~person~~ Person in joint tenancy.

Article 7
PURCHASE OF SHARES

Section 7.1	Company Authorized to Purchase or Otherwise Acquire Shares

Subject to Section 7.2, the special rights or restrictions attached to the shares of any class or series of shares, the Business Corporations Act and applicable securities legislation, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the directors.

Section 7.2	No Purchase, Redemption or Other Acquisition When Insolvent

(1)	The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)	the Company is insolvent; or

(b)	making the payment or providing the consideration would render the Company insolvent.

Section 7.3	Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares

(1)	If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)	is not entitled to vote the share at a meeting of its shareholders;

(b)	must not pay a dividend in respect of the share; and

(c)	must not make any other distribution in respect of the share.

Article 8
BORROWING POWERS

(1)	The Company, if authorized by the directors, may:

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other ~~person~~ Person and at such discounts or premiums and on such other terms as they consider appropriate;

(c)	guarantee the repayment of money by any other ~~person~~ Person or the performance of any of any other ~~person~~Person; and

(d)	mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

Article 9
ALTERATIONS

Section 9.1	Alteration of Authorized Share Structure

(1)	Subject to Section 9.2, the Company may by:

(a)	a resolution of its board of directors:

(i)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(ii)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(iii)	alter the identifying name of any of its shares; and

(iv)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares.

(b)	an ordinary resolution:

(i)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares; and

(ii)	if the Company is authorized to issue shares of a class of shares with par value:

(A)	decrease the par value of those shares; and

(B)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares.

(c)	a special resolution, otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

Section 9.2	Special Rights and Restrictions

(1)	The Company may by ordinary resolution:

(a)	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, unless any of those shares have been issued in which case the Company may do so only by special resolution; or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of unless any of those shares have been issued in which case the Company may do so only by special resolution.

Section 9.3	Change of Name

The Company may by a resolution of its board of directors or ordinary resolution authorize an alteration of its Notice of Articles to change its name or adopt or change any translation of that name.

Section 9.4	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

Article 10
MEETINGS OF SHAREHOLDERS

Section 10.1	Annual General Meetings

The Company must, unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, hold its first annual general meeting following incorporation, amalgamation or continuation within 18 months after the date on which it was incorporated or otherwise created and recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place, either in or outside British Columbia, as may be determined by the directors.

Section 10.2	Resolution Instead of Annual General Meeting

If all the shareholders entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business required to be transacted at that annual general meeting, the meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Section 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

Section 10.3	Calling and Location of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders to be held at such time and place, either in or outside British Columbia, as may be determined by the directors.

Section 10.4	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution, and any notice to consider approving an amalgamation into a foreign jurisdiction, an arrangement or the adoption of an amalgamation agreement, and any notice of a general meeting, class meeting or series meeting), in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days; and

(b)	otherwise, 10 days.

Section 10.5	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)	if and for so long as the Company is a public company, 21 days; and

(b)	otherwise, 10 days.

If no record date is set, it is 5:00 p.m. (Vancouver time) on the business day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

Section 10.6	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5:00 p.m. (Vancouver time) on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

Section 10.7	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the ~~persons~~ Persons entitled to notice does not invalidate any proceedings at that meeting. Any ~~person~~ Person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting. Attendance of a ~~person~~ Person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that ~~person~~ Person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Section 10.8	Notice of Special Business at Meetings of Shareholders

(1)	If a meeting of shareholders is to consider special business within the meaning of Section 11.1, the notice of meeting must:

(a)	state the general nature of the special business; and

(b)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

Section 10.9	Class Meetings and Series Meetings of Shareholders

Unless otherwise specified in these Articles, the provisions of these Articles relating to a meeting of shareholders will apply, with the necessary changes and so far as they are applicable, to a class meeting or series meeting of shareholders holding a particular class or series of shares.

Section 10.10	Electronic Meetings

The directors may determine that a meeting of shareholders shall be held entirely by means of telephonic, electronic or other communication facilities that permit all participants to communicate with each other during the meeting. A meeting of shareholders may also be held at which some, but not necessarily all, ~~persons~~ Persons entitled to attend may participate by means of such communications facilities, if the directors determine to make them available. A ~~person~~ Person participating in a meeting by such means is deemed to be present at the meeting.

Article 11
PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

Section 11.1	Special Business

(1)	At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of or voting at the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	the setting of the remuneration of an auditor;

(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and

(ix)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

Section 11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

Section 11.3	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares and to Section 11.4, the quorum for the transaction of business at a meeting of shareholders is two shareholders who are present in ~~person~~ Person or represented by proxy and who represent at least 25% of the applicable class or series of shares.

Section 11.4	One Shareholder May Constitute Quorum

(1)	If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)	the quorum is one ~~person~~ Person who is, or who represents by proxy, that shareholder, and

(b)	that shareholder, present in ~~person~~ Person or by proxy, may constitute the meeting.

Section 11.5	Other Persons May Attend

The directors, the president (if any), the corporate secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other ~~persons~~ Persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those ~~persons~~ Persons does attend a meeting of shareholders, that ~~person~~ Person is not to be counted in the quorum and is not entitled to vote at the meeting unless that ~~person~~ Person is a shareholder or proxy holder entitled to vote at the meeting.

Section 11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

Section 11.7	Lack of Quorum

(1)	If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

Section 11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Section 11.7(1)(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the ~~person or persons~~ Person or Persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

Section 11.9	Chair

(1)	The following individuals are entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any; or

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the first of the following individuals to agree to act as chair: the chief executive officer or the president, if any.

Section 11.10	Selection of Alternate Chair

If, at any meeting of shareholders, the chair of the board or president are not present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the corporate secretary, if any, or any director present at the meeting, that they will not be present at the meeting, one of the chief executive officer, the chief financial officer, a vice-president, the corporate secretary or the Company’s legal counsel may act as chair of the meeting and, failing them, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in ~~person~~ Person or by proxy may choose any ~~person~~ Person present at the meeting to chair the meeting.

Section 11.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Section 11.12	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

Section 11.13	Electronic Voting

Any vote at a meeting of shareholders may be held entirely or partially by means of telephonic, electronic or other communications facilities, if the directors determine to make them available, whether or not ~~persons~~ Persons entitled to attend participate in the meeting by means of communications facilities.

Section 11.14	Decisions by Show of Hands or Poll

(1)	Subject to the Business Corporations Act:

(a)	for so long as any Multiple Voting Shares are outstanding, every motion put to a vote at a meeting of shareholders will be decided by a poll, unless the chair determines otherwise;

(b)	if no Multiple Voting Shares are outstanding, every motion put to a vote at a meeting of shareholders will be decided on a show of hands or the functional equivalent of a show of hands by means of electronic, telephonic or other communications facility, unless a poll, before or on the declaration of the result of the vote by show of hands or the functional equivalent of a show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in ~~person~~ Person or by proxy.

Section 11.15	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands (or its functional equivalent) or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Section 11.14, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Section 11.16	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

Section 11.17	Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

Section 11.18	Manner of Taking Poll

(1)	Subject to Section 11.19, if a poll is duly demanded at a meeting of shareholders:

(a)	the poll must be taken:

(i)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii)	in the manner, at the time and at the place that the chair of the meeting directs;

(b)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c)	the demand for the poll may be withdrawn by the ~~person~~ Person who demanded it.

Section 11.19	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

Section 11.20	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and their determination made in good faith is final and conclusive.

Section 11.21	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

Section 11.22	No Demand for Poll on Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

Section 11.23	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

Section 11.24	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting at its records office, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three -month period, the Company may destroy such ballots and proxies.

Article 12
VOTES OF SHAREHOLDERS

Section 12.1	Number of Votes by Shareholder or by Shares

(1)	Subject to Section 25.2(1) and any other special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Section 12.3:

(a)	on a vote by show of hands, every ~~person~~ Person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(b)	on a poll, every shareholder entitled to vote on the matter is entitled, in respect of each share entitled to be voted on the matter and held by that shareholder, to that number of votes provided by these Articles or the Business Corporations Act and may exercise that vote either in ~~person~~ Person or by proxy.

Section 12.2	Votes of Persons in Representative Capacity

A ~~person~~ Person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the ~~person~~ Person satisfies the chair of the meeting, or the directors, that the ~~person~~ Person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

Section 12.3	Votes by Joint Holders

(1)	If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting of shareholders, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)	if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

Section 12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Section 12.3, deemed to be joint shareholders.

Section 12.5	Representative of a Corporate Shareholder

(1)	If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a ~~person~~ Person to act as ~~Its~~ its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(i)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(ii)	be provided, at the meeting, to the chair of the meeting or to a ~~person~~ Person designated by the chair of the meeting;

(b)	if a representative is appointed under this Section 12.5:

(i)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in ~~person~~ Person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

Section 12.6	When Proxy Provisions Do Not Apply to the Company

Sections 12.9 and 12.12 do not apply to the Company if and for so long as it is a public company.

Section 12.7	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

Section 12.8	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

Section 12.9	When Proxy Holder Need Not Be Shareholder

(1)	Subject to Section 12.6 a ~~person~~ Person must not be appointed as a proxy holder unless the ~~person~~ Person is a shareholder, although a ~~person~~ Person who is not a shareholder may be appointed as a proxy holder if:

(a)	the ~~person~~ Person appointing the proxy holder is a corporation or a representative of a corporation appointed under Section 12.5;

(b)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting;

(c)	the shareholders present in ~~person~~ Person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

Section 12.10	Deposit of Proxy

(1)	A proxy for a meeting of shareholders must:

(a)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)	unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a ~~person~~ Person designated by the chair of the meeting. A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

Section 12.11	Validity of Proxy Vote

(1)	A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	by the chair of the meeting, before the vote is taken.

Section 12.12	Form of Proxy

(1)	Subject to Section 12.6, a proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that ~~person~~Person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder):

Signed [month, day, year]
[Signature of shareholder]
[Name of shareholder-printed]

Section 12.13	Revocation of Proxy

(1)	Every proxy may be revoked by an instrument in writing that is:

(a)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	provided, at the meeting, to the chair of the meeting.

Section 12.14	Revocation of Proxy Must Be Signed

(1)	An instrument referred to in Section 12.13 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or their legal personal representative or trustee in bankruptcy;

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Section 12.5.

Section 12.15	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any ~~person~~ Person to vote at the meeting and may, but need not, demand from that ~~person~~ Person production of evidence as to the existence of the authority to vote.

Section 12.16	Chair May Determine Validity of Proxy.

The chair of any meeting of shareholders may determine whether or not a proxy deposited for use at the meeting, which may not strictly comply with the requirements of this Article 12 as to form, execution, accompanying documentation, time of filing or otherwise, shall be valid for use at the meeting, and any such determination made in good faith shall be final, conclusive and binding upon the meeting.

Article 13
DIRECTORS

Section 13.1	First Directors; Number of Directors

The Company shall have a minimum of three and a maximum of 15 directors. The number of directors initially is equal to the number of first directors after the Company is first recognized under the Business Corporations Act and thereafter is the number within the minimum and maximum determined by the directors from time to time. If the number of directors has not been determined as provided in this section, the number of directors is the number of directors holding office immediately following the most recent election or appointment of directors, whether at an annual or special general meeting of the shareholders, or by the directors pursuant to Section 14.7.

Section 13.2	Change in Number of Directors

(1)	If the number of directors is set under Section 13.1:

(a)	the shareholders may elect the directors needed to fill any vacancies in the board of directors up to that number; or

(b)	the directors, subject to Section 14.7, may appoint directors to fill those vacancies.

No decrease in the number of directors will shorten the term of an incumbent director.

Section 13.3	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Sections is in office.

Section 13.4	Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for their office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

Section 13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If they so decide, the remuneration, if any, of the directors will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

Section 13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses they may incur in and about the business of the Company.

Section 13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that , in the opinion of the directors  , are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, they may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that they may be entitled to receive.

Section 13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to their spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

Article 14
ELECTION AND REMOVAL OF DIRECTORS

Section 14.1	Election at Annual General Meeting

(1)	At every annual general meeting and in every unanimous resolution contemplated by Section 10.2:

(a)	the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set by the directors under these Articles; and

(b)	the directors cease to hold office ~~immediately before~~ upon the termination of the next annual general meeting at which the election or appointment of directors under paragraph (a) occurs but are eligible for re-election or re-appointment, subject to being nominated in accordance with Article 26.

Section 14.2	Consent to be a Director

(1)	No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

Section 14.3	Failure to Elect or Appoint Directors

(1)	If:

(a)	the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Section 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(b)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Section 10.2, to elect or appoint any directors;

(c)	then each director then in office continues to hold office until the earlier of:

(i)	the date on which their successor is elected or appointed; and

(ii)	the date on which they otherwise cease to hold office under the Business Corporations Act or these Articles.

Section 14.4	Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

Section 14.5	Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

Section 14.6	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

Section 14.7	Additional Directors

(1)	Notwithstanding Section 13.2, between annual general meetings or unanimous resolutions contemplated by Section 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Section 14.7 must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Section 14.7.

Any director so appointed ceases to hold office immediately ~~before~~ following the next annual general meeting at which the election or appointment of directors under Section 14.1(1)(a) occurs, but is eligible for re-election or re-appointment, subject to being nominated in accordance with Article 26.

Section 14.8	Ceasing to be a Director

(1)	A director ceases to be a director when:

(a)	the term of office of the director expires;

(b)	the director dies;

(c)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d)	the director is removed from office pursuant to Sections 14.9 or 14.10.

Section 14.9	Removal of Director by Shareholders

The Company may remove any director before the expiration of their term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

Section 14.10	Removal of Director by Directors

The directors may remove any director before the expiration of their term of office if the director is convicted of an indictable offence, convicted by a court of an offence under or found in breach and sanctioned by a securities regulatory authority of any Canadian ~~or United States~~ securities legislation or U.S. securities legislation, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

Article 15
POWERS AND DUTIES OF DIRECTORS

Section 15.1	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

Section 15.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any ~~person~~ Person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of ~~persons~~ Persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

Article 16
DISCLOSURE OF INTEREST OF DIRECTORS

Section 16.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

Section 16.2	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

Section 16.3	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

Section 16.4	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

Section 16.5	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to their office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

Section 16.6	No Disqualification

No director or intended director is disqualified by their office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

Section 16.7	Professional Services by Director or Officer

A director or officer, or any ~~person~~ Person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such ~~person~~ Person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

Section 16.8	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any ~~person~~ Person in which the Company may be interested as a shareholder or otherwise, and the director or officer is not accountable to the Company for any remuneration or other benefits received by them as director, officer or employee of, or from their interest in, such other ~~person~~Person.

Article 17
PROCEEDINGS OF DIRECTORS

Section 17.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

Section 17.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

Section 17.3	Chair of Meetings

(1)	The following individual is entitled to preside as chair at a meeting of directors:

(a)	the chair of the board, if any;

(b)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(c)	any other director chosen by the directors if:

(i)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(ii)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(iii)	the chair of the board and the president, if a director, have advised the corporate secretary, if any, or any other director, that they will not be present at the meeting.

Section 17.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in ~~person~~ Person or by telephone if all directors participating in the meeting, whether in ~~person~~ Person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in ~~person~~ Person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Section 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

Section 17.5	Calling of Meetings

A director may, and the corporate secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

Section 17.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Section 17.1, not less than 48 hours-' notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Section 23.1.

Section 17.7	When Notice Not Required

(1)	It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b)	the director, as the case may be, has waived notice of the meeting.

Section 17.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director, does not invalidate any proceedings at that meeting.

Section 17.9	Waiver of Notice of Meetings

(1)	Any director may send to the Company a document signed by them waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

(2)	Attendance of a director at a meeting of the directors is a waiver of notice of the meeting, unless that director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Section 17.10	Quorum

The quorum necessary for the transaction of the business of the directors shall be a majority of the board of directors or such other number as the directors may determine from time to time. If the number of directors is set at one or two, quorum is deemed to be set at one director, and that director may constitute a meeting.

Section 17.11	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

Section 17.12	Consent Resolutions in Writing

(1)	A resolution of the directors or of any committee of the directors may be passed without a meeting:

(a)	in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(b)	in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that they have or may have a disclosable interest, if each of the other directors who are entitled to vote on the resolution consents to it in writing.

A consent in writing under this Section may be by signed document, fax, e-mail or any other method of transmitting legibly recorded messages. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Section 17.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

Article 18
EXECUTIVE AND OTHER COMMITTEES

Section 18.1	Appointment and Powers of Executive Committee

(1)	The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(a)	the power to remove a director;

(b)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(c)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

Section 18.2	Appointment and Powers of Other Committees

(1)	The directors may, by resolution:

(a)	appoint one or more committees (other than the executive committee) consisting of the director or directors and, if applicable, officer or officers that they consider appropriate;

(b)	delegate to a committee appointed under paragraph (a) any of the directors’ powers, except:

(i)	the power to fill vacancies in the board of directors;

(ii)	the power to remove a director;

(iii)	the power to change the membership of, or fill vacancies in, any committee; and

(iv)	the power to appoint or remove officers appointed by the directors; and

(c)	make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

Section 18.3	Obligations of Committees

(1)	In the exercise of the powers delegated to a committee appointed under Sections 18.1 or 18.2, the committee must:

(a)	conform to any rules that may from time to time be imposed on it by the directors; and

(b)	report every act or thing done in exercise of those powers at such times as the directors may require.

Section 18.4	Powers of Board

(1)	The directors may, at any time, with respect to a committee appointed under Sections 18.1 or 18.2:

(a)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b)	terminate the appointment of, or change the membership of, the committee; and

(c)	fill vacancies in the committee.

Section 18.5	Committee Meetings

(1)	Subject to Section 18.3(1)(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Sections 18.1 or 18.2:

(a)	the committee may meet and adjourn as it thinks proper;

(b)	the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of the committee constitutes a quorum of the committee; and

(d)	questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

Article 19
OFFICERS

Section 19.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

Section 19.2	Functions, Duties and Powers of Officers

(1)	The directors may, for each officer:

(a)	determine the functions and duties of the officer;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

Section 19.3	Qualifications

An officer is not required to hold a share in the capital of the Company as qualification for their office but must be qualified as required by the Business Corporations Act to become, act or continue to act as an officer. One ~~person~~ Person may hold more than one position as an officer of the Company. Any ~~person~~ Person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

Section 19.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer, in addition to such remuneration, may receive, after they cease to hold such office or leaves the employment of the Company, a pension or gratuity.

Article 20
INDEMNIFICATION

Section 20.1	Definitions

(1)	In this Article ~~21~~20:

(a)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(b)	“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director or former director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of the Company:

(i)	is or may be joined as a party; or

(ii)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(c)	“expenses” has the meaning set out in the Business Corporations Act.

Section 20.2	Mandatory Indemnification of Directors and Officers and Former Directors and Officers

The Company must indemnify a director, officer, former director or officer of the Company and their heirs and legal personal representatives, as set out in the Business Corporations Act, against all eligible penalties to which such ~~person~~ Person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such ~~person~~ Person in respect of that proceeding. Each director, officer, former director and officer is deemed to have contracted with the Comp any on the terms of the indemnity contained in this Section 20.2.

Section 20.3	Mandatory Advancement of Expenses

The Company must pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding but the Company must first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the Business Corporations Act, the eligible party will repay the amounts advanced.

Section 20.4	Indemnification of Other Persons

The Company may indemnify any other ~~person~~ Person in accordance with the Business Corporations Act.

Section 20.5	Non-Compliance with the Business Corporations Act

The failure of a director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which they are entitled under this Part.

Section 20.6	Company May Purchase Insurance

(1)	The Company may purchase and maintain insurance for the benefit of any ~~person~~ Person (or their heirs or legal personal representatives) who:

(a)	is or was a director, officer, employee or agent of the Company;

(b)	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(c)	at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(d)	at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by them as such director, officer, employee or agent or ~~person~~ Person who holds or held such equivalent position.

Article 21
DIVIDENDS

Section 21.1	Payment of Dividends Subject to Special Rights

The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

Section 21.2	Declaration of Dividends

The directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

Section 21.3	No Notice Required

The directors need not give notice to any shareholder of any declaration under Section 21.2.

Section 21.4	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5:00 p.m. (Vancouver time) on the date on which the directors pass the resolution declaring the dividend.

Section 21.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

Section 21.6	Settlement of Difficulties

(1)	If any difficulty arises in regard to a distribution under Section 21.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a)	set the value for distribution of specific assets;

(b)	determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c)	vest any such specific assets in trustees for the ~~persons~~ Persons entitled to the dividend.

Section 21.7	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

Section 21.8	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

Section 21.9	Receipt by Joint Shareholders

If several ~~persons~~ Persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

Section 21.10	Dividend Bears No Interest

No dividend bears interest against the Company.

Section 21.11	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

Section 21.12	Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by electronic transfer, if so authorized by the shareholder, or by cheque, made payable to the order of the ~~person~~ Person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the ~~person~~ Person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque or the forwarding by electronic transfer will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

Section 21.13	Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

Article 22
DOCUMENTS, RECORDS AND REPORTS

Section 22.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

Section 22.2	Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

Article 23
NOTICES

Section 23.1	Method of Giving Notice

(1)	Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a ~~person~~ Person may be sent by any one of the following methods:

(a)	prepaid mail addressed to the ~~person~~ Person at the applicable address for that ~~person~~ Person as follows:

(i)	for a record mailed to a shareholder, the shareholder’s registered address;

(ii)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that ~~person~~ Person as follows, addressed to the ~~person~~Person:

(i)	for a record delivered to a shareholder, the shareholder’s registered address;

(ii)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(iii)	in any other case, the delivery address of the intended recipient;

(c)	fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)	e-mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class;

(e)	physical delivery to the intended recipient;

(f)	creating and providing a record posted on or made available through a general accessible electronic source and providing written notice by any of the foregoing methods as to the availability of such record; or

(g)	as otherwise permitted by applicable securities legislation.

Section 23.2	Deemed Receipt of Mailing

A record that is mailed to a ~~person~~ Person by ordinary mail to the applicable address for that ~~person~~ Person referred to in Section 23.1 is deemed to be received by the ~~person~~ Person to whom it was mailed on the day, Saturdays, Sundays and holidays (in Vancouver) excepted, following the date of mailing. A record that is delivered to a ~~person~~ Person or their applicable address is deemed to be received by the ~~person~~ Person on receipt by that ~~person~~ Person or delivery to that address. A record that is sent to a ~~person~~ Person by fax or e-mail is deemed to be received by the ~~person~~ Person on transmission if sent during business hours at the place of intended receipt by that ~~person~~ Person and, if not sent during their business hours, on the next business day of the place of intended receipt of that ~~person~~Person. A record that is delivered in accordance with Section 23.1(1)(f) is deemed to be received by the ~~person~~ Person on the day such written notice is sent.

Section 23.3	Certificate of Sending

A certificate signed by the corporate secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required, and sent as permitted, by Section 23.1 is conclusive evidence of that fact.

Section 23.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

Section 23.5	Notice to Trustees

(1)	A notice, statement, report or other record may be provided by the Company to the ~~persons~~ Persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the ~~persons~~ Persons claiming to be so entitled; or

(b)	if an address referred to in paragraph 23.5(1)(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

Article 24
SEAL

Section 24.1	Who May Attest Seal

(1)	Except as provided in Sections 24.2 and 24.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if the Company only has one director, that director; or

(d)	any one or more directors or officers or ~~persons~~ Persons as may be determined by the directors.

Section 24.2	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Section 24.1, the impression of the seal may be attested by the signature of any director or officer.

Section 24.3	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third ~~p arties~~ parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the ~~person~~ Person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the corporate secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary treasurer may in writing authorize such ~~person~~ Person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

Article 25
SPECIAL RIGHTS AND RESTRICTIONS

Section 25.1	Subordinate Voting Shares

(1)	An unlimited number of Subordinate Voting Shares, without nominal or par value, are authorized for issuance, having attached thereto the special rights and restrictions as set forth below:

(a)	Voting Rights.

Holders of Subordinate Voting Shares shall be entitled to notice of and to attend (if applicable, virtually) any meeting of the shareholders of the Company. Holders of Subordinate Voting Shares shall be entitled to vote at any meeting of the shareholders of the Company, ~~except~~ and at each such meeting, shall be entitled to one (1) vote in respect of each Subordinate Voting Share held, except for a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote.~~At each such meeting, holders of Subordinate Voting Shares shall be entitled to one vote in respect of each Subordinate Voting Share held.~~

Except as otherwise provided in these Articles (including without limitation the restrictions on voting rights for directors in the case of the Limited Voting Shares) or except as provided in the Business Corporations Act, Subordinate Voting Shares ~~and~~ , Multiple Voting Shares, Restricted Voting Shares and Limited Voting Shares are equal in all respects and shall vote together as if they were shares of a single class. In connection with any Change of Control Transaction requiring approval of the holders of ~~Subordinate Voting Shares and Multiple Voting~~ all Equity Shares under the Business Corporations Act, holders of ~~Subordinate Voting Shares and Multiple Voting~~ all Equity Shares shall be treated equally and identically, on a per share basis, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of outstanding Subordinate Voting Shares or their proxyholders in respect of a resolution approving such Change of Control Transaction, voting separately as a class at a meeting of the holders of that class called and held for such purpose.

~~For the purpose of these Articles, a “Change of Control Transaction” means an amalgamation, arrangement, recapitalization, business combination or similar transaction of the Company, other than an amalgamation, arrangement, recapitalization, business combination or similar transaction that would result in (i) the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the continuing entity or its direct or indirect parent) more than fifty percent (50%) of the total voting power of the voting securities of the Company, the continuing entity or its direct or indirect parent, and more than fifty percent (50%) of the total number of outstanding shares of the Company, the continuing entity or its direct or indirect parent, in each case as outstanding immediately after such transaction, and (ii) the shareholders of the Company immediately prior to the transaction owning voting securities of the Company, the continuing entity or its direct or indirect parent immediately following the transaction in substantially the same proportions (vis-a-vis each other) as such shareholders owned the voting securities of the Company immediately prior to the transaction (provided that in neither event shall the exercise of any exchangeable shares of a subsidiary of the Company that are exchangeable into shares of the Company be taken into account in such determination).~~

Notwithstanding the provisions of the second paragraph of this Section 25.1(1)(a), the holders of Subordinate Voting Shares shall be entitled to vote as a separate class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of these Articles (other than in respect of the creation of a series of preferred shares) which would: (i) adversely affect the rights or special rights of the holders of Subordinate Voting Shares~~,~~  (including an amendment to the terms of these Articles which provide that any Multiple Voting Shares sold or transferred to a Person that is not a Permitted Holder shall be automatically converted into Subordinate Voting Shares); or (ii) affect the holders of ~~Subordinate Voting Shares and Multiple Voting~~ any Equity Shares differently, on a per share basis; or (iii) except as already set forth herein, create any class or series of shares ranking equal to or senior to the Subordinate Voting Shares; and in each case such alteration, repeal or amendment shall not be effective unless a resolution in respect thereof is approved by a majority of the votes cast by holders of outstanding Subordinate Voting Shares.

(b)	Constraints on Ownership.

~~(b)Alteration to Rights of~~ Subject to the Specified Exceptions, the Subordinate Voting Shares~~.~~ may only be held, beneficially owned or controlled, by Non-U.S. Persons.

~~As long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution alter or amend these Articles if the result would (i) prejudice or interfere with any right or special right attached to the Subordinate Voting Shares, or (ii) affect the rights or special rights of holders of Subordinate Voting Shares or Multiple Voting Shares on a per share basis as provided herein.~~

(c)	Dividends.

Holders of Subordinate Voting Shares shall be entitled to receive, as and when declared by the board of directors, dividends in cash or property of the Company. No dividend will be declared or paid on ~~the Multiple Voting~~ any other class of Equity Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on a per share basis) on the Subordinate Voting Shares. The Subordinate Voting Shares shall rank equally with the other Equity Shares as to dividends on a share-for-share basis, without preference or distinction. In the event of the payment of a dividend in the form of shares, holders of Subordinate Voting Shares shall receive Subordinate Voting Shares, unless otherwise determined by the ~~Board of Directors of the Company~~board of directors, provided an equal number of shares is declared as a dividend or distribution on a then outstanding per-Equity Share basis, without preference or distinction, in each case.

(d)	Liquidation, Dissolution or Winding-Up.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares shall, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Subordinate Voting Shares, be entitled to participate ratably in the remaining property of the Company along with all holders of ~~Multiple Voting Shares and other holders of Subordinate Voting~~ the other classes of Equity Shares (on a per share basis).

(e)	Rights to Subscribe; Pre-Emptive Rights.

The holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or other securities of the Company now or in the future.

(f)	Subdivision or Consolidation.

No subdivision or consolidation of the Subordinate Voting Shares shall occur unless, simultaneously, the ~~Multiple Voting~~ other classes of Equity Shares are subdivided or consolidated or otherwise adjusted so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes. Subject to Section 25.1(1)(g), the Subordinate Voting Shares cannot be converted into any other class of shares.

(g)	Conversion of Subordinate Voting Shares ~~Upon an Offer.~~.

(1)	Automatic

Subject to the Specified Exceptions, each issued and outstanding Subordinate Voting Share shall be automatically converted into one Restricted Voting Share, without any further act on the part of the Company or of the holder, if such Subordinate Voting Share becomes held, beneficially owned or controlled, by a U.S. Person.

(2)	Upon an Offer

(i)	For the purposes of this Section 25.1(g)(2):

(A)	“Affiliate” has the meaning assigned by the Securities Act (Ontario) as, from time to time, amended, re-enacted or replaced;

(B)	“Associate” has the meaning assigned by the Securities Act (Ontario) as, from time to time, amended, re-enacted or replaced;

(C)	“Conversion Period” means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date;

(D)	“Converted Shares” means ~~Multiple Voting~~ Subject Equity Shares resulting from the conversion of Subordinate Voting Shares into ~~Multiple Voting~~ the Subject Equity Shares pursuant to subparagraph (ii);

(E)	“Exclusionary Offer” means an offer to purchase ~~Multiple Voting~~ Subject Equity Shares that:

(i)	is a General Offer; and

(ii)	is not made concurrently with an offer to purchase Subordinate Voting Shares that is identical to the offer to purchase ~~Multiple Voting.~~ the Subject Equity Shares in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror, and in all other material respects, and that has no condition attached other than the right not to take up and pay for shares tendered if no shares are purchased pursuant to the offer for ~~Multiple Voting~~ Subject Equity Shares;

and for the purposes of this definition, if an offer to purchase ~~Multiple Voting~~ Subject Equity Shares is a General Offer but not an Exclusionary Offer, the varying of any term of such offer shall be deemed to constitute the making of a new offer unless a variation identical in all material respects concurrently is made to the corresponding offer to purchase Subordinate Voting Shares;

(F)	“Expiry Date” means the last date on which holders of ~~Multiple Voting~~ the Subject Equity Shares may accept an Exclusionary Offer;

(G)	“General Offer” means an offer to purchase ~~Multiple Voting~~ Subject Equity Shares that must, by reason of applicable securities legislation or the requirements of any stock exchange on which the ~~Multiple Voting~~ Subject Equity Shares are listed, be made to all or substantially all holders of ~~Multiple Voting~~ Subject Equity Shares who are in a province of Canada to which any such legislation or requirement applies (assuming that the offeree was resident in Ontario);

(H)	“Offer Date” means the date on which an Exclusionary Offer is made;

(I)	“Offeror” means a Person that makes an offer to purchase ~~Multiple Voting~~ the Subject Equity Shares (the “bidder”), and includes any Associate or Affiliate of the bidder or any Person that is disclosed in the offering document to be acting jointly or in concert with the bidder,

(J)	“Person” has the meaning assigned by the Securities Act (Ontario) as, from time to time, amended, re-enacted or replaced and includes a company or other body corporate wherever or however incorporated;~~and~~

(K)	“Subject Equity Shares” means any one or more classes of Equity Shares that are subject to an Exclusionary Offer, other than Subordinate Voting Shares; and

(L)	~~(K)~~”Transfer Agent” means the transfer agent of the Company at the relevant time for any of the ~~Multiple Voting~~ Subject Equity Shares (and if there is no such transfer agent, “Transfer Agent” means the Company);

(ii)	subject to subparagraph (v), if an Exclusionary Offer is made, each outstanding Subordinate Voting Share shall ~~be convertible into one (1) Multiple Voting Share~~, at the option of each holder of Subordinate Voting Shares during the Conversion Period, be convertible on a one-for-one basis into the class of Equity Shares that are subject to such Exclusionary Offer (and if more than one class of Equity Shares are subject to such Exclusionary Offer, or different Exclusionary Offers are made for separate classes of Subject Equity Shares, on a one-for-one basis into any class of Equity Shares that are subject to any such Exclusionary Offer, at the holder’s election, or failing such election, into any class of Equity Shares that are subject to any such Exclusionary Offer at the board of directors’ discretion). The conversion right may be exercised by notice in writing given to the Transfer Agent prior to the Expiry Date accompanied by the share certificate ~~or certificates~~ (s) representing the Subordinate Voting Shares which the holder desires to convert, together with any letter of transmittal or other documentation , including any medallion signature guarantee, as may be required by the Transfer Agent or pursuant to the Exclusionary Offer, in either case in duly executed or completed form, and such notice shall be executed by such holder, or by his attorney duly authorized in writing, and shall specify the number of Subordinate Voting Shares which the holder desires to have converted and the class of Equity Shares which are desired to be converted into. The Company shall pay any governmental stamp, transfer or similar tax (but for greater certainty, no income or capital gains tax) imposed on or in respect of such conversion. If less than all of the Subordinate Voting Shares represented by any share certificate are to be converted, the holder shall be entitled to receive a new share certificate representing in the aggregate the number of Subordinate Voting Shares represented by the original share certificate , which are not to be converted. Upon any conversion of any shares of any class into shares of another class, the Company shall adjust the capital accounts maintained for the respective classes of shares as provided in the Business Corporations Act. The conversion right may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Subject Equity Shares pursuant to such offer and for no other reason;

(iii)	an election by a holder of Subordinate Voting Shares to exercise the conversion right provided for in subparagraph (ii) shall be deemed to also constitute irrevocable elections by such holder (a) to deposit the Converted Shares pursuant to the Exclusionary Offer (subject to such holder’s right to subsequently withdraw the shares from the offer), and (b) to exercise the right to convert back into Subordinate Voting Shares all Converted Shares (on a ~~1:1~~ one-for-one basis) in respect of which such holder exercises his , her or its right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately taken up under the Exclusionary Offer. Any conversion of Converted Shares back into Subordinate Voting Shares in respect of which the holder exercises his , her or its right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion of Converted Shares back into Subordinate Voting Shares pursuant to a deemed election shall become effective:

(A)	for Converted Shares not taken up in accordance with the terms of an Exclusionary Offer which is nonetheless completed, on the day that the Offeror has taken up and paid for all shares to be acquired by the Offeror under the Exclusionary Offer; and

(B)	in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn;

(iv)	no share certificates representing Converted Shares shall be delivered to the holders of such shares before such shares are deposited pursuant to the Exclusionary Offer. The Transfer Agent, on behalf of the holders of the Converted Shares, shall deposit pursuant to the Exclusionary Offer the certificates representing all Subordinate Voting Shares for which the certificates, notices and other documents have been duly delivered to the Transfer Agent pursuant to subparagraph (ii) and shall advise the Offeror of the extent that such certificates so deposited represent ~~Multiple Voting~~ Subject Equity Shares of the Company. Upon completion of the Exclusionary Offer, the Transfer Agent shall deliver to the holders of the shares purchased pursuant to the Exclusionary Offer all consideration paid by the Offeror pursuant to the Exclusionary Offer. If Converted Shares are converted back into Subordinate Voting Shares pursuant to subparagraph (iii), the Transfer Agent shall deliver to the holders entitled thereto share certificates representing the Subordinate Voting Shares resulting from the conversion. Provided however that if no Subordinate Voting Shares of a shareholder were acquired by the Offeror pursuant to the Exclusionary Offer, the Transfer Agent shall return the original share certificate (if not duly endorsed for transfer to a named transferee) evidencing such Subordinate Voting Shares tendered pursuant to subparagraph (ii) in satisfaction of its obligations under this subparagraph (iv). The Company shall make all arrangements with the Transfer Agent necessary or desirable to give effect to this subparagraph (iv);

(v)	subject to subparagraph (vi), the conversion right provided for in subparagraph (ii) shall not come into effect with respect to a class of Subject Equity Shares if:

(A)	prior to the time at which the Exclusionary Offer is made there is or has been delivered to the Transfer Agent and to the ~~Secretary~~ corporate secretary of the Company a certification or certifications signed by or on behalf of one or more shareholders of the Company owning in the aggregate, as at the time the Exclusionary Offer is made~~(~~, more than 50% of the then outstanding ~~Multiple Voting~~ Subject Equity Shares~~,~~ of each class (exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror), which certification or certifications shall confirm, in the case of each such shareholder that made such certification, that such shareholder shall not:

(i)	accept any Exclusionary Offer without giving the Transfer Agent and the ~~Secretary~~ corporate secretary of the Company written notice of such acceptance or intended acceptance at least 7 days prior to the Expiry Date;

(ii)	make any Exclusionary Offer;

(iii)	act jointly or in concert with any Person that makes any Exclusionary Offer~~,~~ ; or

(iv)	transfer any ~~Multiple Voting~~ Subject Equity Shares, directly or indirectly, during the time any Exclusionary Offer is outstanding without giving the Transfer Agent and the ~~Secretary~~ corporate secretary of the Company written notice of such transfer or intended transfer at least ~~7~~ seven (7) days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of ~~Multiple Voting~~ Subject Equity Shares transferred or to be transferred to each transferee; or

(B)	within ~~7~~ seven (7) days after the Offer Date there is delivered to the Transfer Agent and to the ~~Secretary~~ corporate secretary of the Company a certification or certifications signed by or on behalf of one or more shareholders of the Company owning in the aggregate more than 50% of the then outstanding ~~Multiple Voting~~ Subject Equity Shares of such class (exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror), which certification or certifications shall confirm, in the case of each shareholder who made such certification:

(i)	the number of ~~Multiple Voting~~ Subject Equity Shares owned by the shareholder;

(ii)	that such shareholder is not making the Exclusionary Offer and is not an Associate or Affiliate of, or acting jointly or in concert with, the Person making such offer;

(iii)	that such shareholder shall not accept the Exclusionary Offer, including any varied form of the offer, without giving the Transfer Agent and the ~~Secretary~~ corporate secretary of the Company written notice of such acceptance or intended acceptance at least ~~7~~ seven (7) days prior to the Expiry Date; and

(iv)	that such shareholder shall not transfer any ~~Multiple Voting~~ Subject Equity Shares, directly or indirectly, prior to the Expiry Date without giving the Transfer Agent and the ~~Secretary~~ corporate secretary of the Company written notice of such transfer or intended transfer at least ~~7~~ seven (7) days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of ~~Multiple Voting~~ Subject Equity Shares transferred or to be transferred to each transferee if this information is known to the transferor;

(vi)	if a notice (the “Notice”) referred to in sub-clause (v)(A)(i), (v)(A)(iv), (v)(B)(iii) or (v)(B)(iv) is given to the Transfer Agent and to the Secretary corporate secretary of the Company and the conversion right provided for in subparagraph (ii) has not, because of the giving of such Notice, come into effect, the Company shall, either forthwith upon receipt of the Notice or forthwith after the seventh (7th) day following the Offer Date, whichever is later, make a good faith determination as to whether there are subsisting certifications that comply with either clause (v)(A) or (v)(B) from shareholders of the Company who own in the aggregate more than 50% of the then outstanding ~~Multiple Voting~~ Subject Equity Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror. If the Company determines that there are not such subsisting certifications, subparagraph (v) shall cease to apply and the conversion right provided for in subparagraph (ii) shall be in effect for the remainder of the Conversion Period;

(vii)	as soon as reasonably possible after the seventh (7th) day after the Offer Date, the Company shall send to each holder of Subordinate Voting Shares a written notice advising the holders as to whether they are entitled to convert their Subordinate Voting Shares into ~~Multiple Voting~~ Subject Equity Shares and the reasons therefor. If such notice discloses that they are not so entitled, but it is subsequently determined that they are so entitled by virtue of subparagraph (vi) or otherwise, the Company shall forthwith send another notice to them advising them of that fact and the reasons therefor;

(viii)	if a notice referred to in subparagraph (vii) discloses that the conversion right set forth in Section 25.1(1)(g)(ii) has come into effect, the notice shall:

(A)	include a description of the procedure to be followed to effect the conversion and to have the Converted Shares tendered under the Exclusionary Offer;

(B)	include the information set out in subparagraph (iii) hereof; and

(C)	be accompanied by a copy of the Exclusionary Offer and all other materials sent to any holders of ~~Multiple Voting~~ Subject Equity Shares in respect of such offer; and as soon as reasonably possible after any additional material, including any notice of variation, is sent to any holders of ~~Multiple Voting~~ Subject Equity Shares in respect of such offer, the Company shall send a copy of such additional materials to each holder of Subordinate Voting Shares;

(ix)	prior to or forthwith after sending any notice referred to in subparagraph (vii), the Company shall cause a news release to be issued to a Canadian national news service, describing the contents of the notice; and

(x)	references to share certificates shall include, as applicable, the equivalent in any non-certificated inventory system (such as, for example, a Direct Registration System or electronic position), with appropriate changes.

(3)	Specified Exceptions

There will be no right to convert the Subordinate Voting Shares into Restricted Voting Shares in each of the following circumstances (collectively, the “Specified Exceptions”):

(i) Equity Shares held, beneficially owned or controlled, by one or more underwriters solely for the purposes of a distribution to the public; or

(ii) Equity Shares held, beneficially owned or controlled, by a Person acting solely in the capacity of an intermediary in connection with either the payment of funds and/or the delivery of securities and that provides centralized facilities for the deposit, clearing or settlement of trades in securities (including CDS Clearing and Depositary Services Inc., or any successor or assign) without general discretionary authority over the voting or disposition of such Equity Shares.

(b)	Renaming as Common Shares.

At the effective time that no Multiple Voting Shares remain issued and outstanding (including, without limitation, by the conversion of all Multiple Voting Shares, in accordance with these Articles, into Subordinate Voting Shares and/or Restricted Voting Shares, as applicable), the Subordinate Voting Shares shall henceforward be named “Common Shares”, and all references in these Articles to “Subordinate Voting Share” shall thereinafter refer to “Common Share”.

Section 25.2	Multiple Voting Shares

(1)	An unlimited number of Multiple Voting Shares, without nominal or par value, are authorized for issuance, having attached thereto the special rights and restrictions as set forth below:

(a)	Voting Rights.

Holders of Multiple Voting Shares shall be entitled to notice of and to attend (if applicable, virtually) any meeting of the shareholders of the Company. Holders of Multiple Voting Shares shall be entitled to vote at any meeting of the shareholders of the Company, ~~except~~ and at each such meeting, shall be entitled to twenty-five (25) votes in respect of each Multiple Voting Share held, except for a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote.~~At each such meeting, holders of Multiple Voting Shares will be entitled to 25 votes in respect of each Multiple Voting Share held.~~

Except as otherwise provided in these Articles (including without limitation the restrictions on voting rights for directors in the case of the Limited Voting Shares) or except as provided in the Business Corporations Act, Multiple Voting Shares, Subordinate Voting Shares ~~and Multiple~~ , Restricted Voting Shares and Limited Voting Shares are equal in all respects and shall vote together as if they were shares of a single class. In connection with any Change of Control Transaction requiring approval of the holders of ~~Subordinate Voting Shares and Multiple Voting~~ all Equity Shares under the Business Corporations Act, holders of ~~Subordinate Voting Shares and Multiple Voting~~ each such Equity Shares shall be treated equally and identically, on a per share basis, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of outstanding Multiple Voting Shares or their proxyholders in respect of a resolution approving such Change of Control Transaction, voting separately as a class at a meeting of the holders of that class called and held for such purpose.

~~(b)~~	~~Alteration to Rights of Multiple Voting Shares.~~

~~As long as any Multiple Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Multiple Voting Shares by separate special resolution alter or amend these Articles if the result would: (i) prejudice or interfere with any right or special right attached to the Multiple Voting Shares; or (ii) affect the rights or special rights of the holders of Subordinate Voting Shares or Multiple Voting Shares on a per share basis as provided herein.~~

Notwithstanding the provisions of the second paragraph of this Section 25.2(1)(a), the holders of Multiple Voting Shares shall be entitled to vote as a separate class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of these Articles which would: (i) adversely affect the rights or special rights of the holders of Multiple Voting Shares (including an amendment to the terms of these Articles which provide that any Multiple Voting Shares sold or transferred to a Person that is not a Permitted Holder shall be automatically converted into Restricted Voting Shares and/or Subordinate Voting Shares, as applicable); or (ii) affect the holders of Equity Shares differently, on a per share basis; or (iii) create any class or series of shares ranking equal to or senior to the Multiple Voting Shares; and in each case such alteration, repeal or amendment shall not be effective unless a resolution in respect thereof is approved by a majority of the votes cast by holders of outstanding Multiple Voting Shares.

(c)	Constraints on Ownership.

The Multiple Voting Shares may be held, beneficially owned or controlled, by U.S. Persons and Non-U.S. Persons.

(b)	Dividends.

Holders of Multiple Voting Shares shall be entitled to receive, as and when declared by the directors, dividends in cash or property of the Company. No dividend will be declared or paid on ~~the Subordinate Voting~~ other Equity Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on a per share basis) on the Multiple Voting Shares. The Multiple Voting Shares shall rank equally with the other Equity Shares as to dividends on a share-for-share basis, without preference or distinction. In the event of the payment of a dividend in the form of shares, holders of Multiple Voting Shares shall receive Multiple Voting Shares, unless otherwise determined by the ~~Board of Directors~~ board of directors of the Company, provided an equal number of shares is declared as a dividend or distribution on a per-Equity Share basis in each case.

(c)	Liquidation, Dissolution or Winding-Up.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Multiple Voting Shares shall, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Multiple Voting Shares, be entitled to participate ratably in the remaining property of the Company along with all other holders of ~~Multiple Voting Shares and Subordinate Voting~~ Equity Shares (on a per share basis).

(d)	Rights to Subscribe; Pre-Emptive Rights.

The holders of Multiple Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or other securities of the Company now or in the future.

(d)	Subdivision or Consolidation.

~~(f)~~No subdivision or consolidation of the Multiple Voting Shares shall occur unless, simultaneously, the other classes of Equity Shares are subdivided or consolidated or otherwise adjusted so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes. Subject to Section 25.2(1)(g), the Multiple Voting Shares cannot be converted into any other class of shares.

(e)	Conversion of Multiple Voting Shares.

Holders of Multiple Voting Shares shall have conversion rights as follows ~~(the “Conversion Rights”)~~:

(i)	Right to Convert.

Each Multiple Voting Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such shares, on a one-for-one basis, into ~~one (1~~(i) fully paid and non-assessable Subordinate Voting ~~Share~~Shares in the event the Multiple Voting Shares are held, beneficially owned or controlled, by a Non-U.S. Person, and (ii) fully paid and non-assessable Restricted Voting Shares in the event the Multiple Voting Shares are held, beneficially owned or controlled, by a U.S. Person.

(ii)	Automatic Conversion.

(A)	Upon the date that is 60 months from the date of first issuance of a Multiple Voting Share (the date of first issuance being May 24, 2019), each Multiple Voting Share shall be automatically converted , without any action on the part of the holder , into one (~~1~~i) fully paid and non-assessable Subordinate Voting Share, in the event the Multiple Voting Share is held, beneficially owned or controlled by a Non-U.S. Person, and (ii) fully paid and non-assessable Restricted Voting Share in the event the Multiple Voting Shares is held, beneficially owned or controlled by a U.S. Person.

(B)	Upon the first date that any Multiple Voting Share shall be held by a Person other than by a Permitted Holder, the Permitted Holder which held such Multiple Voting Share until such date, without any further action, shall automatically be deemed to have exercised his, her or its rights under Section ~~25.2(1)(f)(i~~25.2(1)(g)(i) to convert such Multiple Voting Share into one (i) fully paid and non-assessable Subordinate Voting Share, in the event the Multiple Voting Share is held, beneficially owned or controlled by a Non-U.S. Person, and (ii) fully paid and non-assessable Restricted Voting Share in the event the Multiple Voting Shares is held, beneficially owned or controlled by a U.S. Person.

(C)	Upon the first date that the aggregate number of Multiple Voting Shares held by all Permitted Holders is reduced to a number which is less than 33 1/3% of the aggregate number of Multiple Voting Shares held by all Permitted Holders on the date of first issuance of the Multiple Voting Shares (being May 24, 2019), each Permitted Holder shall automatically be deemed, without further action, to have exercised his, her or its rights under Section ~~25.2(1)(f)(i~~25.2(1)(g)(i) to convert all Multiple Voting Shares held by such Permitted Holder into an equal number of (i) fully paid and non-assessable Subordinate Voting Shares, in the event the Multiple Voting Shares are held, beneficially owned or controlled by a Non-U.S. Person, and (ii) fully paid and non-assessable Restricted Voting Shares in the event the Multiple Voting Shares are held, beneficially owned or controlled by a U.S. Person.

(D)	A Multiple Voting Share that is converted into a Subordinate Voting ~~Shares~~ Share or a Restricted Voting Share, in each case as applicable and as provided for in Section ~~25.2(1)(f)(ii)(A), Section 25.2(1)(f)(ii)(B) or Section 25.2(1)(f)(ii)(C)~~ 25.2(1)(g)(ii)(A), Section 25.2(1)(g)(ii)(B) or Section 25.2(1)(g)(ii)(C) will automatically be cancelled.

(E)	For the purposes hereof:

(i)	“Members of the Immediate Family” means with respect to any individual, each parent (whether by birth or adoption), spouse or child (including any step-child) or other descendants (whether by birth or adoption) of such individual, each spouse of any of the aforementioned ~~persons~~Persons, each trust created solely for the benefit of such individual and/or one or more of the aforementioned ~~persons~~Persons, and each legal representative of such individual or of any aforementioned ~~persons~~ Persons (including without limitation a tutor, curator, mandatary due to incapacity, custodian, guardian or testamentary executor), acting in such capacity under the authority of the law, an order from a competent tribunal, a will or a mandate in case of incapacity or similar instrument. For the purposes of this definition, a Person shall be considered the spouse of an individual if such ~~person~~ Person is legally married to such individual, lives in a civil union with such individual or is the common law partner of such individual. A Person who was the spouse of an individual within the meaning of this paragraph immediately before the death of such individual shall continue to be considered a spouse of such individual after the death of such individual;

(ii)	“Permitted Holders” means (a) Jonathan Sandelman, Charles Miles or Kamaldeep Thindal and any Members of the Immediate Family of any of them, (b) Mercer Park L.P., (c) Mercer Park CB, L.P., and (d) any ~~person~~ Person controlled, directly or indirectly by one or more of the ~~persons~~ Persons referred to in clause (a), (b) or (c) above; and

(iii)	“Person” has the meaning assigned by the Securities Act (British Columbia) as, from time to time, amended, re-enacted or replaced and includes a company or other body corporate wherever or however incorporated.

(iii)	Mechanics of Conversion.

Before any holder of Multiple Voting Shares shall be entitled to convert Multiple Voting Shares into Subordinate Voting Shares and/or Restricted Voting Shares, as applicable, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for Subordinate Voting Shares or Restricted Voting Shares, as applicable, or the equivalent in any non-certificated inventory system (such as, for example, a Direct Registration System or electronic position) administered by any applicable depository or transfer agent of the Company, and shall give written notice to the Company at its head office, of the election to convert the same ~~(each, a “Conversion Notice”)~~ and the Subordinate Voting Shares or Restricted Voting Shares, as applicable, resulting therefrom shall be registered in the name of the registered holder of the Multiple Voting Shares converted or, subject to payment by the registered holder of any stock transfer or applicable taxes and compliance with any other reasonable requirements of the Company in respect of such transfer, in such name or names as such registered holder may direct in writing. Upon receipt of such notice and certificate or certificates and, as applicable, compliance with such other requirements, the Company shall (or shall cause its transfer agent to), at its expense, as soon as practicable thereafter, remove or cause the removal of such holder from the register of holders in respect of the Multiple Voting Shares for which the conversion right is being exercised, add the holder (or any ~~person or persons~~ Person or Persons in whose name or names such converting holder shall have directed the resulting Subordinate Voting Shares or Restricted Voting Shares, as applicable, to be registered) to the securities register of holders in respect of the resulting Subordinate Voting Shares or Restricted Voting Shares, as applicable, cancel or cause the cancellation of the certificate or certificates representing such Multiple Voting Shares and issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates or the equivalent in any non-certificated inventory system (such as, for example, a Direct Registration System or electronic position) administered by any applicable depository or transfer agent of the Company, representing the Subordinate Voting Shares or Restricted Voting Shares, as applicable, issued upon the conversion of such Multiple Voting Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Multiple Voting Shares to be converted, and the ~~person or persons~~ Person or Persons entitled to receive the Subordinate Voting Shares or Restricted Voting Shares, as applicable, issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Subordinate Voting Shares or Restricted Voting Shares, as applicable, as of such date. If less than all of the Multiple Voting Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the Multiple Voting Shares represented by the original certificate which are not to be converted. A Multiple Voting Share that is converted into a Subordinate Voting ~~Shares~~ Share or Restricted Voting Share, as applicable, as provided for in this Section ~~25.2(1)(f)(iii~~25.2(1)(g)(iii) will automatically be cancelled.

(iv)	Effect of Conversion.

All Multiple Voting Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the time of conversion ~~(the “Conversion Time”)~~, except only the right of the holders thereof to receive Subordinate Voting Shares or Restricted Voting Shares, as applicable, in exchange therefor.

~~(g)~~	~~Subdivision or Consolidation.~~

~~No subdivision or consolidation of the Multiple Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares are subdivided or consolidated or otherwise adjusted so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes. Subject to Section 25.2(1)(f), the Multiple Voting Shares cannot be converted into any other class of shares.~~

(f)	Transfer of Multiple Voting Shares.

Except in accordance with Sections 2.3 or 2.8 of the ~~Coattail Agreement~~ coattail agreement dated the same date as the Multiple Voting Shares are first issued (the “Coattail Agreement”) or as expressly provided herein, including upon conversion into Subordinate Voting Shares and/or Restricted Voting Shares, as applicable, no Multiple Voting Share may be sold, transferred, assigned, pledged or otherwise disposed of without the written consent of the directors, and the directors are not required to give any reason for refusing to consent to any such sale, transfer or disposition.

(g)	Share Superior to Multiple Voting Shares

The Company may take no action which would authorize or create shares of any class or series having preferences superior to or on a parity with the Multiple Voting Shares without the consent of the holders of a majority of the outstanding Multiple Voting Shares expressed by special separate resolution. At any meeting of holders of Multiple Voting Shares called to consider such a special separate resolution, each Multiple Voting Share will entitle the holder to one (1) vote and each fraction of a Multiple Voting Share shall entitle the holder to the corresponding fraction of one (1) vote.

~~Section 25.3~~	~~Rights, Privileges, Restrictions and Conditions Applicable to Subordinate Voting Shares – Redemption Provisions~~

~~Redemption~~

Section 25.3	Restricted Voting Shares

(1)	An unlimited number of Restricted Voting Shares, without nominal or par value, are authorized for issuance, having attached thereto the special rights and restrictions as set forth below:

(a)	Voting Rights.

Holders of Restricted Voting Shares shall be entitled to notice of and to attend (if applicable, virtually) any meeting of the shareholders of the Company. Holders of Restricted Voting Shares shall be entitled to vote at any meeting of the shareholders of the Company, and at each such meeting, shall be entitled to one (1) vote in respect of each Restricted Voting Share held, except for a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote.

Except as otherwise provided in these Articles (including without limitation the restrictions on voting rights for directors in the case of the Limited Voting Shares) or except as provided in the Business Corporations Act, Multiple Voting Shares, Subordinate Voting Shares, Restricted Voting Shares and Limited Voting Shares are equal in all respects and shall vote together as if they were shares of a single class. In connection with any Change of Control Transaction requiring approval of the holders of all Equity Shares under the Business Corporations Act, holders of each class of Equity Shares shall be treated equally and identically, on a per share basis, unless different treatment of the shares of any such class is approved by a majority of the votes cast by the holders of outstanding Restricted Voting Shares or their proxyholders in respect of a resolution approving such Change of Control Transaction, voting separately as a class at a meeting of the holders of Restricted Voting Shares called and held for such purpose.

Notwithstanding the provisions of the second paragraph of this Section 25.3(1)(a), the holders of Restricted Voting Shares shall be entitled to vote as a separate class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of these Articles (other than in respect of the creation of a series of preferred shares) which would: (i) adversely affect the rights or special rights of the holders of Restricted Voting Shares (including an amendment to the terms of these Articles which provide that any Multiple Voting Shares sold or transferred to a Person that is not a Permitted Holder shall be automatically converted into Subordinate Voting Shares and/or Restricted Voting Shares, as applicable); or (ii) affect the holders of any class of Equity Shares differently, on a per share basis; or (iii) except as already set forth herein, create any class or series of shares ranking equal to or senior to the Restricted Voting Shares; and in each case such alteration, repeal or amendment shall not be effective unless a resolution in respect thereof is approved by a majority of the votes cast by holders of outstanding Restricted Voting Shares.

(b)	Constraints on Ownership.

Subject to the Specified Exceptions, the Restricted Voting Shares may only be held, beneficially owned or controlled, by U.S. Persons.

(c)	Dividends.

Holders of Restricted Voting Shares shall be entitled to receive, as and when declared by the board of directors, dividends in cash or property of the Company. No dividend will be declared or paid on any other class of Equity Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on a per share basis) on the Restricted Voting Shares. The Restricted Voting Shares shall rank equally with the other Equity Shares as to dividends on a share-for-share basis, without preference or distinction. In the event of the payment of a dividend in the form of shares, holders of Restricted Voting Shares shall receive Restricted Voting Shares, unless otherwise determined by the board of directors, provided an equal number of shares is declared as a dividend or distribution on a then outstanding per-Equity Share basis, without preference or distinction, in each case.

(d)	Liquidation, Dissolution or Winding-Up.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Restricted Voting Shares shall, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Restricted Voting Shares, be entitled to participate ratably in the remaining property of the Company along with all holders of the other classes of Equity Shares (on a per share basis).

(e)	Rights to Subscribe; Pre-Emptive Rights.

The holders of Restricted Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or other securities of the Company now or in the future.

(f)	Subdivision or Consolidation.

No subdivision or consolidation of the Restricted Voting Shares shall occur unless, simultaneously, the other classes of Equity Shares are subdivided or consolidated or otherwise adjusted so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes. Subject to Section 25.3(1)(g), the Restricted Voting Shares cannot be converted into any other class of shares.

(g)	Conversion of Restricted Voting Shares.

(1)	Automatic

Subject to the Specified Exceptions, each issued and outstanding Restricted Voting Share shall be automatically converted into one Subordinate Voting Share, without any further act on the part of the Company or of the holder, if such Restricted Voting Share becomes held, beneficially owned or controlled, by a Non-U.S. Person.

(2)	Conversion into Limited Voting Shares

Subject to the Specified Exceptions, if, at any given time, the total number of Restricted Voting Shares becomes equal to or in excess of the FPI Threshold, the minimum number of Restricted Voting Shares required to stay within the FPI Threshold shall be automatically converted, without further act or formality, on a pro-rata basis across all registered holders of Restricted Voting Shares (rounded up to the next nearest whole number of shares), on a one-for-one basis, into Limited Voting Shares. For purposes of these Articles, “FPI Threshold” means:

(0.50 x Aggregate Number of Multiple Voting Shares, Subordinate Voting Shares and Restricted Voting Shares) – (Aggregate Number of Multiple Voting Shares held, beneficially owned or controlled by U.S. Persons)

Notwithstanding the foregoing, in connection with a formal bid for all Equity Shares on identical terms made in compliance with Canadian securities laws that results in the bidder owning or controlling more than fifty percent (50%) of the total voting power of the voting securities of the Company for the election of directors (assuming the Limited Voting Shares each have one (1) vote per share for the election of directors), the bidder may elect, by way of written notice to the Company, that the Restricted Voting Shares it so acquires not be automatically converted into Limited Voting Shares.

(3)	Upon an Offer

(i)	For the purposes of this Section 25.3(1)(g)(3):

(A)	“Affiliate” has the meaning assigned by the Securities Act (Ontario) as, from time to time, amended, re-enacted or replaced;

(B)	“Associate” has the meaning assigned by the Securities Act (Ontario) as, from time to time, amended, re-enacted or replaced;

(C)	“Conversion Period” means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date;

(D)	“Converted Shares” means the Subject Equity Shares resulting from the conversion of Restricted Voting Shares into the Subject Equity Shares pursuant to subparagraph (ii);

(E)	“Exclusionary Offer” means an offer to purchase Subject Equity Shares that:

(i)	is a General Offer; and

(ii)	is not made concurrently with an offer to purchase Restricted Voting Shares that is identical to the offer to purchase the Subject Equity Shares in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror, and in all other material respects, and that has no condition attached other than the right not to take up and pay for shares tendered if no shares are purchased pursuant to the offer for Subject Equity Shares;

and for the purposes of this definition, if an offer to purchase Subject Equity Shares is a General Offer but not an Exclusionary Offer, the varying of any term of such offer shall be deemed to constitute the making of a new offer unless a variation identical in all material respects concurrently is made to the corresponding offer to purchase Restricted Voting Shares;

(F)	“Expiry Date” means the last date on which holders of the Subject Equity Shares may accept an Exclusionary Offer;

(G)	“General Offer” means an offer to purchase Subject Equity Shares that must, by reason of applicable securities legislation or the requirements of any stock exchange on which the Subject Equity Shares are listed, be made to all or substantially all holders of Subject Equity Shares who are in a province of Canada to which any such legislation or requirement applies (assuming that the offeree was resident in Ontario);

(H)	“Offer Date” means the date on which an Exclusionary Offer is made;

(I)	“Offeror” means a Person that makes an offer to purchase the Subject Equity Shares (the “bidder”), and includes any Associate or Affiliate of the bidder or any Person that is disclosed in the offering document to be acting jointly or in concert with the bidder;

(J)	“Person” has the meaning assigned by the Securities Act (Ontario) as, from time to time, amended, re-enacted or replaced and includes a company or other body corporate wherever or however incorporated;

(K)	“Subject Equity Shares” means any one or more classes of Equity Shares that are subject to an Exclusionary Offer, other than Restricted Voting Shares; and

(L)	“Transfer Agent” means the transfer agent of the Company at the relevant time for any of the Subject Equity Shares (and if there is no such transfer agent, “Transfer Agent” means the Company);

(ii)	subject to subparagraph (v), if an Exclusionary Offer is made, each outstanding Restricted Voting Share shall, at the option of each holder of Restricted Voting Shares during the Conversion Period, be convertible on a one-for-one basis into the class of Equity Shares that are subject to such Exclusionary Offer (and if more than one class of Equity Shares are subject to such Exclusionary Offer, or different Exclusionary Offers are made for separate classes of Subject Equity Shares, on a one-for-one basis into any class of Equity Shares that are subject to any such Exclusionary Offer, at the holder’s election, or failing such election, into any class of Equity Shares that are subject to any such Exclusionary Offer at the board of directors’ discretion). The conversion right may be exercised by notice in writing given to the Transfer Agent prior to the Expiry Date accompanied by the share certificate(s) representing the Restricted Voting Shares which the holder desires to convert, together with any letter of transmittal or other documentation, including any medallion signature guarantee, as may be required by the Transfer Agent or pursuant to the Exclusionary Offer, in either case, in duly executed or completed form, and such notice shall be executed by such holder, or by his attorney duly authorized in writing, and shall specify the number of Restricted Voting Shares which the holder desires to have converted and the class of Equity Shares which are desired to be converted into. The Company shall pay any governmental stamp, transfer or similar tax (but for greater certainty, no income or capital gains tax) imposed on or in respect of such conversion. If less than all of the Restricted Voting Shares represented by any share certificate are to be converted, the holder shall be entitled to receive a new share certificate representing in the aggregate the number of Restricted Voting Shares represented by the original share certificate, which are not to be converted. Upon any conversion of any shares of any class into shares of another class, the Company shall adjust the capital accounts maintained for the respective classes of shares as provided in the Business Corporations Act. The conversion right may only be exercised in respect of Restricted Voting Shares for the purpose of depositing the resulting Subject Equity Shares pursuant to such offer and for no other reason;

(iii)	an election by a holder of Restricted Voting Shares to exercise the conversion right provided for in subparagraph (ii) shall be deemed to also constitute irrevocable elections by such holder (a) to deposit the Converted Shares pursuant to the Exclusionary Offer (subject to such holder’s right to subsequently withdraw the shares from the offer), and (b) to exercise the right to convert back into Restricted Voting Shares all Converted Shares (on a one-for-one basis) in respect of which such holder exercises his, her or its right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately taken up under the Exclusionary Offer. Any conversion of Converted Shares back into Restricted Voting Shares in respect of which the holder exercises his, her or its right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion of Converted Shares back into Restricted Voting Shares pursuant to a deemed election shall become effective:

(A)	for Converted Shares not taken up in accordance with the terms of an Exclusionary Offer which is nonetheless completed, on the day that the Offeror has taken up and paid for all shares to be acquired by the Offeror under the Exclusionary Offer; and

(B)	in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn;

(iv)	no share certificates representing Converted Shares shall be delivered to the holders of such shares before such shares are deposited pursuant to the Exclusionary Offer. The Transfer Agent, on behalf of the holders of the Converted Shares, shall deposit pursuant to the Exclusionary Offer the share certificates representing all Restricted Voting Shares for which the certificates, notices and other documents have been duly delivered to the Transfer Agent pursuant to subparagraph (ii) and shall advise the Offeror of the extent that such certificates so deposited represent Subject Equity Shares of the Company. Upon completion of the Exclusionary Offer, the Transfer Agent shall deliver to the holders of the shares purchased pursuant to the Exclusionary Offer all consideration paid by the Offeror pursuant to the Exclusionary Offer. If Converted Shares are converted back into Restricted Voting Shares pursuant to subparagraph (iii), the Transfer Agent shall deliver to the holders entitled thereto share certificates representing the Restricted Voting Shares resulting from the conversion. Provided however that if no Restricted Voting Shares of a shareholder were acquired by the Offeror pursuant to the Exclusionary Offer, the Transfer Agent shall return the original share certificate (if not duly endorsed for transfer to a named transferee) evidencing such Restricted Voting Shares tendered pursuant to subparagraph (ii) in satisfaction of its obligations under this subparagraph (iv). The Company shall make all arrangements with the Transfer Agent necessary or desirable to give effect to this subparagraph (iv);

(v)	subject to subparagraph (vi), the conversion right provided for in subparagraph (ii) shall not come into effect with respect to a class of Subject Equity Shares if:

(A)	prior to the time at which the Exclusionary Offer is made there is or has been delivered to the Transfer Agent and to the corporate secretary of the Company a certification or certifications signed by or on behalf of one or more shareholders of the Company owning in the aggregate, as at the time the Exclusionary Offer is made, more than 50% of the then outstanding Subject Equity Shares of each class (exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror), which certification or certifications shall confirm, in the case of each such shareholder, that made such certification, that such shareholder shall not:

(i)	accept any Exclusionary Offer without giving the Transfer Agent and the corporate secretary of the Company written notice of such acceptance or intended acceptance at least 7 days prior to the Expiry Date;

(ii)	make any Exclusionary Offer;

(iii)	act jointly or in concert with any Person that makes any Exclusionary Offer; or

(iv)	transfer any Subject Equity Shares, directly or indirectly, during the time any Exclusionary Offer is outstanding without giving the Transfer Agent and the corporate secretary of the Company written notice of such transfer or intended transfer at least seven (7) days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Subject Equity Shares transferred or to be transferred to each transferee; or

(B)	within seven (7) days after the Offer Date there is delivered to the Transfer Agent and to the corporate secretary of the Company a certification or certifications signed by or on behalf of one or more shareholders of the Company owning in the aggregate more than 50% of the then outstanding Subject Equity Shares of such class (exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror), which certification or certifications shall confirm, in the case of each shareholder who made such certification:

(i)	the number of Subject Equity Shares owned by the shareholder;

(ii)	that such shareholder is not making the Exclusionary Offer and is not an Associate or Affiliate of, or acting jointly or in concert with, the Person making such offer;

(iii)	that such shareholder shall not accept the Exclusionary Offer, including any varied form of the offer, without giving the Transfer Agent and the corporate secretary of the Company written notice of such acceptance or intended acceptance at least seven (7) days prior to the Expiry Date; and

(iv)	that such shareholder shall not transfer any Subject Equity Shares, directly or indirectly, prior to the Expiry Date without giving the Transfer Agent and the corporate secretary of the Company written notice of such transfer or intended transfer at least seven (7) days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Subject Equity Shares transferred or to be transferred to each transferee if this information is known to the transferor;

(vi)	if a notice (the “Notice”) referred to in sub-clause (v)(A)(i), (v)(A)(iv), (v)(B)(iii) or (v)(B)(iv) is given to the Transfer Agent and to the corporate secretary of the Company and the conversion right provided for in subparagraph (ii) has not, because of the giving of such Notice, come into effect, the Company shall, either forthwith upon receipt of the Notice or forthwith after the seventh (7th) day following the Offer Date, whichever is later, make a good faith determination as to whether there are subsisting certifications that comply with either clause (v)(A) or (v)(B) from shareholders of the Company who own in the aggregate more than 50% of the then outstanding Subject Equity Shares of each class, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror. If the Company determines that there are not such subsisting certifications, subparagraph (v) shall cease to apply and the conversion right provided for in subparagraph (ii) shall be in effect for the remainder of the Conversion Period;

(vii)	as soon as reasonably possible after the seventh (7th) day after the Offer Date, the Company shall send to each holder of Restricted Voting Shares a written notice advising the holders as to whether they are entitled to convert their Restricted Voting Shares into Subject Equity Shares and the reasons therefor. If such notice discloses that they are not so entitled, but it is subsequently determined that they are so entitled by virtue of subparagraph (vi) or otherwise, the Company shall forthwith send another notice to them advising them of that fact and the reasons therefor;

(viii)	if a notice referred to in subparagraph (vii) discloses that the conversion right set forth in Section 25.3(1)(g)(3)(ii) has come into effect, the notice shall:

(A)	include a description of the procedure to be followed to effect the conversion and to have the Converted Shares tendered under the Exclusionary Offer;

(B)	include the information set out in subparagraph (iii) hereof; and

(C)	be accompanied by a copy of the Exclusionary Offer and all other materials sent to any holders of Subject Equity Shares in respect of such offer; and as soon as reasonably possible after any additional material, including any notice of variation, is sent to any holders of Subject Equity Shares in respect of such offer, the Company shall send a copy of such additional materials to each holder of Restricted Voting Shares;

(ix)	prior to or forthwith after sending any notice referred to in subparagraph (vii), the Company shall cause a news release to be issued to a Canadian national news service, describing the contents of the notice; and

(x)	references to share certificates shall include, as applicable, the equivalent in any non-certificated inventory system (such as, for example, a Direct Registration System or an electronic position), with appropriate changes.

Section 25.4	Limited Voting Shares

(1)	An unlimited number of Limited Voting Shares, without nominal or par value, are authorized for issuance, having attached thereto the special rights and restrictions as set forth below:

(a)	Voting Rights.

Holders of Limited Voting Shares shall be entitled to notice of and to attend (if applicable, virtually) any meeting of the shareholders of the Company. Holders of Limited Voting Shares shall be entitled to vote at any meeting of the shareholders of the Company, and at each such meeting, shall be entitled to one (1) vote in respect of each Limited Voting Share held, except that holders shall not have an entitlement to vote (i) in respect of the election for directors of the board of directors or (ii) for a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote.

Except as otherwise provided in these Articles (including without limitation the restrictions on voting rights for directors in the case of the Limited Voting Shares) or except as provided in the Business Corporations Act, Multiple Voting Shares, Subordinate Voting Shares, Restricted Voting Shares and Limited Voting Shares are equal in all respects and shall vote together as if they were shares of a single class. In connection with any Change of Control Transaction requiring approval of the holders of all Equity Shares under the Business Corporations Act, holders of each class of Equity Shares shall be treated equally and identically, on a per share basis, unless different treatment of the shares of any such class is approved by a majority of the votes cast by the holders of outstanding Limited Voting Shares or their proxyholders in respect of a resolution approving such Change of Control Transaction, voting separately as a class at a meeting of the holders of Limited Voting Shares called and held for such purpose.

Notwithstanding the provisions of the second paragraph of this Section 25.4(1)(a), the holders of Limited Voting Shares shall be entitled to vote as a separate class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of these Articles (other than in respect of the creation of a series of preferred shares) which would: (i) adversely affect the rights or special rights of the holders of Limited Voting Shares (including an amendment to the terms of these Articles which provide that any Multiple Voting Shares sold or transferred to a Person that is not a Permitted Holder shall be automatically converted into Subordinate Voting Shares and/or Restricted Voting Shares, as applicable); or (ii) affect the holders of any class of Equity Shares differently, on a per share basis; or (iii) except as already set forth herein, create any class or series of shares ranking equal to or senior to the Limited Voting Shares; and in each case such alteration, repeal or amendment shall not be effective unless a resolution in respect thereof is approved by a majority of the votes cast by holders of outstanding Limited Voting Shares.

(b)	Constraints on Ownership.

Subject to the Specified Exceptions, the Limited Voting Shares may only be held, beneficially owned or controlled, by U.S. Persons.

(c)	Dividends.

Holders of Limited Voting Shares shall be entitled to receive, as and when declared by the board of directors, dividends in cash or property of the Company. No dividend will be declared or paid on any other class of Equity Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on a per share basis) on the Limited Voting Shares. The Limited Voting Shares shall rank equally with the other Equity Shares as to dividends on a share-for-share basis, without preference or distinction. In the event of the payment of a dividend in the form of shares, holders of Limited Voting Shares shall receive Limited Voting Shares, unless otherwise determined by the board of directors, provided an equal number of shares is declared as a dividend or distribution on a then outstanding per-Equity Share basis, without preference or distinction, in each case.

(d)	Liquidation, Dissolution or Winding-Up.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Limited Voting Shares shall, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Limited Voting Shares, be entitled to participate ratably in the remaining property of the Company along with all holders of the other classes of Equity Shares (on a per share basis).

(e)	Rights to Subscribe; Pre-Emptive Rights.

The holders of Limited Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or other securities of the Company now or in the future.

(f)	Subdivision or Consolidation.

No subdivision or consolidation of the Limited Voting Shares shall occur unless, simultaneously, the other classes of Equity Shares are subdivided or consolidated or otherwise adjusted so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes. Subject to Section 25.4(1)(g), the Limited Voting Shares cannot be converted into any other class of shares.

(g)	Conversion of Limited Voting Shares.

(1)	Automatic

Subject to the Specified Exceptions, each issued and outstanding Limited Voting Share shall be automatically converted into one Subordinate Voting Share, without any further act on the part of the Company or of the holder, if at any given time, such Limited Voting Share becomes held, beneficially owned or controlled, by a Non-U.S. Person.

(2)	Conversion into Restricted Voting Shares

Subject to the Specified Exceptions, if, at any given time, the total number of Restricted Voting Shares represents a number below the FPI Threshold, the number of Limited Voting Shares shall be automatically converted, without further act or formality, on a pro-rata basis across all registered holders of Limited Voting Shares (rounded up to the next nearest whole number of shares), on a one-for-one basis, into Restricted Voting Shares, to the maximum extent possible such that the Limited Voting Shares then represent a number of Equity Shares that is one share less than the FPI Threshold.

Notwithstanding the foregoing, in connection with a formal bid for all Equity Shares on identical terms made in compliance with Canadian securities laws that results in the bidder owning or controlling more than fifty percent (50%) of the total voting power of the voting securities of the Company for the election of directors (assuming the Limited Voting Shares each have one (1) vote per share for the election of directors), the bidder may elect, by way of written notice to the Company, that the Limited Voting Shares it so acquires not be automatically converted into Restricted Voting Shares.

(3)	Upon an Offer

(i)	For the purposes of this Section 25.4(1)(g)(3):

(A)	“Affiliate” has the meaning assigned by the Securities Act (Ontario) as, from time to time, amended, re-enacted or replaced;

(B)	“Associate” has the meaning assigned by the Securities Act (Ontario) as, from time to time, amended, re-enacted or replaced;

(C)	“Conversion Period” means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date;

(D)	“Converted Shares” means the Subject Equity Shares resulting from the conversion of Limited Voting Shares into the Subject Equity Shares pursuant to subparagraph (ii);

(E)	“Exclusionary Offer” means an offer to purchase Subject Equity Shares that:

(i)	is a General Offer; and

(ii)	is not made concurrently with an offer to purchase Limited Voting Shares that is identical to the offer to purchase the Subject Equity Shares in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror, and in all other material respects, and that has no condition attached other than the right not to take up and pay for shares tendered if no shares are purchased pursuant to the offer for Subject Equity Shares;

and for the purposes of this definition, if an offer to purchase Subject Equity Shares is a General Offer but not an Exclusionary Offer, the varying of any term of such offer shall be deemed to constitute the making of a new offer unless a variation identical in all material respects concurrently is made to the corresponding offer to purchase Limited Voting Shares;

(F)	“Expiry Date” means the last date on which holders of the Subject Equity Shares may accept an Exclusionary Offer;

(G)	“General Offer” means an offer to purchase Subject Equity Shares that must, by reason of applicable securities legislation or the requirements of any stock exchange on which the Subject Equity Shares are listed, be made to all or substantially all holders of Subject Equity Shares who are in a province of Canada to which any such legislation or requirement applies (assuming that the offeree was resident in Ontario);

(H)	“Offer Date” means the date on which an Exclusionary Offer is made;

(I)	“Offeror” means a Person that makes an offer to purchase the Subject Equity Shares (the “bidder”), and includes any Associate or Affiliate of the bidder or any Person that is disclosed in the offering document to be acting jointly or in concert with the bidder,

(J)	“Person” has the meaning assigned by the Securities Act (Ontario) as, from time to time, amended, re-enacted or replaced and includes a company or other body corporate wherever or however incorporated;

(K)	“Subject Equity Shares” means any one or more classes of Equity Shares that are subject to an Exclusionary Offer, other than Limited Voting Shares; and

(L)	“Transfer Agent” means the transfer agent of the Company at the relevant time for any of the Subject Equity Shares (and if there is no such transfer agent, “Transfer Agent” means the Company);

(ii)	subject to subparagraph (v), if an Exclusionary Offer is made, each outstanding Limited Voting Share shall, at the option of each holder of Limited Voting Shares during the Conversion Period, be convertible on a one-for-one basis into the class of Equity Shares that are subject to such Exclusionary Offer (and if more than one class of Equity Shares are subject to such Exclusionary Offer, or different Exclusionary Offers are made for separate classes of Subject Equity Shares, on a one-for-one basis into any class of Equity Shares that are subject to any such Exclusionary Offer, at the holder’s election, or failing such election, into any class of Equity Shares that are subject to any such Exclusionary Offer at the board of directors’ discretion). The conversion right may be exercised by notice in writing given to the Transfer Agent prior to the Expiry Date accompanied by the share certificate(s) representing the Limited Voting Shares which the holder desires to convert, together with any letter of transmittal or other documentation, including any medallion signature guarantee, as may be required by the Transfer Agent or pursuant to the Exclusionary Offer, in either case, in duly executed or completed form, and such notice shall be executed by such holder, or by his attorney duly authorized in writing, and shall specify the number of Limited Voting Shares which the holder desires to have converted and the class of Equity Shares which are desired to be converted into. The Company shall pay any governmental stamp, transfer or similar tax (but for greater certainty, no income or capital gains tax) imposed on or in respect of such conversion. If less than all of the Limited Voting Shares represented by any share certificate are to be converted, the holder shall be entitled to receive a new share certificate representing in the aggregate the number of Limited Voting Shares represented by the original share certificate, which are not to be converted. Upon any conversion of any shares of any class into shares of another class, the Company shall adjust the capital accounts maintained for the respective classes of shares as provided in the Business Corporations Act. The conversion right may only be exercised in respect of Limited Voting Shares for the purpose of depositing the resulting Subject Equity Shares pursuant to such offer and for no other reason;

(iii)	an election by a holder of Limited Voting Shares to exercise the conversion right provided for in subparagraph (ii) shall be deemed to also constitute irrevocable elections by such holder (a) to deposit the Converted Shares pursuant to the Exclusionary Offer (subject to such holder’s right to subsequently withdraw the shares from the offer), and (b) to exercise the right to convert back into Limited Voting Shares all Converted Shares (on a one-for-one basis) in respect of which such holder exercises his, her or its right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately taken up under the Exclusionary Offer. Any conversion of Converted Shares back into Limited Voting Shares in respect of which the holder exercises his, her or its right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion of Converted Shares back into Limited Voting Shares pursuant to a deemed election shall become effective:

(A)	for Converted Shares not taken up in accordance with the terms of an Exclusionary Offer which is nonetheless completed, on the day that the Offeror has taken up and paid for all shares to be acquired by the Offeror under the Exclusionary Offer; and

(B)	in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn;

(iv)	no share certificates representing Converted Shares shall be delivered to the holders of such shares before such shares are deposited pursuant to the Exclusionary Offer. The Transfer Agent, on behalf of the holders of the Converted Shares, shall deposit pursuant to the Exclusionary Offer the share certificates representing all Limited Voting Shares for which the certificates, notices and other documents have been duly delivered to the Transfer Agent pursuant to subparagraph (ii) and shall advise the Offeror of the extent that such certificates so deposited represent Subject Equity Shares of the Company. Upon completion of the Exclusionary Offer, the Transfer Agent shall deliver to the holders of the shares purchased pursuant to the Exclusionary Offer all consideration paid by the Offeror pursuant to the Exclusionary Offer. If Converted Shares are converted back into Limited Voting Shares pursuant to subparagraph (iii), the Transfer Agent shall deliver to the holders entitled thereto share certificates representing the Limited Voting Shares resulting from the conversion. Provided however that if no Limited Voting Shares of a shareholder were acquired by the Offeror pursuant to the Exclusionary Offer, the Transfer Agent shall return the original share certificate (if not duly endorsed for transfer to a named transferee) evidencing such Limited Voting Shares tendered pursuant to subparagraph (ii) in satisfaction of its obligations under this subparagraph (iv). The Company shall make all arrangements with the Transfer Agent necessary or desirable to give effect to this subparagraph (iv);

(v)	subject to subparagraph (vi), the conversion right provided for in subparagraph (ii) shall not come into effect with respect to a class of Subject Equity Shares if:

(A)	prior to the time at which the Exclusionary Offer is made there is or has been delivered to the Transfer Agent and to the corporate secretary of the Company a certification or certifications signed by or on behalf of one or more shareholders of the Company owning in the aggregate, as at the time the Exclusionary Offer is made, more than 50% of the then outstanding Subject Equity Shares of each class (exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror), which certification or certifications shall confirm, in the case of each such shareholder, that made such certification, that such shareholder shall not:

(i)	accept any Exclusionary Offer without giving the Transfer Agent and the corporate secretary of the Company written notice of such acceptance or intended acceptance at least 7 days prior to the Expiry Date;

(ii)	make any Exclusionary Offer;

(iii)	act jointly or in concert with any Person that makes any Exclusionary Offer; or

(iv)	transfer any Subject Equity Shares, directly or indirectly, during the time any Exclusionary Offer is outstanding without giving the Transfer Agent and the corporate secretary of the Company written notice of such transfer or intended transfer at least seven (7) days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Subject Equity Shares transferred or to be transferred to each transferee; or

(B)	within seven (7) days after the Offer Date there is delivered to the Transfer Agent and to the corporate secretary of the Company a certification or certifications signed by or on behalf of one or more shareholders of the Company owning in the aggregate more than 50% of the then outstanding Subject Equity Shares of such class (exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror), which certification or certifications shall confirm, in the case of each shareholder who made such certification:

(i)	the number of Subject Equity Shares owned by the shareholder;

(ii)	that such shareholder is not making the Exclusionary Offer and is not an Associate or Affiliate of, or acting jointly or in concert with, the Person making such offer;

(iii)	that such shareholder shall not accept the Exclusionary Offer, including any varied form of the offer, without giving the Transfer Agent and the corporate secretary of the Company written notice of such acceptance or intended acceptance at least seven (7) days prior to the Expiry Date; and

(iv)	that such shareholder shall not transfer any Subject Equity Shares, directly or indirectly, prior to the Expiry Date without giving the Transfer Agent and the corporate secretary of the Company written notice of such transfer or intended transfer at least seven (7) days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Subject Equity Shares transferred or to be transferred to each transferee if this information is known to the transferor;

(vi)	if a notice (the “Notice”) referred to in sub-clause (v)(A)(i), (v)(A)(iv), (v)(B)(iii) or (v)(B)(iv) is given to the Transfer Agent and to the corporate secretary of the Company and the conversion right provided for in subparagraph (ii) has not, because of the giving of such Notice, come into effect, the Company shall, either forthwith upon receipt of the Notice or forthwith after the seventh (7th) day following the Offer Date, whichever is later, make a good faith determination as to whether there are subsisting certifications that comply with either clause (v)(A) or (v)(B) from shareholders of the Company who own in the aggregate more than 50% of the then outstanding Subject Equity Shares of each class, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror. If the Company determines that there are not such subsisting certifications, subparagraph (v) shall cease to apply and the conversion right provided for in subparagraph (ii) shall be in effect for the remainder of the Conversion Period;

(vii)	as soon as reasonably possible after the seventh (7th) day after the Offer Date, the Company shall send to each holder of Limited Voting Shares a written notice advising the holders as to whether they are entitled to convert their Limited Voting Shares into Subject Equity Shares and the reasons therefor. If such notice discloses that they are not so entitled, but it is subsequently determined that they are so entitled by virtue of subparagraph (vi) or otherwise, the Company shall forthwith send another notice to them advising them of that fact and the reasons therefor;

(viii)	if a notice referred to in subparagraph (vii) discloses that the conversion right set forth in Section 25.4(1)(g)(3)(ii) has come into effect, the notice shall:

(A)	include a description of the procedure to be followed to effect the conversion and to have the Converted Shares tendered under the Exclusionary Offer;

(B)	include the information set out in subparagraph (iii) hereof; and

(C)	be accompanied by a copy of the Exclusionary Offer and all other materials sent to any holders of Subject Equity Shares in respect of such offer; and as soon as reasonably possible after any additional material, including any notice of variation, is sent to any holders of Subject Equity Shares in respect of such offer, the Company shall send a copy of such additional materials to each holder of Limited Voting Shares;

(ix)	prior to or forthwith after sending any notice referred to in subparagraph (vii), the Company shall cause a news release to be issued to a Canadian national news service, describing the contents of the notice; and

(x)	references to share certificates shall include, as applicable, the equivalent in any non-certificated inventory system (such as, for example, a Direct Registration System or an electronic position), with appropriate changes.

Section 25.5	Rights, Privileges, Restrictions and Conditions Applicable to Equity Shares

(A)           Redemption, Transfer and Other Limiting Provisions

(1)	For the purposes of this Section 25.5, the following terms will have the meaning specified below:

“Applicable Price” means a price per Equity Share determined by the Board, but not less than 95% of the lesser of: (i) the ~~closing price~~ Closing Market Price of the Subordinate Voting Shares on the Exchange (or the then principal marketplace on which the Subordinate Voting Shares are listed or quoted for trading) on the trading day immediately prior to the closing of the Redemption or Transfer (or the average of the last bid and last asking prices if there was no trading on the specified date); and (ii) the five-day volume weighted average price of the Subordinate Voting Shares on the Exchange (or the then principal marketplace on which the Subordinate Voting Shares are listed or quoted for trading) for the five trading days immediately prior to the closing of the Redemption or Transfer (or the average of the last bid and last asking prices if there was no trading on the specified dates). Notwithstanding the foregoing, if the Subordinate Voting Shares are not traded or quoted for trading on the ~~exchange~~ Exchange or any other marketplace, the Applicable Price may be determined by the Board in its sole discretion, and if at such time of determination there are no Subordinate Voting Shares issued and outstanding, then all references in this definition to “Subordinate Voting Shares” shall be to “Restricted Voting Shares” or “Limited Voting Shares”, as applicable);

“Board” means the board of directors of the Company;

“Business” means the conduct of any activities relating to the cultivation, manufacturing and dispensing of cannabis and cannabis-derived products, including in the United States or elsewhere, which include the owning and operating of cannabis licenses;

“Closing Market Price” shall be: (i) an amount equal to the closing price of the Subordinate Voting Shares on the trading day immediately prior to the closing of the Redemption or Transfer or exchange if there was a trade on the specified date and the applicable exchange or market provides a closing price; or (ii) an amount equal to the average of the last bid and last asking prices if there was no trading on the applicable date; and notwithstanding the foregoing, if at such time of determination there are no Subordinate Voting Shares issued and outstanding, then all references in this definition to “Subordinate Voting Shares” shall be to “Restricted Voting Shares” or “Limited Voting Shares”, as applicable;

“Determination Date” means the date on which the Company provides written notice to any shareholder that the Board has determined that such shareholder is an Unsuitable Person;

“Exchange” means the ~~NEO Aequitas~~ Canadian Securities Exchange or any other stock exchange on which the Subordinate Voting Shares are then listed;

“Governmental Authority” or “Governmental Authorities” means any United States or foreign, federal, provincial, state, county, regional, local or municipal government, any agency, administration, board, bureau, commission, department, service, or other instrumentality or political subdivision of the foregoing, and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or monetary policy (including any court or arbitration authority) and any Exchange;

“Licenses” means all licenses, permits, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers and entitlements issued by a Governmental Authority to or for the benefit of the Company or any affiliate required for, or relating to, the conduct of the Business;

“Limited Voting Shares” means the limited voting shares of the Company;

“Multiple Voting Shares” means the multiple voting shares of the Company;

“Ownership” (and derivatives thereof) means (i) ownership of record as evidenced in the Company’s central securities register, (ii) “beneficial ownership” as defined in Section 1 of the Business Corporations Act, or (iii) the power to exercise control or direction over a security;

“Person” means an individual, partnership, corporation, company, limited or unlimited liability company, trust or any other entity;

“Redemption” has the meaning ascribed thereto in Section ~~25.3(8~~25.5(8);

“Redemption Date” means the date on which the Company will redeem and pay for the Equity Shares pursuant to Section ~~25.3~~25.5. The Redemption Date will be not less than thirty (30) Trading Days following the date of the Redemption Notice unless a Governmental Authority requires that the Equity Shares be redeemed as of an earlier date, in which case, the Redemption Date will be such earlier date and if there is an outstanding Redemption Notice, the Company will issue an amended Redemption Notice reflecting the new Redemption Date forthwith;

“Redemption Notice” has the meaning ascribed thereto in Section ~~25.3(9~~25.5(9);

“Restricted Voting Shares” means the restricted voting shares of the Company;

“Significant Interest” means Ownership of five percent (5%) or more of all of the issued and outstanding shares of the Company, including through acting jointly or in concert with another shareholder, or such other number of Equity Shares as is determined by the Board from time to time;

~~“Shares” refers to Subordinate Voting Shares and/or Multiple Voting Shares of the Company, as applicable;~~

“Subject Shareholder” means a ~~person~~Person, a group of ~~persons~~ Persons acting jointly or in concert or a group of ~~persons~~ Persons who the Board reasonably determines are acting jointly or in concert;

“Subordinate Voting Shares” means the subordinate voting shares of the Company;

“Trading Day” means a day on which trades of any class of the Equity Shares are executed on the Exchange or any other stock exchange on which the Equity Shares are listed or quoted for trading;

“Transfer” has the meaning ascribed thereto in Section ~~25.3(8~~25.5(8);

“Transfer Date” means the date on which a Transfer of Equity Shares required by the Company is required to be completed by the Company;

“Transfer Notice” has the meaning ascribed thereto in Section ~~25.3(12); and~~25.5(12);

“Transferred Share” has the meaning ascribed thereto in Section 25.5(8); and

“Unsuitable Person” means:

(i)	any ~~person~~ Person (including a Subject Shareholder) with a Significant Interest who a Governmental Authority granting the Licenses has determined to be unsuitable to own Equity Shares;

(ii)	any ~~person~~ Person (including a Subject Shareholder) with a Significant Interest whose ownership of Equity Shares may result in the loss, suspension or revocation (or similar action) with respect to any Licenses or in the Company or any affiliate being unable to obtain any new Licenses in the normal course, including, but not limited to, as a result of such ~~person’s~~ Person’s failure to apply for a suitability review from or to otherwise fail to comply with the requirements of a Governmental Authority, all as determined by the Board; or

(iii)	who have not been determined by the applicable Governmental Authority to be an acceptable ~~person~~ Person or otherwise have not received the requisite consent of such Governing Authority to own the Equity Shares within a reasonable period of time acceptable to the Board or prior to acquiring any Equity Shares, as applicable.

(2)	Subject to Section ~~25.3~~(425.5(4), no Subject Shareholder may acquire Equity Shares that would result in the holding of a Significant Interest, directly or indirectly, in one or more transactions, without providing not less than 30 days’ advance written notice (or such shorter period as the Board may approve) to the Company by written notice to the Company’s head office to the attention of the Corporate Secretary corporate secretary and without having received all required approvals from all Governmental Authorities.

(3)	If the Board reasonably believes that a Subject Shareholder may have failed to comply with any of the provisions of Section ~~25.3(2~~25.5(2), the Company may, without prejudice to any other remedy hereunder, apply to the Supreme Court of British Columbia or another court of competent jurisdiction for an order directing that the Subject Shareholder disclose the number of Equity Shares Owned.

(4)	The provisions of ~~Sections 25.3(2~~Section 25.5(2) and ~~25.3(3~~Section 25.5(3) will not apply to the Ownership, acquisition or disposition of Equity Shares as a result of:

(a)	any transfer of Equity Shares occurring by operation of bankruptcy or insolvency law including, inter alia, the transfer of Equity Shares of the Company to a trustee in bankruptcy;

(b)	an acquisition or proposed acquisition by one or more underwriters or portfolio managers who hold Equity Shares for the purposes of distribution to the public or for the benefit of a third party provided that such third party is in compliance with Section ~~25.3(2~~25.5(2);

(c)	the holding by a recognized clearing agency or recognized depositary in the ordinary course of its business; or

(d)	the conversion, exchange or exercise of securities of the Company or an affiliate (other than the Equity Shares) duly issued or granted by the Company or an affiliate, into or for Equity Shares, in accordance with their respective terms.

(5)	At the option of the Company and upon determination by the Board that an Unsuitable Person has not received the requisite approval of any Government Authority to own the sharesEquity Shares, the Company may issue a notice prohibiting any Unsuitable Person owning Equity Shares from exercising any voting rights with respect to such Equity Shares and on and after the Determination Date specified therein, and/or providing that such holder will cease to have any rights whatsoever with respect to such Equity Shares, including any rights to the receipt of dividends from the Company, other than the right to receive the Applicable Price, without interest, on the Redemption Date or the Transfer Date, as applicable; provided, however, that if any such Equity Shares come to be owned solely by persons Persons other than an Unsuitable Person (such as by transfer of such Equity Shares to a liquidating trust, subject to the approval of the Board and any applicable Governmental Authority), such persons Persons may, in the discretion of the Board, exercise the voting and/or other rights attached to such Equity Shares and the Board may determine, in its sole discretion, not to Redeem or require the Transfer of such Equity Shares.

(6)	Notwithstanding anything to the contrary contained herein, all transfers of Multiple Voting Shares are subject to the terms of ~~any coattail agreement entered into in respect thereof~~ the Coattail Agreement and to the other provisions of Article 25. In the event of any conflict between these Articles and any provision of the Coattail Agreement, the provisions of these Articles shall prevail.

(7)	Following any Redemption in accordance with the terms of this Section ~~25.3~~25.5, the redeemed Equity Shares will be cancelled.

(8)	At the option, but not obligation, of the Company, and at the discretion of the Board, any Equity Shares directly or indirectly owned by an Unsuitable Person may be (i) redeemed by the Company (for the Applicable Price) out of funds lawfully available on the Redemption Date (a “Redemption”), or (ii) required to be transferred to a third party for the Applicable Price and on such terms and conditions as the Board may direct (a “Transfer”~~).~~ , and each Equity Share subject to a Transfer, a “Transferred Share”). Equity Shares to be redeemed or mandatorily transferred pursuant to this section will be redeemed or mandatorily transferred at any time and from time to time pursuant to the terms hereof.

(9)	In the case of a Redemption, the Company will send a written notice to the holder of the Equity Shares called for Redemption, which will set forth: (i) the Redemption Date, (ii) the number of Equity Shares to be redeemed on the Redemption Date, (iii) the Applicable Price or the formula pursuant to which the Applicable Price will be determined and the manner of payment therefor, (iv) the place where such Equity Shares (or certificate therefor, as applicable) must be surrendered, or accompanied by proper instruments of transfer (and if so determined by the Board, together with a medallion signature guarantee), and (v) any other requirement of surrender of the Equity Shares to be redeemed (the “Redemption Notice”). The Redemption Notice may be conditional such that the Company need not redeem the Equity Shares owned by an Unsuitable Person on the Redemption Date if the Board determines, in its sole discretion, that such Redemption is no longer advisable or necessary on or before the Redemption Date. If applicable, the Company will send a written notice confirming the amount of the Applicable Price promptly following the determination of such Applicable Price.

(10)	Upon receipt by the Unsuitable Person of a Redemption Notice in accordance with Section ~~25.3~~(925.5(9) and surrender of the relevant Equity Share certificate, if applicable, the holder of the Equity Shares tendered for redemption (together with the applicable transfer documents) shall be entitled to receive the Applicable Price per redeemed Equity Share.

(11)	The Applicable Price payable in respect of the Equity Shares surrendered for Redemption during any calendar month shall be satisfied by way of cash payment no later than the last day of the calendar month following the month in which the Equity Shares were tendered for Redemption. Payments made by the Company of the cash portion of the Applicable Price, less any applicable taxes and any costs to the Company of the Redemption, are conclusively deemed to have been made upon the mailing of a cheque in a postage prepaid envelope addressed to the Unsuitable Person unless such cheque is dishonoured upon presentment. Upon such payment, the Company shall be discharged from all liability to the former Unsuitable Person in respect of the redeemed Equity Shares.

(12)	In the case of a required Transfer, the Company will send a written notice to the holder of the Equity Shares in question, which will set forth: (i) the Transfer Date, (ii) the number of Equity Shares to be Transferred on the Transfer Date, (iii) the Applicable Price or the formula pursuant to which the Applicable Price will be determined and the manner of payment therefor, (iv) the place where such Equity Shares (or certificate therefor, as applicable) must be surrendered, accompanied by proper instruments of transfer (and if so determined by the Board, together with a medallion signature guarantee), and (v) any other requirement in respect of the Equity Shares to be Transferred, which may without limitation include a requirement to dispose of the Equity Shares via the Exchange to a person Person who would not be in violation of the provisions of this Section ~~25.3(12~~25.5(12) (the “Transfer Notice”). The Transfer Notice may be conditional such that the Company need not require the Transfer of the Equity Shares owned by an Unsuitable Person on the Transfer Date if the Board determines, in its sole discretion, that such Transfer is no longer advisable or necessary on or before the Transfer Date. If applicable, the Company will send a written notice confirming the amount of the Applicable Price promptly following the determination of such Applicable Price.

(13)	Upon receipt by the Unsuitable Person of a Transfer Notice in accordance with Section ~~25.3(12~~25.5(12) and surrender of the relevant Equity Share certificate, if applicable (together with applicable Transfer documents), the holder of the Equity Shares tendered for Transfer shall be entitled to receive the Applicable Price per Transferred Share.

(14)	The Applicable Price payable in respect of the Equity Shares surrendered for Transfer during any calendar month shall be satisfied, less any costs to the Company of the Transfer, by way of cash payment no later than the last day of the calendar month following the month in which the Equity Shares were tendered for Transfer. Payments made by the Company of the cash portion of the Applicable Price, less any applicable taxes and any costs to the Company of the Transfer, are conclusively deemed to have been made upon the mailing of a cheque in a postage prepaid envelope addressed to the Unsuitable Person unless such cheque is dishonoured upon presentment. Upon such payment, the Company shall be discharged from all liability to the former Unsuitable Person in respect of the Transferred Shares.

(15)	If Equity Shares are required to be Transferred under Section ~~25.3(12~~25.5(12), the former owner of the Equity Shares immediately before the Transfer shall by that Transfer be divested of their interest or right in the Equity Shares, and the person Person who, but for the Transfer, would be the registered owner of the Equity Shares or a ~~person~~ Person who satisfies the Company that, but for the Transfer, they could properly be treated as the registered owner or registered holder of the Equity Shares shall, from the time of the Transfer, be entitled to receive only the Applicable Price per Transferred Share, without interest, less any applicable taxes and any costs to the Company of the Transfer.

(16)	Following the sending of any Redemption Notice or Transfer Notice, and prior to the completion of the Redemption or Transfer specified therein, the Company may refuse to recognize any other disposition of the Equity Shares in question.

(17)	If the Company does not know the address of the former holder of Equity Shares Transferred or Redeemed hereunder, it may retain the amount payable to the former holder thereof, title to which shall revert to the Company if not claimed within two (2) years (and at that time all rights thereto shall belong to the Company).

(18)	To the extent required by applicable laws, the Company may deduct and withhold any tax from the Applicable Price. To the extent any amounts are so withheld and are timely remitted to the applicable Governmental Authority, such amounts shall be treated for all purposes herein as having been paid to the Person in respect of which such deduction and withholding was made.

(19)	All notices given by the Company to holders of Equity Shares pursuant to this Schedule, including a Redemption Notice or Transfer Notice, will be in writing and will be deemed given when delivered by personal service, overnight courier or first-class mail, postage prepaid, to the holder’s registered address as shown on the Company’s share register.

(20)	The Company’s right to Redeem or Transfer Equity Shares pursuant to this Section ~~25.3~~ 25.5 will not be exclusive of any other right the Company may have or hereafter acquire under any agreement or any provision of the notice of articles or the articles of the Company or otherwise with respect to the Equity Shares or any restrictions on holders thereof.

(21)	In connection with the conduct of its or its affiliates’ Business, the Company may require that a Subject Shareholder provide to one or more Governmental Authorities, if and when required, information and fingerprints for a criminal background check, individual history form(s), and other information required in connection with applications for Licenses.

(22)	The Board can waive any provision of this Section ~~25.3~~25.5.

(23)	In the event that any provision (or portion of a provision) of this Section ~~25.3~~ 25.5 or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of Section ~~25.3~~ 25.5 (including the remainder of such provision, as applicable) will continue in full force and effect.

(B)          Board Powers, Declarations and Deeming Provisions

(1)	Where an Equity Share is held, beneficially owned or controlled, directly or indirectly, or jointly by (i) one or more U.S. Persons and (ii) one or more Non-U.S. Persons, such Equity Share shall be deemed to be held, beneficially owned or controlled by a U.S. Person.

(2)	So long as they are publicly listed, the Subordinate Voting Shares, Restricted Voting Shares and Limited Voting Shares may, in the Company’s discretion and subject to regulatory approval, trade under a single stock symbol on the Exchange.

(3)	Subject to the Business Corporations Act, the board of directors may, in its sole discretion, in order to administer the constrained share provisions of the Equity Shares set out in these Articles:

(h)	require any Person in whose name Equity Shares are registered or any beneficial holder or controller, whether direct or indirect, of the Equity Shares to furnish a statutory declaration declaring whether:

(i)	the shareholder holds, is the beneficial owner of and/or has control over the Equity Shares of the Company (and if the Person is not also the beneficial owner and in control of the Equity Shares, the Person must make reasonable inquiries of the beneficial owner(s) or persons in control of such Equity Shares to confirm that the statements made in the statutory declaration as they pertain to the beneficial owner and controller are true); and

(ii)	the Equity Shares are held, beneficially owned or controlled, by a U.S. Person or a Non-U.S. Person;

and declaring any further facts or provide any other documents that the directors consider relevant;

(b)	require any Person seeking to have a transfer of an Equity Share registered in such Person’s name or to have an Equity Share issued to him or her or it to furnish a declaration similar to the declaration a shareholder may be required to furnish under paragraph (a) above; and

(c)	determine the circumstances in which any declarations are required, their form and the times when they are to be furnished.

(2)	Where a Person fails to furnish a declaration pursuant to a by-law or other document made under this Section 25.5(B) in accordance with the requested timeline, the directors may, in their sole discretion, deem such shareholder to be a U.S. Person.

(3)	Where a Person is required to furnish a declaration pursuant to a by-law or other document made under this Section 25.5(B) the directors may refuse to register a transfer of an Equity Share in such Person’s name or to issue an Equity Share to such Person until that Person has furnished the declaration.

(C)          Administration by the Board

(1)	In the administration of the provisions of these Articles, the board of directors shall have, in addition to the powers set forth herein, all of the powers necessary or desirable, in their opinion, to carry out the intent and purpose of these Articles.

(2)	In administering the provisions of these Articles, including for the purpose of determining the shareholder’s or transferee’s status as a U.S. Person or Non-U.S. Person, the board of directors may rely on:

(a)	a statement made in a declaration referred to in Section 25.5(B); and

(b)	any information received from Broadridge Investor Communications Corporation, or any affiliate, successor or assign thereof;

(c)	any information received from CDS Clearing and Depositary Services Inc., or any affiliate, successor or assign thereof; and/or

(d)	the knowledge of any director, officer, employee or agent (including the Transfer Agent) of the Company.

(3)	Where the directors are required to determine the number of any class or classes of Equity Shares of the Company held by or on behalf of Persons who are U.S. Persons or Non-U.S. Person, as applicable, the directors may rely upon (i) the share register of the Company or (ii) any other register held, or any declaration collected by, the transfer agent of the Company or any depositary, such as CDS Clearing and Depositary Services Inc. (or any affiliate, successor or assign thereof), or by Broadridge Investor Communications Corporation (or any affiliate, successor or assign thereof), in each case, as of any date.

(4)	Wherever in these Articles it is necessary to determine the opinion of the board of directors, such opinion shall be expressed and conclusively evidenced by a resolution of the board of directors duly adopted, including a resolution in writing executed pursuant these Articles and the Business Corporations Act.

(5)	No shareholder of the Company nor any other Person claiming an interest in shares of the Company shall have any claim or action against the Company or against any director or officer of the Company, and the Company shall have no claim or action against any director or officer of the Company, arising out of any act (including any omission to act) taken by any such director or officer pursuant to, or in intended pursuance of, the provisions of these articles or any breach or alleged breach of such provisions.

Article 26
ADVANCE NOTICE OF MEETINGS OF SHAREHOLDERS

Section 26.1	Nomination Procedures.

(1)	Subject only to the Business Corporations Act, regulations, Applicable Securities Law and the articles of the Company, only ~~persons~~ Persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of ~~persons~~ Persons for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if the election of directors is a matter specified in the notice of meeting,

(a)	by or at the direction of the board, including pursuant to a notice of meeting;

(b)	by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Business Corporations Act, or a requisition of the shareholders made in accordance with the provisions of the Business Corporations Act; or

(c)	by any ~~person~~ Person (a “Nominating Shareholder”) who (A) at the close of business on the date of the giving of the notice provided for in this Article 26 and on the record date for notice of such meeting, is entered in the central securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and provides evidence of such beneficial ownership to the Company, and (B) complies with the notice procedures set forth below in this Article.

Section 26.2	Timely ~~notice~~Notice.

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the ~~Corporate Secretary~~ corporate secretary of the Company in accordance with this Article 26.

Section 26.3	Manner of ~~timely notice~~Timely Notice.

(1)	To be timely, a Nominating Shareholder’s notice under this Article 26 must be given:

(a)	in the case of an annual meeting (including an annual and special meeting) of shareholders, not less than 30 days prior to the date of the meeting; provided, however, that in the event that the meeting is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and

(b)	in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the meeting was made.

Section 26.4	Proper ~~form of notice~~Form of Notice.

(1)	To be in proper written form, a Nominating Shareholder’s notice under this Article 26 must set forth:

(a)	as to each ~~person~~ Person whom the Nominating Shareholder proposes to nominate for election as a director~~,~~ : (A) the name, age, province or state, and country of residence of the ~~person~~Person, (B) the principal occupation, business or employment of the ~~person~~Person, both present and within the five years preceding the notice, (C) the number of securities of each class of voting securities of the ~~Corporation~~ Company or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by such ~~person~~Person, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, and (D) any other information relating to the ~~person~~ Person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act or any Applicable Securities Laws; and

(b)	as to the Nominating Shareholder~~,~~ : (A) the number of securities of each class of voting securities of the Company or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by such ~~person~~ Person or any joint actors, as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, (B) full particulars regarding any proxy, contract, arrangement, agreement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote or to direct or to control the voting of any shares of the Company , and (C) any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act or any Applicable Securities Laws~~,~~ .

(c)	References to “Nominating Shareholder” in this Article 26 shall be deemed to refer to each shareholder that nominates a ~~person~~ Person for election as director in the case of a nomination proposal where more than one shareholder is involved in making such nomination proposal.

Section 26.5	Notice to be ~~updated~~Updated.

In addition, to be considered timely and in proper written form, a Nominating Shareholder’s notice shall be promptly updated and supplemented, if necessary, so that the information provided or required under this Article 26 to be provided in such notice shall be true and correct as of the record date for the meeting.

Section 26.6	Power of the ~~chairman~~Chair.

The ~~chairman~~ chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

Section 26.7	Delivery of ~~notice~~Notice.

Notwithstanding any other provision of these articles, notice given to the ~~Corporate Secretary~~ corporate secretary of the Company pursuant to this Article 26 may only be given by personal delivery, facsimile transmission or by email (provided that the ~~Corporate Secretary~~ corporate secretary of the Company has stipulated an email address for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of the confirmation of such transmission has been received) to the ~~Corporate Secretary~~ corporate secretary of the Company at the address of the principal executive offices of the Company; provided that if such delivery or electronic communication is made on a day which is not a business day or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

Section 26.8	Waiver.

Notwithstanding the foregoing, the board may, in its sole discretion, waive any or all requirements in this Article 26.

Section 26.9	Definitions.

(1)	For purposes of this Article 26,

(a)	“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the written rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each province and territory of Canada;

(b)	“beneficially owns” or “beneficially owned” means, in connection with the ownership of shares in the capital of the Company by a ~~person~~Person, (i) any such shares as to which such ~~person~~ Person or any of such ~~person’s~~ Person’s affiliates (as defined in the Business Corporations Act) owns at law or in equity, or has the right to acquire or become the owner at law or in equity, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, upon the exercise of any conversion right, exchange right or purchase right attaching to any securities, or pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (ii) such shares as to which such ~~person~~ Person or any of such ~~person’s~~ Person’s affiliates (as defined in the Business Corporations Act) has the right to vote, or the right to direct the voting, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; and (iii) any such shares which are owned beneficially within the meaning of this definition by any other ~~person~~ Person with whom such ~~person~~ Person is acting jointly or in concert with respect to the ~~Corporation~~ Company or any of its securities; and

(c)	“close of business” means 5:00 p.m. (Vancouver time) on a business day in British Columbia, Canada; and

(d)	“public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the ~~Corporation~~ Company under its profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com.

Article 27
FORUM SELECTION

Section 27.1	Forum Selection

(1)	Unless the Company consents in writing to the selection of an alternative forum, the Supreme Court of the Province of British Columbia, Canada and the appellate courts therefrom (collectively, the “courts”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for : (i) any derivative action or proceeding brought on behalf of the Company~~,~~ ; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company~~,~~ ; (iii) any action asserting a claim arising pursuant to any provision of the Business Corporations Act or the notice of articles or articles of the Company (as either may be amended from time to time); or (iv) any action asserting a claim otherwise related to the relationships among the Company, its affiliates and their respective shareholders, directors and/or officers, but this paragraph (v) does not include claims related to the business carried on by the Company or such affiliates.

(2)	If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the province of British Columbia (a “Foreign Action”) in the name of any registered or beneficial shareholder, such registered or beneficial shareholder shall be deemed to have consented to : (i) the personal jurisdiction of the courts in connection with any action brought in any such court to enforce the foregoing exclusive forum provision (an “enforcement action”)~~,~~ ; and (ii) having service of process made upon such registered or beneficial shareholder in such enforcement action by service upon such registered or beneficial shareholder’s counsel in the Foreign Action as agent for such shareholder.

Article 28
Corporate opportunities

Section 28.1	Excluded Opportunities

The Company renounces, to the maximum extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director or officer of the Company (or any of its subsidiaries) who is also a director or officer of another company or corporation (or of any subsidiaries thereof) (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director or officer of the Company or a subsidiary thereof.

Section 28.2	Allocation of Opportunities

The Company may enter into agreements with other parties regarding the allocation of corporate opportunities. To the maximum extent permissible under applicable law, no director or officer shall have any liability for complying or attempting to comply in good faith with the provisions thereof (which may involve, among other things, not bringing potential transactions to the attention of the Company).

Dated _______________, ~~2019~~2020.

APPENDIX “C”

AUDIT COMMITTEE CHARTER

Section 1	PURPOSE

The audit committee (the “Audit Committee”) is a committee of the board of directors (the “Board”) of Ayr Strategies Inc. (the “Corporation”). The primary function of the Audit Committee is to assist the directors of the Corporation in fulfilling their applicable roles by:

(a)	recommending to the Board the appointment and compensation of the Corporation’s external auditor;

(b)	overseeing the work of the external auditor, including the resolution of disagreements between the external auditor and management;

(c)	pre-approving all non-audit services (or delegating such pre-approval if and to the extent permitted by law) to be provided to the Corporation by the Corporation’s external auditor;

(d)	satisfying themselves that adequate procedures are in place for the review of the Corporation’s public disclosure of financial information, other than those described in (g) below, extracted or derived from its financial statements, including periodically assessing the adequacy of such procedures;

(e)	establishing procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls or auditing matters, and for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

(f)	reviewing and approving any proposed hiring of current or former partner or employee of the current and former auditor of the Corporation; and

(g)	reviewing and approving the annual and interim financial statements, related Management Discussion and Analysis (“MD&A”) and other financial information provided by the Corporation to any governmental body or the public.

The Audit Committee should primarily fulfill these roles by carrying out the activities enumerated in this Charter. However, it is not the duty of the Audit Committee to prepare financial statements, to plan or conduct internal or external audits, to determine that the financial statements are complete and accurate and are in accordance with Canadian generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Corporation’s internal policies, procedures and controls, as these are the responsibility of management, and in certain cases, the external auditor.

Section 2	LIMITATIONS ON AUDIT COMMITTEE’S DUTIES

In contributing to the Audit Committee’s discharge of its duties under this Charter, each member of the Audit Committee shall be obliged only to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Nothing in this Charter is intended to be, or may be construed as, imposing on any members of the Audit Committee a standard of care or diligence that is in any way more onerous or extensive than the standard to which the directors are subject.

Members of the Audit Committee are entitled to rely, absent actual knowledge to the contrary, on (i) the integrity of the persons and organizations from whom they receive information, (ii) the accuracy and completeness of the information provided, (iii) representations made by management as to the non-audit services provided to the Corporation by the external auditor, (iv) financial statements of the Corporation represented to them by a member of management or in a written report of the external auditors to present fairly the financial position of the Corporation in accordance with generally accepted accounting principles, and (v) any report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by any such person.

Section 3	COMPOSITION AND MEETINGS

The Audit Committee should be comprised of not less than three directors as determined by the Board, all of whom should be “financially literate” within the meaning of NI 52-110 – Audit Committees (“52-110”) of the Canadian Securities Administrators. The Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. In the event the Corporation ceases to be a venture issuer, the Audit Committee should comply with the independence requirements set forth in NI 52-110.

The members of the Audit Committee shall be elected by the Board on an annual basis or until their successors shall be duly appointed. Unless a Chair of the Audit Committee (the “Chair”) is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

In addition, the Audit Committee members should meet all of the requirements for members of audit committees as defined from time to time under applicable legislation and the rules of any stock exchange on which the Corporation’s securities are listed or traded.

The Audit Committee should meet at least four times annually, or more frequently as circumstances require. The Audit Committee should meet within forty-five (45) days following the end of the first three financial quarters to review and discuss the unaudited financial results for the preceding quarter and the related MD&A, and should meet within 90 days following the end of the fiscal year end to review and discuss the audited financial results for the preceding quarter and year and the related MD&A.

The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. For purposes of performing their duties, members of the Audit Committee shall have full access to all corporate information and any other information deemed appropriate by them, and shall be permitted to discuss such information and any other matters relating to the financial position of the Corporation with senior employees, officers and the external auditor of the Corporation, and others as they consider appropriate.

For greater certainty, management is indirectly accountable to the Audit Committee and is responsible for the timeliness and integrity of the financial reporting and information presented to the Board.

In order to foster open communication, the Audit Committee or its Chair should meet at least annually with management and the external auditor in separate sessions to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee or its Chair should meet with management quarterly in connection with the Corporation’s interim financial statements.

A quorum for the transaction of business at any meeting of the Audit Committee shall be a majority of the number of members of the Audit Committee or such greater number as the Audit Committee shall by resolution determine.

Meetings of the Audit Committee shall be held from time to time and at such place as any member of the Audit Committee shall determine upon 48 hours’ notice to each of its members. The notice period may be waived by all members of the Audit Committee. Each of the Chair of the Board, the external auditor, the Chief Executive Officer, the Chief Financial Officer or the Secretary shall be entitled to request that any member of the Audit Committee call a meeting.

This Charter is subject in all respects to the Corporation’s articles of incorporation and by-laws from time to time.

Section 4	ROLE

As part of its function in assisting the Board in fulfilling its oversight role (and without limiting the generality of the Audit Committee’s role), the Audit Committee should:

(1)	Determine any desired agenda items;

(2)	Review and recommend to the Board changes to this Charter, as considered appropriate from time to time;

(3)	Review the public disclosure regarding the Audit Committee required by 52-110;

(4)	Review and seek to ensure that disclosure controls and procedures and internal control over financial reporting frameworks are operational and functional;

(5)	Summarize in the Corporation’s annual information form the Audit Committee’s composition and activities, as required;

(6)	Submit the minutes of all meetings of the Audit Committee to the Board upon request;

Documents / Reports Review

(7)	Review and recommend to the Board for approval the Corporation’s annual and interim financial statements, including any certification, report, opinion, undertaking or review rendered by the external auditor and the related MD&A, as well as such other financial information of the Corporation provided to the public or any governmental body as the Audit Committee or the Board require;

(8)	Review other financial information provided to any governmental body or the public as they see fit;

(9)	Review, recommend and approve any of the Corporation’s press releases that contain financial information;

(10)	Seek to satisfy itself and ensure that adequate procedures are in place for the review of the Corporation’s public disclosure of financial information extracted or derived from the Corporation’s financial statements and related MD&A and periodically assess the adequacy of those procedures;

External Auditor

(11)	Recommend to the Board the selection of the external auditor, considering independence and effectiveness, and review the fees and other compensation to be paid to the external auditor;

(12)	Review and seek to ensure that all financial information provided to the public or any governmental body, as required, provides for the fair presentation of the Corporation’s financial condition, financial performance and cash flow;

(13)	Instruct the external auditor that its ultimate client is not management and that it is required to report directly to the Audit Committee, and not management;

(14)	Monitor the relationship between management and the external auditor including reviewing any management letters or other reports of the external auditor and discussing any material differences of opinion between management and the external auditor;

(15)	Review and discuss, on an annual basis, with the external auditor all significant relationships it has with the Corporation to determine the external auditor’s independence;

(16)	Pre-approve all non-audit services (or delegate such pre-approval, as the Audit Committee may determine and as permitted by applicable Canadian securities laws) to be provided by the external auditor;

(17)	Review the performance of the external auditor and any proposed discharge of the external auditor when circumstances warrant;

(18)	Periodically consult with the external auditor out of the presence of management about significant risks or exposures, internal controls and other steps that management has taken to control such risks, and the fullness and accuracy of the financial statements, including the adequacy of internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper;

(19)	Communicate directly with the external auditor and arrange for the external auditor to be available to the Audit Committee and the full Board as needed;

(20)	Review and approve any proposed hiring by the Corporation of current or former partners or employees of the current (and any former) external auditor of the Corporation;

Audit Process

(21)	Review the scope, plan and results of the external auditor’s audit and reviews, including the auditor’s engagement letter, the post-audit management letter, if any, and the form of the audit report. The Audit Committee may authorize the external auditor to perform supplemental reviews, audits or other work as deemed desirable;

(22)	Following completion of the annual audit and quarterly reviews, review separately with each of management and the external auditor any significant changes to planned procedures, any difficulties encountered during the course of the audit and, if applicable, reviews, including any restrictions on the scope of work or access to required information and the cooperation that the external auditor received during the course of the audit and, if applicable, reviews;

(23)	Review any significant disagreements among management and the external auditor in connection with the preparation of the financial statements;

(24)	Where there are significant unsettled issues between management and the external auditor that do not affect the audited financial statements, the Audit Committee shall seek to ensure that there is an agreed course of action leading to the resolution of such matters;

Financial Reporting Processes

(25)	Review the integrity of the financial reporting processes, both internal and external, in consultation with the external auditor as they see fit;

(26)	Consider the external auditor’s judgments about the quality, transparency and appropriateness, not just the acceptability, of the Corporation’s accounting principles and financial disclosure practices, as applied in its financial reporting, including the degree of aggressiveness or conservatism of its accounting principles and underlying estimates, and whether those principles are common practices or are minority practices;

(27)	Review all material balance sheet issues, material contingent obligations (including those associated with material acquisitions or dispositions) and material related party transactions;

(28)	Review with management and the external auditor the Corporation’s accounting policies and any changes that are proposed to be made thereto, including all critical accounting policies and practices used, any alternative treatments of financial information that have been discussed with management, the ramification of their use and the external auditor’s preferred treatment and any other material communications with management with respect thereto;

(29)	Review the disclosure and impact of contingencies and the reasonableness of the provisions, reserves and estimates that may have a material impact on financial reporting;

(30)	If considered appropriate, establish separate systems of reporting to the Audit Committee by each of management and the external auditor;

(31)	Periodically consider the need for an internal audit function, if not present;

Risk Management

(32)	Review program of risk assessment and steps taken to address significant risks or exposures of all types, including insurance coverage and tax compliance;

General

(33)	With prior Board approval, the Audit Committee may at its discretion retain independent counsel, accountants and other professionals to assist it in the conduct of its activities and to set and pay (as an expense of the Corporation) the compensation for any such advisors;

(34)	Respond to requests by the Board with respect to the functions and activities that the Board requests the Audit Committee to perform.

(35)	Periodically review this Charter and, if the Audit Committee deems appropriate, recommend to the Board changes to this Charter;

(36)	Review the public disclosure regarding the Audit Committee required from time to time by applicable Canadian securities laws, including:

(i)	the Charter of the Audit Committee;

(ii)	the composition of the Audit Committee;

(iii)	the relevant education and experience of each member of the Audit Committee;

(iv)	the external auditor services and fees; and

(v)	such other matters as the Corporation is required to disclose concerning the Audit Committee;

(37)	Review in advance, and approve, the hiring and appointment of the Corporation’s senior financial executives by the Corporation, if any; and

(38)	Perform any other activities as the Audit Committee deems necessary or appropriate including ensuring all regulatory documents are compiled to meet Committee reporting obligations under 52-110.

Section 5	AUDIT COMMITTEE COMPLAINT PROCEDURES

Submitting a Complaint

(39)	Anyone may submit a complaint regarding conduct by the Corporation or its employees or agents (including its independent auditors) reasonably believed to involve questionable accounting, internal accounting controls or auditing matters. The Chair should oversee treatment of such complaints.

Procedures

(40)	The Chair will be responsible for the receipt and administration of employee complaints.

(41)	In order to preserve anonymity when submitting a complaint regarding questionable accounting or auditing matters, the employee may submit a complaint confidentially.

Investigation

(42)	The Chair should review and investigate the complaint. Corrective action will be taken when and as warranted in the Chair’s discretion.

Confidentiality

(43)	The identity of the complainant and the details of the investigation should be kept confidential throughout the investigatory process.

Records and Report

(44)	The Chair should maintain a log of complaints, tracking their receipt, investigation, findings and resolution, and should prepare a summary report for the Audit Committee.

The Audit Committee is a committee of the Board and is not and shall not be deemed to be an agent of the Corporation’s securityholders for any purpose whatsoever. The Board may, from time to time, permit departures from the terms hereof, either prospectively or retrospectively, and no provision contained herein is intended to give rise to civil liability to securityholders of the Corporation or other liability whatsoever.